UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. 1)
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Biogen Idec Inc.

(Name of Registrant as Specified In Its Charter)

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Preliminary Proxy Statement Subject to Completion

Biogen Idec Inc.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON [          ], 2008

TO OUR STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Biogen Idec Inc., a Delaware corporation, will be held at [          ] on [          ], [          ], 2008 at [          ] for the following purposes:

1. To elect four of the nominees identified in this Proxy Statement to our Board of Directors to serve for a three-year term ending at the Annual Meeting of Stockholders in 2011. Our Board of Directors’ nominees are Stelios Papadopoulos, Cecil B. Pickett, Lynn Schenk and Phillip A. Sharp.

2. To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008.

3. To approve our 2008 Omnibus Equity Plan.

4. To approve our 2008 Performance-Based Management Incentive Plan.

5. To vote on a proposal from certain entities affiliated with Carl C. Icahn (the “Icahn Entities”) to amend the Amended and Restated Bylaws of Biogen Idec Inc. to fix the size of the Board of Directors at 12 members and remove the Board’s ability to change the size of the Board (the “Icahn Bylaw Proposal”).

6. To transact such other business as may be properly brought before the meeting and any adjournments.

Only Biogen Idec stockholders of record at the close of business on [          ], 2008 will be entitled to vote at the meeting.

Whether or not you expect to attend the meeting in person, we urge you to vote by telephone or by Internet using the instructions on your WHITE proxy card, or complete, sign, date and return the enclosed WHITE proxy card as promptly as possible in the postage-paid envelope provided. If you are a beneficial owner or you hold your shares in “street name,” please follow the voting instructions provided by your bank, broker or other nominee.

Please note that the Icahn Entities have provided notice that they intend to nominate their own slate of three nominees for election as directors at the annual meeting, submit the Icahn Bylaw Proposal and solicit proxies for use at the annual meeting to vote in favor of their own slate in opposition to Item 1 above and in favor of the Icahn Bylaw Proposal. We do not believe this is in your best interest. You may receive proxy solicitation materials from the Icahn Entities, including an opposition proxy statement and proxy card. OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE BOARD’S NOMINEES ON THE ENCLOSED WHITE PROXY CARD AND URGES YOU NOT TO SIGN OR RETURN ANY PROXY CARD SENT TO YOU BY THE ICAHN ENTITIES. Even if you have previously signed a proxy card sent by the Icahn Entities, you have the right to change your vote by using the enclosed WHITE proxy card to vote by telephone, by Internet or by signing, dating and returning the enclosed WHITE proxy card in the postage-paid envelope provided. Only the latest dated proxy card you vote will be counted. We urge you to disregard any proxy card sent to you by the Icahn Entities.

If you have any questions or require any assistance with voting your shares, please contact:

INNISFREE M&A INCORPORATED
STOCKHOLDERS CALL TOLL FREE: 877-750-5836
BANKS AND BROKERS CALL COLLECT: 212-750-5833

Your vote is extremely important regardless of the number of shares you own. Please promptly use the enclosed WHITE proxy card to vote by telephone, by Internet, or by signing, dating and returning the WHITE proxy card in the postage-paid envelope provided.

BY ORDER OF OUR BOARD OF DIRECTORS

Susan H. Alexander
Secretary

Cambridge, Massachusetts
[          ], 2008

Biogen Idec Inc.
14 Cambridge Center
Cambridge, Massachusetts 02142

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON [          ], 2008
AT [          ]

GENERAL INFORMATION ABOUT THE MEETING AND VOTING

We are sending you this Proxy Statement and the accompanying proxy card because the Board of Directors of Biogen Idec Inc. (“Biogen Idec” or the “Company”) is soliciting your proxy to vote at our annual meeting of stockholders (the “Annual Meeting”) to be held at [          ] on [          ], 2008 at [          ]. This Proxy Statement, along with the accompanying Notice of Annual Meeting of Stockholders, summarizes the purposes of the Annual Meeting and the information that you need to know to vote at the Annual Meeting.

Our 2007 Annual Report is being mailed with this Proxy Statement. The Notice of Annual Meeting, this Proxy Statement and our 2007 Annual Report are available online at http://investor.biogenidec.com.

The Company has received notice from certain entities affiliated with Carl C. Icahn, namely, Icahn Partners LP, Icahn Partners Master Fund LP, Icahn Partners Master Fund II LP, Icahn Partners Master Fund III LP and High River Limited Partnership (collectively, the “Icahn Entities”) of their intention to nominate Alexander J. Denner, Richard C. Mulligan and Anne B. Young (collectively, the “Icahn Nominees”) for election to the Company’s Board of Directors at the Annual Meeting. The Icahn Entities have also indicated their intention to submit a proposal (the “Icahn Bylaw Proposal”) to amend the Amended and Restated Bylaws of Biogen Idec (the “Bylaws”). The Icahn Bylaw Proposal consists of a series of amendments to the Company’s Bylaws which would eliminate the power of the Board of Directors to fix the number of directors and would fix the number of directors at 12 as more fully described below at page 23.

The Icahn Nominees have NOT been endorsed by our Board of Directors. We urge stockholders NOT to vote any proxy card that you may receive from the Icahn Entities. Our Board of Directors urges you to vote for “FOR” our nominees for director, Stelios Papadopoulos, Cecil B. Pickett, Lynn Schenk and Phillip A. Sharp.

We are not responsible for the accuracy of any information provided by or relating to the Icahn Entities contained in any proxy solicitation materials filed or disseminated by, or on behalf of, the Icahn Entities or any other statements that they may otherwise make. The Icahn Entities choose which stockholders receive their proxy solicitation materials.

Who can vote?

Each share of our common stock that you own as of the close of business on the record date of [          ], 2008 (the “Record Date”) entitles you to one vote on each matter to be voted upon at the Annual Meeting. As of the Record Date, [          ] shares of common stock were outstanding and entitled to vote. We are mailing this Proxy Statement and the accompanying WHITE proxy card on or about [          ], 2008 to all stockholders of record as of the Record Date, entitled to notice of and to vote at the Annual Meeting. For 10 days prior to the Annual Meeting, a list of stockholders entitled to vote will be available for inspection at our executive offices located at 10 Cambridge Center, Cambridge, Massachusetts 02142. If you would like to review the list, please call our Investor Relations Department at (617) 679-2812.

Please note that attendance at the meeting will be limited to stockholders of Biogen Idec as of the Record Date (or their authorized representatives). If your shares are held by a bank, broker or other nominee, please bring to the meeting your bank or broker statement evidencing your beneficial ownership of Biogen Idec stock to gain admission to the meeting. Stockholders who plan to attend the meeting must present valid photo identification. Stockholders of record will be verified against an official list available at the registration area. The Company reserves the right to deny admittance to anyone who cannot adequately show proof of share ownership as of the Record Date.

Shares represented by valid proxies, received in time for the Annual Meeting and not revoked prior to the Annual Meeting, will be voted at the Annual Meeting. You can revoke your proxy and change your vote in the manner described in “How can I change my vote?”

How do proxies work?

Our Board of Directors is asking for your proxy. Giving us your proxy means that you authorize us to vote your shares at the Annual Meeting in the manner you direct on the WHITE proxy card. You may vote for all, some, or none of our director nominees. You may also vote for or against the other item(s) or abstain from voting. If you sign and return the enclosed WHITE proxy card but do not specify how to vote, we will vote your shares in favor of our director nominees, for the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm, for our 2008 Omnibus Equity Plan, for our 2008 Performance-Based Management Incentive Plan and against the Icahn Bylaw Proposal.

If your shares are held through a bank, broker or other nominee, please follow the instructions provided by your bank, broker or other nominee.

How do I vote?

It is important that your shares are represented at the Annual Meeting, whether or not you attend the Annual Meeting in person.

To make sure that your shares are represented, we urge you to vote as soon as possible by telephone or by Internet by following the instructions on the WHITE proxy card or by signing, dating and returning the WHITE proxy card in the postage-paid envelope provided.

If you are a registered stockholder (also called a “record holder”), there are four ways to vote:

•	By calling the toll-free telephone number indicated on your WHITE proxy card. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded;

•	By going to the Internet website indicated on your WHITE proxy card. As with telephone voting, you can confirm that your instructions have been properly recorded;

•	By marking, signing, dating and returning the accompanying WHITE proxy card in the postage-paid envelope provided; or

•	By written ballot at the Annual Meeting. To obtain directions to attend the Annual Meeting, please contact our Investor Relations Department at (617) 679-2812.

If your shares are held in a brokerage account in your broker’s name (this is called “street name”), please follow the voting instructions provided by your bank, broker or other nominee. In most cases, you may submit voting instructions by telephone or by Internet to your bank, broker or other nominee, or you can sign, date and return a WHITE voting instruction form to your bank, broker or other nominee. If you provide specific voting instructions by telephone, by Internet, or by mail, your bank, broker or other nominee must vote your shares as you have directed.

At the Annual Meeting, we will pass out ballots to anyone who wishes to vote in person. If you hold your shares in “street name,” you must request a legal proxy from your bank, broker or other nominee to vote by ballot at the Annual Meeting.

What should I do if I receive a proxy card from the Icahn Entities?

The Icahn Entities have provided notice that they intend to nominate their own slate of three nominees for election as directors at the Annual Meeting, submit the Icahn Bylaw Proposal and solicit proxies for use at the Annual Meeting to vote in favor of their own slate in opposition to Item 1 above and in favor of the Icahn Bylaw Proposal. You may receive proxy solicitation materials from the Icahn Entities, including an opposition proxy statement and proxy card. OUR BOARD OF DIRECTORS URGES YOU NOT TO SIGN OR RETURN ANY PROXY CARD SENT TO YOU BY THE ICAHN ENTITIES. Even if you have previously signed a proxy card sent by the Icahn Entities, you have the right to change your vote by following the instructions on the WHITE proxy card to vote by telephone or by Internet or by signing, dating and mailing the enclosed WHITE proxy card in the postage-paid envelope provided. Only the latest dated proxy card you vote will be counted. We urge you to disregard any proxy card sent to you by the Icahn Entities.

What does it mean if I receive more than one proxy card?

If you hold your shares in more than one account, you will receive a WHITE proxy card for each account. To ensure that all of your shares are voted, please use the WHITE proxy card to vote by telephone or by Internet or complete, sign, date and return a WHITE proxy card for each account.

As previously noted, the Icahn Entities have provided notice that they intend to nominate their own slate of three nominees for election as directors at the Annual Meeting, submit the Icahn Bylaw Proposal and solicit proxies for use at the Annual Meeting to vote in favor of their own slate in opposition to Item 1 above and in favor of the Icahn Bylaw Proposal. As a result, you may receive proxy cards from both the Icahn Entities and the Company. To ensure stockholders have the Company’s latest proxy information and materials to vote, the Board of Directors expects to conduct multiple mailings prior to the date of the Annual Meeting, each of which will include a WHITE proxy card regardless of whether or not you have previously voted. Only the latest dated proxy card you vote will be counted.

OUR BOARD OF DIRECTORS URGES YOU NOT TO SIGN OR RETURN ANY PROXY CARD SENT TO YOU BY THE ICAHN ENTITIES. Even if you have previously signed a proxy card sent by the Icahn Entities, you have the right to change your vote by re-voting by telephone or by Internet or by signing, dating and returning the enclosed WHITE proxy card in the postage-paid envelope provided. Only the latest dated proxy card you vote will be counted. We urge you to disregard any proxy card sent to you by the Icahn Entities.

Who should I call if I have any questions?

If you have any questions, or need assistance voting, please contact our proxy solicitor:

Innisfree M&A Incorporated
Stockholders Call Toll Free: 877-750-5836
Banks and Brokers Call Collect: 212-750-5833

How can I change my vote?

You may revoke your proxy and change your vote at any time before the Annual Meeting. You may do this by:

•	Re-voting by telephone or by Internet as instructed above. Only your latest telephone or Internet vote will be counted.

•	Signing a new proxy card or voting instruction form and submitting it as instructed above. Only your latest proxy card or voting instruction form will be counted.

•	If your shares are registered in your name, delivering timely written notice of revocation to the Secretary, Biogen Idec, 14 Cambridge Center, Cambridge MA 02142.

•	Attending the Annual Meeting in person and voting in person. Attending the Annual Meeting in person will not in and of itself revoke a previously submitted proxy unless you specifically request it.

Only your latest vote, in whatever form, will be counted.

What is a broker non-vote?

Under the rules that govern brokers who have record ownership of shares that they hold in “street name” for their clients who are the beneficial owners of the shares, brokers have the discretion to vote such shares on discretionary, or routine, matters but not on non-discretionary, or non-routine, matters. Broker non-votes generally occur when shares held by a broker nominee for a beneficial owner are not voted with respect to a proposal because the broker nominee has not received voting instructions from the beneficial owner and lacks discretionary authority to vote the shares. Brokers normally have discretion to vote on routine matters, such as uncontested director elections and ratification of independent registered public accounting firms, but not on non-routine matters, such as contested director elections or stockholder proposals (i.e. the Icahn Bylaw Proposal). For brokerage accounts that are sent proxy materials by the Icahn Entities, all items on the proxy card will be considered non-routine matters. Thus, if your shares are held in “street name” and you do not provide instructions as to how your shares are to be voted, your broker will not be able to vote your shares on these important matters. We urge you to provide instructions to your broker so that your votes may be counted on these important matters. You should vote your shares by following the instructions provided on the WHITE voting instruction form and returning your WHITE voting instruction form to your broker to ensure that your shares are voted on your behalf.

Will my shares be counted if I do not vote?

If you are a record holder and do not vote by telephone or by Internet or by signing and returning a proxy card, your shares will not be voted.

If you are the beneficial owner of shares held in “street name” by a bank, broker or other nominee, as the record holder of the shares, your bank, broker or other nominee is required to vote those shares in accordance with your instructions. We urge you to provide instructions to your bank, broker or other nominee so that your votes may be counted on these important matters. You should vote your shares by following the instructions provided on the WHITE voting instruction form and returning your WHITE voting instruction form to your bank, broker or other nominee to ensure that your shares are voted on your behalf.

If you do not give instructions to your broker, your broker will be entitled to vote your shares with respect to “discretionary” items but will not be permitted to vote your shares with respect to “non-discretionary” items (those shares are treated as “broker non-votes”). Proposals 3, 4 and 5 are “non-discretionary” items. If the Icahn Entities solicit proxies, then all items on the agenda will be “non-discretionary” items for those brokerage accounts solicited by the Icahn Entities. If your shares are held in “street name” and the Icahn Entities provide you with proxy solicitation materials through your broker, but you do not provide instructions as to how your shares are to be voted in the election of directors, your broker will not be able to vote your shares. We urge you to provide instructions to your broker so that your votes may be counted on these important matters. You should vote your shares by following the instructions provided on the WHITE voting instruction form and returning your WHITE voting instruction form to your bank, broker or other nominee to ensure that your shares are voted on your behalf.

How many shares must be present to hold the Annual Meeting?

A majority of our outstanding shares of common stock as of the Record Date must be present at the Annual Meeting to hold the Annual Meeting and conduct business. This is called a quorum. Shares voted in the manner described under “How do I vote?” will be counted as present at the Annual Meeting. Shares that are present and entitled to vote on one or more of the matters to be voted upon are counted as present for establishing a quorum.

If a quorum is not present, we expect that the Annual Meeting will be adjourned until we obtain a quorum.

What vote is required to approve each matter and how are votes counted?

•	Election of Directors. The four nominees for director receiving the highest number of votes FOR election will be elected as directors. This is called a plurality. Abstentions and broker non-votes, if any, are not counted for purposes of electing directors and will have no effect on the results of this vote. You may vote either FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one or more of the nominees. Votes that are withheld will not be included in the vote tally for the election of directors.

•	Ratification of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm. The affirmative vote of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal is required to ratify PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2008. Abstentions will have the effect of votes against this proposal. Broker non-votes, if any, will have no effect on the results of this vote. We are not required to obtain the approval of our stockholders to select our independent registered public accounting firm. However, if our stockholders do not ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2008, the Finance and Audit Committee of our Board of Directors will reconsider its selection.

•	Approval of our 2008 Omnibus Equity Plan. The affirmative vote of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal is required to approve our 2008 Omnibus Equity Plan. Abstentions will have the effect of votes against this proposal. Broker non-votes, if any, will have no effect on the results of this vote.

•	Approval of our 2008 Performance-Based Management Incentive Plan. The affirmative vote of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal is required to approve our 2008 Performance-Based Management Incentive Plan. Abstentions will have the effect of votes against this proposal. Broker non-votes, if any, will have no effect on the results of this vote.

•	Icahn Bylaw Proposal. The affirmative vote of the holders of a majority of the stock issued and outstanding and entitled to vote at the Annual Meeting is required to approve the Icahn Bylaw Proposal. Abstentions and broker non-votes, if any, will have the effect of votes against this proposal.

Are there other matters to be voted on at the Annual Meeting?

We do not know of any other matters that may come before the Annual Meeting. If any other matters are properly presented to the Annual Meeting, the persons named in the accompanying proxy intend to vote, or otherwise act, in accordance with their judgment.

Where do I find the voting results of the Annual Meeting?

We will publish final voting results in our Quarterly Report on Form 10-Q for the second quarter of 2008, which we plan to file with the Securities and Exchange Commission (“the SEC”), by August 9, 2008. You may request a copy of the Form 10-Q by writing to Investor Relations, Biogen Idec Inc., 14 Cambridge Center, Cambridge, Massachusetts 02142. You will also be able to find a copy on the Internet through the SEC’s electronic data system called EDGAR at www.sec.gov or through the Investor Relations section of our website at www.biogenidec.com.

Important Notice Regarding the Availability of Proxy Materials for Annual Meeting of Stockholders To Be Held at [          ] on [          ], 2008: The Notice of Annual Meeting, this Proxy Statement and our 2007 Annual Report are available online at http://investor.biogenidec.com.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors currently consists of 12 members, divided into three classes of four, each serving staggered three-year terms, as follows:

•	Class 1 directors (terms expire in 2010) — Marijn E. Dekkers, Nancy L. Leaming, James C. Mullen and Bruce R. Ross (Chairman).

•	Class 2 directors (terms expire at this meeting) — Thomas F. Keller, Cecil B. Pickett, Lynn Schenk and Phillip A. Sharp.

•	Class 3 directors (terms expire in 2009) — Lawrence C. Best, Alan B. Glassberg, Robert W. Pangia and William D. Young.

The terms of our Class 2 directors expire at this meeting. Thomas F. Keller will not stand for re-election in accordance with our Corporate Governance Principles policy on retirement of directors. If re-elected, Messrs. Pickett and Sharp and Ms. Schenk, together with Stelios Papadopoulos, Ph.D., our new nominee for Class 2 director, if elected, will hold office until the Annual Meeting of Stockholders in 2011 and until their successors are duly elected and qualified unless they resign or are removed. Dr. Papadopoulos was recommended to the Corporate Governance Committee by one of our current independent directors and the nomination of Dr. Papadopoulos was unanimously approved by our Board of Directors.

If any of our nominees is unable or unwilling to accept nomination or election, the shares represented by the enclosed WHITE proxy will be voted for the election of such other person as our Board of Directors may recommend. We know of no reason why any nominee would be unable or unwilling to accept nomination or election. All nominees have consented to be named in this Proxy Statement and to serve if elected. OUR BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF STELIOS PAPADOPOULOS, CECIL B. PICKETT, LYNN SCHENK AND PHILLIP A. SHARP.

Information about our Directors

Prior to the merger with Biogen, Inc. in November 2003, we were known as IDEC Pharmaceuticals Corporation. References to “our” or “us” in the following biographical descriptions include Biogen Idec and the former IDEC Pharmaceuticals Corporation.

Information about our Nominees for Election as Class 2 Directors — Terms Expire in 2008

Stelios Papadopoulos, Ph.D (age 59)	Dr. Papadopoulos retired as Vice Chairman of Cowen & Co., LLC in August 2006 after six years as an investment banker with the firm, where he focused on the biotechnology and pharmaceutical sectors. Prior to joining Cowen & Co., he spent 13 years as an investment banker at PaineWebber, Incorporated, where he was most recently Chairman of PaineWebber Development Corp., a PaineWebber subsidiary focusing on biotechnology. Dr. Papadopoulos is affiliated with New York University Medical Center as an Adjunct Associate Professor of Cell Biology. Dr. Papadopoulos is a co-founder and Chairman of the Board of Exelixis, Inc., a drug discovery and development company, co-founder and member of the board of directors of both Anadys Pharmaceuticals, Inc., a drug discovery and development company, and Cellzome, Inc., a privately held drug discovery company. He is also a member of the board of directors of Neuronyx, Inc. and vice-chairman of the board of directors of BG Medicine, Inc., both privately-held life sciences companies. In the not-for-profit sector, Dr. Papadopoulos is a co-founder and Chairman of Fondation Santé, a member of the board of visitors of Duke University Medical Center and a member of the board of directors of the National Marrow Donor Program.

Cecil B. Pickett, Ph.D. (age 62)	Dr. Pickett has served as our President, Research and Development and as one of our directors since September 2006. Prior to joining Biogen Idec, Dr. Pickett was President, Schering-Plough Research Institute from March 2002 to September 2006, and prior to that he was Executive VP of Discovery Research at Schering-Plough Corporation from 1993 to March 2002. Dr. Pickett is a member of the Institute of Medicine of the National Academy of Sciences and was recently appointed as a director of Zimmer Holdings, Inc., an orthopedic device company.

Lynn Schenk (age 63)	Ms. Schenk, an attorney and consultant in with extensive public policy and business experience, has been in private practice since November 2003. She served as Chief of Staff to the Governor of California from January 1999 to November 2003. She also served as a member of the United States House of Representatives from 1993 to 1995, representing California’s 49th District, and served as the California Secretary of Business, Transportation and Housing from 1980 to 1983.
Ms. Schenk has served as one of our directors since 1995. She is also a member of the Board of Trustees of The Scripps Research Institute and a board member of the San Diego Consortium for Regenerative Medicine. She was recently appointed a director of Sempra Energy, a Fortune 500 energy services and development company.

Phillip A. Sharp, Ph.D. (age 63)	Dr. Sharp is Institute Professor, the highest academic rank, at the Massachusetts Institute of Technology, a position he has held since 1999. He is also a faculty member in the Department of Biology and The Koch Institute for Integrative Cancer Research (formerly the Center for Cancer Research). Dr. Sharp was the founding Director of the McGovern Institute for Brain Research at the Massachusetts Institute of Technology and served in that position from 2000 to 2004. From 1991 to 1999, Dr. Sharp was Head of the Department of Biology and from 1985 to 1991, he served as Director of the Center for Cancer Research (now The Koch Institute) at the Massachusetts Institute of Technology.
Dr. Sharp has served as one of our directors since the merger in November 2003, co-founded Biogen in 1978, and served as a director of Biogen, Inc. from 1982 until the merger. Dr. Sharp is also a director of Magen BioSciences, Inc. and co-founder, director and Chairman of the Scientific Advisory Board of Alnylam Pharmaceuticals, Inc.
Dr. Sharp is a Nobel Laureate and a recipient of the National Medal of Science.

Class 1 Directors — Terms expire in 2010

Marijn E. Dekkers, Ph.D. (age 50)	Dr. Dekkers is President and Chief Executive Officer of Thermo Fisher Scientific Inc., a provider of scientific equipment and services, and has served in that position since the merger of Thermo Electron Corporation and Fisher Scientific International in November 2006. Prior to that merger, Dr. Dekkers was President and Chief Executive Officer of Thermo Electron Corporation, a position he held since November 2002. He served as Thermo’s President and Chief Operating Officer from July 2000 to November 2002. Prior to joining Thermo Electron Corporation, Dr. Dekkers held various positions of increasing responsibility at Honeywell International Inc. (formerly AlliedSignal Inc.) and General Electric Company. Dr. Dekkers has served as one of our directors since 2007. Dr. Dekkers is also a director of Thermo Fisher Scientific Inc.

Nancy L. Leaming (age 60)	Ms. Leaming has been an independent consultant since 2005. From 2003 to 2005, she was the Chief Executive Officer and President of the Tufts Health Plan, a provider of healthcare insurance. Prior to that, Ms. Leaming served as Tufts Health Plan’s President and Chief Operating Officer from 1997 to 2003, the Chief Operating Officer from 1995 to 1997 and the Chief Operating Officer/Chief Financial Officer from 1986 to 1995. Ms. Leaming has served as one of our directors since January 2008. Ms. Leaming currently serves as Chair of the Board of the American Red Cross of Massachusetts Bay and as director of Hologic, Inc., Edgewater Technology, Inc., the Massachusetts Taxpayer Foundation and the Boston Chamber of Commerce.

James C. Mullen (age 49)	Mr. Mullen is our Chief Executive Officer and President and has served in these positions since the merger in November 2003. He was Chairman of the Board and Chief Executive Officer of Biogen, Inc. until the merger. He was named Chairman of the Board of Biogen, Inc. in July 2002, after being named Chief Executive Officer and President of Biogen, Inc. in June 2000. Mr. Mullen joined Biogen, Inc. in 1989 as Director, Facilities and Engineering. He was named Biogen, Inc.’s Vice President, Operations in 1992. From 1996 to 1999, Mr. Mullen served as Vice President, International, of Biogen, Inc., with responsibility for building all Biogen, Inc. operations outside North America. From 1984 to 1988, Mr. Mullen held various positions at SmithKline Beckman Corporation (now GlaxoSmithKline plc).
Mr. Mullen has served as one of our directors since the merger in November 2003 and served as a Director of Biogen, Inc. from 1999 until the merger. Mr. Mullen is a member of the board of directors and executive committee of the Biotechnology Industry Organization (BIO), and is former chairman of BIO. He is also a director of PerkinElmer, Inc.

Bruce R. Ross (Chairman) (age 67)	Mr. Ross is President of Cancer Rx, a health care consulting firm he founded in 1994. From 1994 to 1997, Mr. Ross was Chief Executive Officer of the National Comprehensive Cancer Network, an association of twenty of the largest cancer centers in the United States. He previously held senior management positions during a 27-year career at Bristol-Myers Squibb, including Senior Vice President, Policy, Planning and Development, Bristol-Myers Squibb Pharmaceutical Group and President, Bristol-Myers Squibb U.S. Pharmaceutical Group.
Mr. Ross has served as Chairman of the Board of Directors since December 2005 and has served as one of our directors since 1997.

Class 3 Directors — Terms Expire in 2009

Lawrence C. Best (age 58)	Mr. Best retired in July 2007 as Executive Vice President of Boston Scientific, a medical device company. He was Executive Vice President — Finance & Administration and Chief Financial Officer of Boston Scientific Corporation from August 1992 until June 2007. From 1981 to 1992, Mr. Best served as Senior Partner with Ernst & Young. From 1979 to 1981, Mr. Best served as a Professional Accounting Fellow in the Office of the Chief Accountant at the Securities and Exchange Commission.
Mr. Best has served as one of our directors since the merger in November 2003 and served as a director of Biogen, Inc. from February 2003 until the merger. He is also a director of Haemonetics Corporation.

Alan B. Glassberg, M.D. (age 71)	Dr. Glassberg is a venture partner and member of the Scientific Advisory Board of Bay City Capital, a life sciences venture capital firm. Dr. Glassberg has been associated with Bay City Capital since August 2006. Dr. Glassberg served as Chief Medical Officer of Poniard Pharmaceuticals, Inc. from August 2006 to March 2007, and currently serves as a consultant to Poniard and as a member of its Clinical Advisory Board. Dr. Glassberg retired from the University of California San Francisco in June, 2006, where he served as Associate Director of Clinical Care and Director of General Oncology at the University of California San Francisco Comprehensive Cancer Center.
Dr. Glassberg has served as one of our directors since 1997.

Robert W. Pangia (age 56)	Mr. Pangia is a partner in Ivy Capital Partners, LLC, the general partner of Ivy Healthcare Capital, L.P., a private equity fund specializing in healthcare investments, a position he has held since February 2003. In October 2007 he became CEO of Highlands Acquisition Corp., an AMEX-traded special purpose acquisition company. From 1996 to February 2003, he was self-employed as an investment banker. From 1987 to 1996, Mr. Pangia held various senior management positions at PaineWebber, including; Executive Vice President and Director of Investment Banking for PaineWebber Incorporated of New York, member of the board of directors of PaineWebber, Inc., Chairman of the board of directors of PaineWebber Properties, Inc., and member of PaineWebber’s executive and operating committees, chair of its equity commitment committee and member of its debt commitment committee.
Mr. Pangia has served as one of our directors since September 1997. He is also a director of McAfee, Inc.

William D. Young (age 63)	Mr. Young is Chairman and Chief Executive Officer of Monogram Biosciences, Inc., a provider of molecular diagnostic products Mr. Young has served as Chief Executive Officer of Monogram Biosciences, Inc. since November 1999 and Chairman of the Board since May 1998. From 1997 to October 1999, he served as Chief Operating Officer of Genentech, Inc. Mr. Young joined Genentech in 1980 as Director of Manufacturing and Process Sciences and became Vice President in 1983. He was promoted to various positions and in 1997 became Chief Operating Officer taking on the responsibilities for all development, operations, and sales and marketing activities. Prior to joining Genentech, Mr. Young was with Eli Lilly & Co. for 14 years.
Mr. Young has served as one of our directors since 1997. He is also a director of Monogram Biosciences, Inc. and Theravance, Inc.
Mr. Young was elected to the National Academy of Engineering in 1993 for his contributions to biotechnology and received an Honorary Doctorate in Engineering from Purdue University in 2000.

Corporate Governance

Corporate Governance Principles and Related Documents.  Our Corporate Governance Principles are posted on www.biogenidec.com in the “Company” section under “Corporate Governance.” Also posted on www.biogenidec.com under “Corporate Governance” are the charters of the Compensation and Management Development, Corporate Governance, Transaction and Finance and Audit Committees of our Board of Directors and our Finance and Audit Committee Practices which describe the key practices utilized by the Finance and Audit Committee in undertaking its functions and responsibilities.

Director Independence.

•	Board of Directors. The Board of Directors has determined that all of our directors and nominees for director, other than James C. Mullen, our Chief Executive Officer and President, and Cecil B. Pickett, our President of Research and Development, satisfy the independence requirements of The NASDAQ Stock Market, Inc., or NASDAQ. In determining that Dr. Sharp is independent, the Board of Directors evaluated a September 2006 transaction involving a collaboration agreement with Alnylam Pharmaceuticals, Inc.

related to the discovery and development of RNAi therapeutics for the potential treatment of progressive multifocal leukoencephalopathy. Dr. Sharp was a founder of Alnylam and remains a director, but he is not an executive officer or significant stockholder. Dr. Sharp did not participate in our Board’s discussion and vote on the Alnylam agreement, nor was he involved in the transaction on Alnylam’s behalf. In determining that Dr. Glassberg is independent, the Board of Directors considered the fact that during 2006 Dr. Glassberg accepted a position as medical director at a company that is a potential competitor of the Company, but with which the Company has no transactions or arrangements. In determining that Dr. Dekkers is independent, the Board of Directors considered that while Thermo Fisher Scientific is a supplier to Biogen Idec, the volume of business between the two companies amounts to less than 1% of the revenues of each company, and Dr. Dekkers owns less than 1% of the stock of Thermo Fisher Scientific.

•	Committees. The committees of our Board of Directors consist solely of independent directors, as defined by NASDAQ. The members of our Finance and Audit Committee and Dr. Papadopoulos also meet the additional SEC and NASDAQ independence and experience requirements applicable specifically to members of the Finance and Audit Committee. In addition, all of the members of our Compensation and Management Development Committee are “non-employee directors” within the meaning of the rules of Section 16 of the Securities Exchange Act of 1934, as amended, or the Securities Exchange Act, and “outside directors” for purposes of Section 162(m) of the Internal Revenue Code. The composition of the committees is set forth below under “Information about our Board of Directors and its Committees — Composition of Committees and Information about Meetings.”

Meetings of Independent Directors; Lead Director.  Independent directors are required to meet without management present twice each year. Independent directors may also meet without management present at such other times as determined by our Chairman of the Board (if a non-employee director), the lead director (in the absence of a non-employee Chairman of the Board) or if requested by at least two other directors. Mr. Ross, who is not an employee, has served as our Chairman of the Board since December 2005. In 2007, our independent directors met without management present nine times. Our Chairman of the Board (if a non-employee director) presides at such meetings and performs such other functions as the Board of Directors may direct, including advising on the selection of committee chairs and advising management on the agenda of meetings of the Board of Directors. In the absence of a non-employee Chairman of the Board, the chair of our Corporate Governance Committee serves as the lead director and, with respect to meetings of our independent directors, performs the functions otherwise assigned to the Chairman of the Board.

Information about our Board of Directors and its Committees

  Committees

Our Board of Directors has four standing committees: a Compensation and Management Development Committee, a Corporate Governance Committee (includes nominating functions), a Finance and Audit Committee, and a Transaction Committee.

•	Our Compensation and Management Development Committee assists the Board of Directors with its overall responsibility relating to compensation and management development, including recommending to the Board of Directors for approval of the compensation of our Chief Executive Officer, approval of compensation for our other executive officers, administration of our equity-based compensation plans and oversight of our talent management strategy and executive development programs (including senior level succession plans). The report of the Compensation and Management Development Committee appears on page 36 of this proxy statement.

•	Our Corporate Governance Committee assists the Board of Directors in assuring sound corporate governance practices, identifying qualified individuals to become members of the Board of Directors and recommending particular nominees to the Board of Directors and its committees.

•	Our Finance and Audit Committee assists the Board of Directors in its oversight of the integrity of our financial statements, compliance with legal and regulatory requirements, the performance of our internal audit function and our accounting and financial reporting processes. Our Finance and Audit Committee has the sole authority and responsibility to select, evaluate, compensate and replace our independent registered public accounting firm. The report of the Finance and Audit Committee appears on page 13 of this proxy statement.

•	Our Transaction Committee assists the Board of Directors by (i) providing the Board of Directors oversight of the Company’s corporate development, business development and new ventures transaction planning and activities and (ii) making recommendations to the Board of Directors regarding transactions requiring action by the Board of Directors.

Composition of Committees and Information about Meetings

The composition of the standing committees of our Board of Directors as of April 17, 2008 and the number of times that each committee met in 2007 are set forth in the following table:

Committee	Members	Number of Meetings

Compensation and Management Development Committee	William D. Young (Chair) Marijn Dekkers Alan B. Glassberg Lynn Schenk	10
Corporate Governance Committee	Bruce R. Ross (Chair) Alan B. Glassberg Lynn Schenk Phillip A. Sharp	7
Finance and Audit Committee	Thomas F. Keller (Chair) Lawrence C. Best Nancy L. Leaming Robert W. Pangia	9
Transaction Committee	Robert W. Pangia (Chair) Lawrence C. Best Phillip A. Sharp William D. Young	10

Our Board of Directors met 16 times in 2007. No director attended fewer than 75% of the total number of meetings of our Board of Directors and the committees on which he or she served during 2007. If Dr. Papadopoulos is elected to the Board of Directors, he is expected to join the Finance and Audit Committee in place of Dr. Keller, who is retiring after the Annual Meeting. Upon Ms. Leaming’s appointment to the Board in January 2008, she joined the Finance and Audit Committee in place of Mr. Young, who joined the Transaction Committee. We expect that Ms. Leaming will become chair of the Finance and Audit Committee upon Dr. Keller’s retirement.

Information About our Nominating Processes

Our Corporate Governance Committee is responsible for leading the search for individuals qualified to become members of the Board of Directors, including review of candidates recommended by stockholders. Our Corporate Governance Committee has the authority to retain a search firm to assist in performing this role and has currently retained Heidrick & Struggles to identify potential candidates that possess the desirable attributes and competencies for service on our Board of Directors and to facilitate the recruitment and nomination of candidates favored by the Committee. Stockholders may recommend nominees for consideration by our Corporate Governance Committee by submitting the names and supporting information to: Corporate Secretary, Biogen Idec Inc., 14 Cambridge Center, Cambridge, Massachusetts, 02142. Any such recommendation should include at a minimum the name(s) and address(es) of the stockholder(s) making the recommendation and appropriate biographical information for the proposed nominee(s). Candidates who are recommended by stockholders will be considered on the same basis as candidates from other sources. For all potential candidates, our Corporate Governance Committee will consider all factors it deems relevant, including at a minimum those listed under “Director Qualification Standards” below. Director nominations are recommended by our Corporate Governance Committee to our Board of Directors and must be approved by a majority of independent directors.

In addition, our Bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to our Board of Directors at an annual meeting of stockholders. In order to nominate a director candidate for election at our 2009 Annual Meeting of Stockholders, a stockholder must give timely notice in writing to our Secretary at our principal executive offices and otherwise comply with the provisions of our Bylaws. To be timely, our Bylaws provide that we must have received a stockholder’s notice not less than 90 days and not more than 120 days in advance of the anniversary of the date our proxy statement was released to the stockholders in connection with the previous year’s annual meeting. However, in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, we must receive a stockholder’s notice not later than the close of business on the later of (i) the 90th day prior to such annual meeting and (ii) the 7th day following the day on which public announcement of the date of such meeting is first made. Information required by the Bylaws to be in the notice includes the name, contact information and share ownership information for the candidate and the person making the nomination and other information about the nominee that must be disclosed in proxy solicitations under Section 14 of the Securities Exchange Act and the related rules and regulations under that Section. Our Corporate Governance Committee may also require any proposed nominee to furnish such other information as may be reasonably required to determine the eligibility of such proposed nominee to serve as our director.

Director Qualification Standards

Our directors should possess the highest personal and professional ethics and integrity, understand and be aligned with our core values, and be committed to representing the long-term interests of our stockholders. Our directors must also be inquisitive and objective and have practical wisdom and mature judgment. We endeavor to have a Board of Directors representing diverse experience at strategic and policy-making levels in business, government, education, healthcare, science and technology, and the international arena.

Our directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively, and should be committed to serve on our Board of Directors for an extended period of time.

We ask directors who also serve in full-time positions with a company not to serve on more than two boards of public companies in addition to our Board of Directors (excluding their own company) and other directors not to serve on more than six boards of public companies in addition to ours.

Our Board of Directors does not believe that arbitrary term limits on directors’ service are appropriate, nor does it believe that directors should expect to be re-nominated. Regular evaluations are an important determinant for continued tenure. Our Corporate Governance Principles provide that directors should offer their resignation in the event of any significant change in their personal circumstances, including a change in their principal job responsibilities or any circumstances that may adversely affect their ability to carry out their duties and responsibilities effectively. Our directors are also expected to offer their resignation to the Board of Directors effective at the annual meeting of stockholders in the year of their 75th birthday. In connection with the merger, we made an exception to our retirement policy for Thomas F. Keller that allowed him to serve his entire current term. Accordingly, Dr. Keller will retire at our 2008 Annual Meeting of Stockholders.

Stockholder Communications to the Board

Generally, stockholders who have questions or concerns should contact our Investor Relations Department at (617) 679-2812. However, stockholders who wish to address questions or concerns regarding our business directly with the Board of Directors, or any individual director, should direct questions in writing to Biogen Idec Inc., Attention: General Counsel, 14 Cambridge Center, Cambridge, Massachusetts, 02142 or by e-mail to stockholder.letter@biogenidec.com. Questions and concerns will be forwarded directly to the appropriate director or directors.

Attendance at Annual Meetings

We expect all of our directors and director nominees to attend our annual meetings of stockholders. Three of our directors were unable to attend our 2007 Annual Meeting of Stockholders.

Finance and Audit Committee Report

The Finance and Audit Committee’s role is to act on behalf of the Board of Directors in the oversight of all aspects of Biogen Idec’s financial reporting, internal control and audit functions. The Finance and Audit Committee has the sole authority and responsibility to select, evaluate, compensate and replace our independent registered public accounting firm. The roles and responsibilities of the Finance and Audit Committee are set forth in the written charter adopted by the Board of Directors, which is posted on www.biogenidec.com under “Corporate Governance”. Management has primary responsibility for the financial statements and the reporting process, including the systems of internal controls.

In fulfilling its oversight responsibilities, the Finance and Audit Committee reviewed and discussed with management the audited consolidated financial statements contained in Biogen Idec’s 2007 Annual Report on Form 10-K. The Finance and Audit Committee discussed with PricewaterhouseCoopers LLP, Biogen Idec’s independent registered public accounting firm, the overall scope and plans for its audit. The Finance and Audit Committee met with PricewaterhouseCoopers, with and without management present, to discuss the results of its examination, management’s response to any significant findings, its observations of Biogen Idec’s internal controls, the overall quality of Biogen Idec’s financial reporting, the selection, application and disclosure of critical accounting policies, new accounting developments and accounting-related disclosure, the key accounting judgments and assumptions made in preparing the financial statements and whether the financial statements would have materially changed had different judgments and assumptions been made, and other pertinent items related to Biogen Idec’s accounting, internal controls and financial reporting. The Finance and Audit Committee also discussed with representatives of Biogen Idec’s corporate internal audit staff their purpose and authority and their audit plan.

The Finance and Audit Committee also reviewed and discussed with PricewaterhouseCoopers the matters required to be discussed with the Finance and Audit Committee under generally accepted auditing standards (including Statement on Auditing Standards No. 61). In addition, the Finance and Audit Committee discussed with PricewaterhouseCoopers the independence of PricewaterhouseCoopers from management and Biogen Idec, including the written disclosures in the letter received from PricewaterhouseCoopers required by the Independence Standards Board Standard No. 1. The Finance and Audit Committee has determined that the provision of non-audit services to Biogen Idec by PricewaterhouseCoopers is compatible with its independence.

During 2007, the Finance and Audit Committee provided oversight and advice to management in connection with Biogen Idec’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. In connection with this oversight, the Finance and Audit Committee reviewed a report by management on the effectiveness of Biogen Idec’s internal control over financial reporting. The Finance and Audit Committee also reviewed PricewaterhouseCoopers’ Report of Independent Registered Public Accounting Firm included in Biogen Idec’s 2007 Annual Report on Form 10-K for the fiscal year ended December 31, 2007 related to its audit of the effectiveness of internal control over financial reporting.

In reliance on these reviews and discussions, the Finance and Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Biogen Idec’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 for filing with the SEC.

The Finance and Audit Committee of the Board of Directors

Thomas F. Keller (Chair)
Lawrence C. Best
Nancy L. Leaming
Robert W. Pangia

PROPOSAL 2

RATIFICATION OF THE SELECTION OF OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Finance and Audit Committee has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008. PricewaterhouseCoopers served as our independent registered public accounting firm in connection with the audit for the fiscal year ended December 31, 2007. If our stockholders do not ratify the selection of PricewaterhouseCoopers as our independent registered public accounting firm, our Finance and Audit Committee will reconsider its selection. Representatives of PricewaterhouseCoopers will attend the meeting, have the opportunity to make a statement if they so desire, and be available to respond to appropriate questions.

Audit and Other Fees

The following table shows fees for professional audit services billed to us by PricewaterhouseCoopers for the audit of our annual consolidated financial statements for the years ended December 31, 2007 and December 31, 2006, and fees billed to us by PricewaterhouseCoopers for other services provided during 2007 and 2006:

Fees	2007	2006

Audit fees	$3,790,790	$3,855,400
Audit-related fees	43,400	404,600
Tax fees	1,280,226	918,300
All other fees	68,900	73,350

Total	$5,183,316	$5,251,650

Audit fees are fees for the audit of our 2007 and 2006 consolidated financial statements included in our Annual Reports on Form 10-K, reviews of consolidated financial statements included in our Quarterly Reports on Form 10-Q, review of the consolidated financial statements incorporated by reference into our Registration Statement on Form S-8 which was filed in February 2007, and other statutory audit fees in overseas jurisdictions.

Audit-related fees are fees that principally relate to assurance and related services that are reasonably related to the performance of the audits and reviews of our consolidated financial statements, including employee benefit plans and special procedures required to meet certain regulatory requirements, and assistance with due diligence in connection with potential acquisitions.

Tax fees are fees for tax compliance, expatriate tax services and planning services other than those that relate specifically to the audits and reviews of our consolidated financial statements and internal control over financial reporting.

All other fees are fees that principally relate to audit procedures performed in connection with one of our collaboration agreements, and educational resources.

Our Finance and Audit Committee has considered whether the provision of the non-audit services by PricewaterhouseCoopers described above is compatible with maintaining its independence and has determined that the provision of such services is compatible with maintaining PricewaterhouseCoopers’ independence.

Policy on Pre-Approval of Audit and Non-Audit Services

Our Finance and Audit Committee has the sole authority to approve the scope of the audit and any audit-related services as well as all audit fees and terms. Our Finance and Audit Committee must pre-approve any audit and non-audit services provided by our independent registered public accounting firm. Our Finance and Audit Committee will not approve the engagement of the independent registered public accounting firm to perform any services that the independent registered public accounting firm would be prohibited from providing under applicable securities laws or NASDAQ requirements. In assessing whether to approve the use of our independent registered public accounting firm to provide permitted non-audit services, our Finance and Audit Committee tries to minimize relationships that could appear to impair the objectivity of our independent registered public accounting firm. Our

Finance and Audit Committee will approve permitted non-audit services by our independent registered public accounting firm only when it will be more effective or economical to have such services provided by our independent registered public accounting firm than another firm.

The Finance and Audit Committee annually reviews and pre-approves the audit, audit-related, tax, and other permissible non-audit services that can be provided by the independent auditor. Any proposed services exceeding these levels or amounts will require separate pre-approval by the Finance and Audit Committee, although the Chief Accounting Officer can approve up to an additional $50,000 in the aggregate per calendar year for categories of services that the Finance and Audit Committee has pre-approved. In addition, any pre-approved services for which no pre-approved cost level has been set or which would exceed the pre-approved cost by an amount that would cause the aggregate $50,000 amount to be exceeded, must be separately pre-approved by the Finance and Audit Committee.

In addition, our Finance and Audit Committee has delegated pre-approval authority for non-audit services to the chair of our Finance and Audit Committee within the guidelines discussed above. The Chairman of the Finance and Audit Committee is required to inform our Finance and Audit Committee of each decision to permit our independent registered public accounting firm to perform non-audit services at the next regularly scheduled Finance and Audit Committee meeting.

Our Finance and Audit Committee pre-approved all of the services provided by PricewaterhouseCoopers during 2007 in accordance with this policy.

THE FINANCE AND AUDIT COMMITTEE OF OUR BOARD OF DIRECTORS RECOMMENDS RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2008.

PROPOSAL 3

APPROVAL OF THE
BIOGEN IDEC INC.
2008 OMNIBUS EQUITY PLAN

We are asking stockholders to vote to adopt the Biogen Idec Inc. 2008 Omnibus Equity Plan (the “2008 Omnibus Equity Plan”) that will provide stock-based compensation to our employees. The following summary of the material features of the 2008 Omnibus Equity Plan may not contain all the information you may wish to know. We encourage you to review the entire text of the 2008 Omnibus Equity Plan, which is attached as Appendix A to this proxy statement.

OUR BOARD OF DIRECTORS HAS APPROVED THE 2008 OMNIBUS EQUITY PLAN AND RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE 2008 OMNIBUS EQUITY PLAN.

Purpose of the 2008 Omnibus Equity Plan

The 2008 Omnibus Equity Plan will allow our Compensation and Management Development Committee (the “Compensation Committee”) to make grants of stock options, restricted stock, restricted stock units and other stock-based awards to employees. The purpose of these stock awards is to attract and retain the top talent needed to effectively compete in our industry, strongly align employee and stockholder interests and closely link compensation with both Company and employee performance. As discussed in our Compensation Discussion and Analysis, equity compensation is a key element of total compensation at Biogen Idec, and the 2008 Omnibus Equity Plan will allow us to offer an essential component of that total compensation package to attract and retain key employees and motivate superior results with long-term incentive awards.

Key Features of the 2008 Omnibus Equity Plan

The key features of the proposed 2008 Omnibus Equity Plan are as follows:

•	The key terms and provisions of the 2008 Omnibus Equity Plan are substantially similar to our 2005 Omnibus Equity Plan (the “2005 Plan”), which was approved three years ago by stockholders with an affirmative vote of greater than 80%.

•	The 2008 Omnibus Equity Plan enables us to provide industry competitive long-term incentive compensation, while continuing to manage our stock usage rate (i.e., run rate) and stock overhang, which have both been below the median levels of our peer group the last several years.

•	We expect to continue our practice of opportunistically repurchasing shares of our common stock to mitigate share dilution caused by the issuance of new shares from the 2008 Omnibus Equity Plan.

•	We expect to continue to use a blend of time- and performance-based long-term incentive awards in a manner that best meets the needs of our business, with meaningful vesting requirements.

•	We will continue to employ many compensation and governance best practices, such as established grant effective dates, no stock option repricings, no discounted stock options and no reload stock options.

In this discussion, run rate is defined as shares granted annually as a percentage of total shares outstanding. The run rate of awards granted under our employee equity plans in 2007 was 1.1% of our total outstanding stock.

Stock overhang is defined as: (shares granted but not yet exercised + shares available to grant under employee equity plans) divided by (total common shares outstanding at year-end + shares granted but not yet exercised + shares available to grant under employee equity plans). The stock overhang was 10.5% at December 31, 2007. The stock overhang would be approximately 14.4% if the 2008 Omnibus Equity Plan is approved.

The 2008 Omnibus Equity Plan is designed to reflect prevailing corporate governance and executive compensation best practices. The following is a summary of its key terms and provisions:

Plan Term:	Ten years. Based on the number of shares being requested and our historical and projected future grant practices, we estimate that the 2008 Omnibus Equity Plan will last three to four years.
Eligible Participants:	All regular employees of Biogen Idec and its affiliates are eligible to receive grants.
Shares Authorized:	15,000,000 shares of our common stock, plus shares under the 2005 Plan that remain available for grant at the time the 2008 Omnibus Equity Plan is approved and shares that have been previously granted under the 2005 Plan but are subsequently forfeited or cancelled after the date our 2008 Omnibus Equity Plan is approved.
Shares Authorized as a Percent of Outstanding Common Stock:	Approximately five percent.
Award Types:	(1) Stock options and stock appreciation rights (“SARs”) with a term no longer than 10 years;
(2) Restricted stock and restricted stock units (“RSUs”); and
(3) Other stock-based awards, such as performance shares or units.
Certain awards, such as SARs and performance units, may be settled in stock and/or cash. Although historically we have awarded principally non-qualified stock options and, more recently, restricted stock and restricted stock units, we believe that it is important for the 2008 Omnibus Equity Plan to be flexible enough to respond to changes in the needs of the business and competitive compensation design practices, as well as to grant awards that are most efficient within the applicable tax regulations.
Per-Person Share Limits:	No participant may receive in any calendar year awards covering more than 1,500,000 shares.
For performance-based awards under this plan that are settled in cash, no more than the following amounts may be paid in any calendar year:
• $12,000,000 to the Chief Executive Officer; and
• $5,000,000 to any other participant.
Share Fungibility Provisions:	Shares subject to options or SARs will count against the shares authorized as one (1) share. Shares subject to restricted stock or other full-value awards will count as one and one-half (1.5) shares.
Vesting Schedule:	Determined by the Compensation Committee, but not less than 33 1/3% per year vesting for time-based awards, with a limited exception for certain awards of restricted stock and restricted stock units. Our stock option grants since 2004 have generally vested 25% per year on each of the first four anniversaries of the grant date. Our time-based RSU grants have generally vested 33 1/3% per year on each of the first three anniversaries of the grant date. We periodically grant time-based RSUs that vest sooner than this schedule, most notably under our sub-plan for France where we impose additional restrictions so the shares cannot be sold until four years from the date of grant.
Grant Price	Our option exercise price and base value for SARs is set at the fair market value on the date of grant, which is the closing price of our stock on the date of grant.

Not Permitted:	Except as described below under “Adjustments,” the following are not permitted under this Plan:
• Increase the number of shares authorized under the 2008 Omnibus Equity Plan;
• Grant stock options or SARs at a price below fair market value;
• Repricing of stock options or SARs;
• Change the per-person share limits; or
• Reuse shares tendered by employees for stock option exercises or the payment of taxes.

Eligibility

Only employees of Biogen Idec and our affiliates are eligible to receive awards under the 2008 Omnibus Equity Plan. We currently grant equity to all employees upon hire and upon promotion. Additionally, all employees are eligible to receive annual merit-based equity grants; these awards are highly differentiated based on individual employee performance. We currently have approximately 4,300 employees.

Awards

Awards under the 2008 Omnibus Equity Plan will be either performance-based and designed to comply with Section 162(m) of the Code (“Section 162(m)”) or will be awards that are not intended to comply with Section 162(m). The Compensation Committee has the discretionary authority to determine the size of an award, whether it will be tied to meeting performance criteria and whether it will be settled in the form of stock and/or cash. The 2008 Omnibus Equity Plan specifies in the definition of Performance Criteria, on page A-12 in Appendix A, various financial and operational criteria that the Compensation Committee may use in establishing criteria for performance-based awards.

Adjustments

The Compensation Committee may make appropriate adjustments in outstanding awards and the number of shares available for issuance under the 2008 Omnibus Equity Plan, including the individual limitations on awards, to reflect changes to our stock, such as stock dividends, stock splits, reverse stock splits, recapitalizations, distributions to stockholders other than stock or normal cash dividends, material changes in accounting practices, or any other event, if it determines that adjustments are appropriate to avoid distortion in the operation of the 2008 Omnibus Equity Plan and to preserve the value of awards made under the 2008 Omnibus Equity Plan.

Exercise of Stock Options and Stock Appreciation Rights

The exercise price of stock options and base value of SARs granted under the 2008 Omnibus Equity Plan may not be less than the fair market value of our common stock on the date of grant, and the term may not be longer than 10 years. The Compensation Committee will determine at the time of grant when each award becomes exercisable, but the minimum vesting period for time-based awards must be equal increments over three years. Payment of the exercise price of a stock option may be in cash, common stock owned by the participant or such other consideration, including a cashless exercise, or by a combination of these payment methods. We may require that the participant remit an amount in cash or common stock sufficient to satisfy tax withholding requirements. Similar provisions will govern awards of SARs, which entitle the holder upon exercise to receive common stock or cash equal to the excess of the fair market value of the underlying shares on the date of exercise over the base value of the SAR.

Vesting of Restricted Stock

Awards of restricted stock and RSUs vest, and the related restrictions lapse, based on either the conclusion of a specified period of continuous employment or upon the satisfaction of pre-established performance conditions approved by the Compensation Committee. For time-based awards, the minimum vesting period is in equal increments over three years, although we may make time-based awards of up to 500,000 shares that vest earlier than this minimum schedule. We primarily reserve these shares for purposes such as our qualified sub-plan for France, which is described above.

Effect of Corporate Change in Control or Corporate Transaction

In the event of a specified corporate transaction or a change in control, as described below, the 2008 Omnibus Equity Plan provides for various adjustments to outstanding awards depending upon the circumstances. These adjustments may include assumption and substitution of our awards by the acquirers, or cash payment of the value of the awards.

If the transaction is a corporate change in control, the exercisability or vesting of each outstanding award is automatically accelerated, and awards requiring exercise will remain exercisable for the balance of their original term. For this purpose, a corporate change in control generally means a sale of more than 50% of the voting power of our stock (other than in a merger) or a change in membership of a majority of the board of directors without the approval of the incumbent board.

If the transaction is a corporate transaction, certain participants designated by the Compensation Committee who terminate employment for certain reasons within two years following the corporate transaction are eligible to receive accelerated vesting of their awards, and awards requiring exercise will generally remain exercisable for one year. In order to be eligible, the designated participants must have terminated employment as a result of an involuntary employment action within two years following the corporate transaction. A corporate transaction includes a consolidation, merger or similar transaction, a sale of substantially all of our assets or a liquidation or dissolution. In general, an involuntary employment action means that we have terminated the participant’s employment without cause or the participant has resigned because of a material reduction in authority, duties and responsibilities; a reduction in base pay or target bonus opportunity; or a relocation of the participant’s principal office by more than 100 miles roundtrip.

Termination, Death and Retirement

Generally, unvested awards held prior to termination by reason of death or disability will vest upon death or disability, and awards requiring exercise generally will remain exercisable for one year. If a participant retires (defined as termination after age 55 with at least 10 years of service), a portion of the unvested awards will become vested, and awards requiring exercise generally will remain exercisable for three years. If a participant terminates for cause, all awards, whether vested or unvested, terminate immediately. If a participant terminates for reasons other than death, disability, retirement or for cause, upon termination unvested awards will terminate automatically and vested awards requiring exercise generally will remain exercisable for six months.

Administration

The Compensation Committee will administer the 2008 Omnibus Equity Plan. It will select employees who shall receive awards, determine the number of shares, and establish the terms, conditions and other provisions of the awards. The Compensation Committee may interpret the 2008 Omnibus Equity Plan and establish, amend and rescind any rules relating to it. The Compensation Committee may delegate all or part of its responsibilities to anyone it selects.

Amendments

Subject to certain limitations, the Compensation Committee may amend, suspend or terminate the 2008 Omnibus Equity Plan or any portion thereof at any time, subject to such stockholder approval as the Committee determines to be necessary or advisable.

Federal Tax Effects

The following is a summary of the material U.S. federal income tax consequences generally applicable to us and to participants from the issuance and exercise of stock option awards to a U.S. employee. Note that there may be state, local, foreign and other taxes applicable to participants in the plan which are not described below.

The grant of a stock option does not result in taxable income to the option holder or in a tax deduction for us. An employee exercising an incentive stock option, or ISO, has no taxable income upon exercise for regular income tax purposes, but may be subject to the alternative minimum tax. We do not receive a tax deduction upon the exercise of an ISO. Upon the exercise of a nonqualified stock option, the employee has ordinary income equal to the excess of the fair market value of the shares acquired on the date of exercise over the option exercise price (the spread at exercise), and a corresponding deduction is available to us.

An employee who disposes of shares acquired upon exercise of an ISO within one year following the date of exercise or within two years from the date of grant will have income, taxable at ordinary income rates, equal to the spread at exercise (or, with limited exceptions, to the gain on sale, if less), and a corresponding deduction will be available to us.

With limited exceptions, an ISO exercised more than three months following termination of the participant’s employment will be treated for tax purposes as a nonqualified stock option, as will ISOs granted to any employee to the extent that, in the aggregate, they first become exercisable in any calendar year for stock having a fair market value (determined as of the time of grant) in excess of $100,000.

The above is only a summary of the Biogen Idec Inc. 2008 Omnibus Equity Plan, a copy of which is attached as Appendix A to this proxy statement.

OUR BOARD OF DIRECTORS RECOMMENDS A STOCKHOLDER VOTE FOR THE APPROVAL OF THE 2008 OMNIBUS EQUITY PLAN.

PROPOSAL 4

APPROVAL OF THE
BIOGEN IDEC INC.
2008 PERFORMANCE-BASED MANAGEMENT INCENTIVE PLAN

We are asking stockholders to approve the Biogen Idec Inc. 2008 Performance-Based Management Incentive Plan (the “Incentive Plan”). The following summary of the material features of the Incentive Plan may not contain all the information you may wish to know. We encourage you to review the entire text of the Incentive Plan, which is attached as Appendix B to this proxy statement.

OUR BOARD OF DIRECTORS HAS APPROVED THE INCENTIVE PLAN AND RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE INCENTIVE PLAN.

Purpose of the Incentive Plan

Performance-based compensation is a key element of our compensation philosophy. Accordingly, all Biogen Idec employees are eligible for some form of cash incentive program, the underlying purpose of which is to attract and retain persons of outstanding abilities, stimulate efforts to bring about exceptional operating performance and to provide highly differentiated rewards to employees based on their contributions to this performance.

Compensation paid to our named executive officers is subject to limits on tax deductibility under Section 162(m), unless it meets the “performance-based” requirements of that section. We are proposing the Incentive Plan so that compensation paid to these officers under it can qualify for the performance-based compensation exception and thus allow us the full federal tax deduction permitted for such compensation.

In addition to the benefit to the Company of a tax deduction for incentive compensation, as we discuss in our Compensation Discussion and Analysis, incentive compensation tied to performance metrics is a key feature of our philosophy of executive compensation. The Incentive Plan is expected to operate in the same manner as our existing incentive plan, which is described in detail in the Compensation Discussion and Analysis.

Key Features of the Incentive Plan

The Incentive Plan is designed to reflect prevailing corporate governance and executive compensation best practices. The following is a summary of its key features:

Plan Term:	Five years from the date of stockholder approval.
Participants:	Executive officers and certain other key employees nominated by the CEO and approved by the Compensation and Management Development Committee (the “Compensation Committee”). Our 11 executive officers are participating in the current version of the Incentive Plan.
Payments:	Awards are funded solely on account of the attainment of one or more objective performance goals pre-established by the Compensation Committee. Actual payments approved under the Incentive Plan may be lower (but not higher) than the funded amount based on Company and/or individual performance against criteria that may be objective and/or nonobjective, as assessed by the Compensation Committee.
Target Incentive Awards:	Recommended by the Chief Executive Officer for approval by the Compensation Committee.
Per-Person Limits:	Payments made to a participant under the Incentive Plan in any calendar year may not exceed:
• $6,000,000 for the Chief Executive Officer;
• $3,000,000 for any other participant; and
• 225% of the participant’s target incentive award.
Performance Periods:	Minimum of six and maximum of 60 consecutive months, as determined by the Compensation Committee.
Performance Criteria:	One or more of the criteria listed on page B-2 in Appendix B.

Administration

The Compensation Committee, comprised entirely of “outside directors” for purposes of Section 162(m), will administer the Incentive Plan. It has discretionary authority, subject only to the express provisions of the Incentive Plan, to interpret the Incentive Plan; determine eligibility for and grant awards; determine, modify or waive the terms and conditions of any award; prescribe forms, rules and procedures; and otherwise do all things necessary to carry out the purposes of the Incentive Plan. The Compensation Committee must exercise its discretion consistent with qualifying awards for the performance-based compensation exception under Section 162(m).

Determination of Awards; Section 162(m) Requirements

Awards under the Incentive Plan must be funded solely on account of the attainment of one or more objective performance goals. These goals must be adopted in each performance period no later than the latest time permitted by Section 162(m) (generally, for performance periods of one year or more, no later than 90 days after the commencement of the performance period and, for periods of less than one year, before 25% of the performance period has elapsed). The Compensation Committee is not permitted to waive the achievement of the applicable performance goals, except in the cases of death or disability or where the waiver will not jeopardize the tax treatment of other awards under Section 162(m).

The performance goals that the Compensation Committee establishes must be based on one or more objectively determinable measures of performance. These measures are listed in the Incentive Plan in the definition of Performance Criteria, on page B-2 in Appendix B. The Compensation Committee may provide that any of the performance criteria applicable to an award will be adjusted in an objectively determinable manner to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the performance period that affect the applicable performance criteria.

No incentive awards will be paid unless the Compensation Committee certifies in writing that the applicable performance criteria have been attained, and such determination will be final and conclusive. No award may be granted under the Incentive Plan after the first meeting of our stockholders held in 2013 until the performance measures have been approved by our stockholders in accordance with the requirements of Section 162(m), unless such grant is made contingent upon such approval.

The Compensation Committee has no discretion to increase the amount of a participant’s incentive award as determined under the applicable formula, but it may in its sole discretion reduce an incentive award otherwise payable to a participant, on the basis of Company and/or specific individual goals, which may be based on objective or nonobjective factors related to the Company’s and/or the participant’s performance.

Termination of Employment

If a participant’s employment terminates during a performance period due to death or disability, a pro rata amount of any target incentive award (based on the participant’s service in the applicable performance period up to the termination date) will be paid as soon as practicable within the earlier of ninety (90) days of the termination of employment or March 15 of the year following the calendar year in which the employment terminated.

Amendment, Suspension and Termination

While it is our intent to continue the Incentive Plan indefinitely, the Compensation Committee has the right to amend, modify or terminate the Incentive Plan, any incentive program under the Incentive Plan or any participant’s participation in the Incentive Plan at any time or on such conditions as the Compensation Committee shall deem appropriate; provided, however, that once the Compensation Committee has established the performance goals underlying an incentive award and except as provided elsewhere in the Incentive Plan, the Compensation Committee may not change either such performance goals or the formula for determining whether such goals were met. No amendment requiring stockholder approval may be made without obtaining such approval. An award may be reduced or revoked if the participant engages in certain detrimental activity.

The above is only a summary of the Incentive Plan, a copy of which is attached as Appendix B to this proxy statement.

OUR BOARD OF DIRECTORS RECOMMENDS A STOCKHOLDER VOTE FOR THE APPROVAL OF THE 2008 PERFORMANCE-BASED MANAGEMENT INCENTIVE PLAN.

PROPOSAL 5

THE ICAHN BYLAW PROPOSAL

On January 24, 2008, the Company received notice from the Icahn Entities, the beneficial owners of 10,485,904 shares, or 3.57%, of the Company’s common stock as of such date, of their intention to present to the Company’s stockholders the following proposal to amend the Company’s Bylaws at the Annual Meeting:

•	To replace the first sentence of Section 3.1 in its entirety with the following sentence: “The number of directors that shall constitute the entire Board shall be twelve (12).”

•	To delete the first sentence of Section 3.2 in its entirety.

•	To delete the words “and newly created directorships resulting from any increase in the authorized number of directors”, appearing in the second sentence of Section 3.2.

Under Article V of our certificate of incorporation, no amendment or supplement to the Bylaws adopted by the Board of Directors can conflict with any amendment adopted by the stockholders. Therefore, if the Icahn Bylaw Proposal were adopted by the stockholders of the Company, the Board of Directors would no longer have authority to amend such provisions of the Bylaws and thus would no longer have the ability to fix the number of directors.

Under the current Bylaws of the Company, the Board of Directors has the flexibility to add or remove director positions if it determines that such addition or removal would be in the best interests of the Company and its stockholders. Recruiting qualified candidates is a challenging and time-consuming process, and the Board of Directors believes that it is in the best interests of the Company’s stockholders to retain the ability of the Board of Directors to either increase the size of the Board of Directors to add a highly-qualified candidate if such a candidate becomes available or decrease the size of the Board of Directors in a year when no such candidate is readily available.

The Board of Directors believes that retaining the ability to increase or decrease the size of the Board of Directors or appoint any particular person to the Board of Directors, if appropriate, is in the best interests of the Company’s stockholders.

If you return a signed WHITE proxy card without providing voting instructions, your shares will be voted against the Icahn Bylaw Proposal.

OUR BOARD OF DIRECTORS RECOMMENDS A STOCKHOLDER VOTE AGAINST THE ICAHN BYLAW PROPOSAL.

STOCK OWNERSHIP

Ownership Table

The following table and accompanying notes provide information about the beneficial ownership of our outstanding common stock as of April 7, 2008 by:

•	each stockholder known by us to be the beneficial owner of more than 5% of our common stock;

•	each of our named executive officers (listed in the Summary Compensation Table);

•	each of our current directors and nominees for Class 2 director; and

•	all of our current directors and executive officers as a group.

Except as otherwise noted, the persons identified have sole voting and investment power with respect to the shares of our common stock beneficially owned. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to the shares. Shares subject to exercisable options include options that are currently exercisable or exercisable within 60 days of April 7, 2008. Shares subject to restricted stock units, or RSUs, include RSUs that vest within 60 days of April 7, 2008.

	Common Stock Beneficially Owned(1)
	Shares	Shares Subject to	Percentage of
	Beneficially	Exercisable	Outstanding
Name of Beneficial Owner**	Owned	Options and RSUs	Shares

ClearBridge Advisors, LLC(2)	35,839,709		12.3%
399 Park Avenue
New York, NY 10022
FMR LLC(3)	28,979,121		9.9%
82 Devonshire Street
Boston, MA 02109
PRIMECAP Management Company(4)	23,966,728		8.2%
225 South Lake Ave, #400
Pasadena, CA 91101
Barclays Global Investors, NA(5)	18,645,603		6.4%
45 Fremont Street
San Francisco, CA 94105
Burt A. Adelman	21,737	109,325	*
Lawrence C. Best	1,250	71,875	*
Paul J. Clancy	2,161	79,435	*
Marijn E. Dekkers	—	19,917	*
Alan B. Glassberg	1,250	93,875	*
Robert A. Hamm	3,719	167,336	*
Thomas F. Keller(6)	1,250	108,675	*
Peter N. Kellogg	—	—	*
Nancy L. Leaming	—	—	*
James C. Mullen(7)	179,494	1,998,750	*
Robert W. Pangia	1,750	143,875	*
Stelios Papadopoulos(8)	—	—	*
Cecil B. Pickett	43,323	—	*
Bruce R. Ross	2,250	75,875	*
Lynn Schenk(9)	3,250	48,875	*
Phillip A. Sharp	463,683	273,125	*
William D. Young	1,250	83,875	*
Current executive officers and directors as a group (21 persons)(10)	767,994	3,677,229	1.5%

*	Represents beneficial ownership of less than 1% of our outstanding shares of common stock.

**	Addresses are given only for beneficial owners of more than 5% of our outstanding shares of common stock.

(1)	The calculation of percentages is based upon 292,522,405 shares issued and outstanding at April 7, 2008, plus shares subject to options held by the respective person that are currently exercisable or become exercisable within 60 days of April 7, 2008.

(2)	Information in the table and this footnote is based solely upon information contained in a Schedule 13G/A filed with the SEC jointly by ClearBridge Advisors, LLC, and Smith Barney Fund Management LLC on February 14, 2008. As of December 31, 2007, ClearBridge Advisors, LLC had shared dispositive power over 35,496,202 shares and shared voting power over 28,811,081 shares, and Smith Barney Fund Management LLC had shared dispositive and voting power over 343,507 shares.

(3)	Information in the table and this footnote is based solely upon information contained in a Schedule 13G/A filed with the SEC by FMR LLC, Edward C. Johnson, III and Fidelity International Limited on February 14, 2008. As of December 31, 2007, FMR LLC and Edward C. Johnson, III had sole dispositive power over 27,744,045 shares and sole voting power over 1,496,366 shares; Fidelity International Limited, an affiliate of FMR LLC and Edward C. Johnson, III had sole dispositive power over 1,235,076 shares and sole voting power over 1,138,976 shares.

(4)	Information in the table and this footnote is based solely upon information contained in a Schedule 13G/A filed with the SEC by PRIMECAP Management Company on February 14, 2008. As of December 31, 2007, PRIMECAP Management Company had sole dispositive power over 23,966,728 shares and sole voting power over 4,220,001 shares.

(5)	Information in the table and this footnote is based solely upon information contained in a Schedule 13G filed with the SEC on February 5, 2008. The Schedule 13G was jointly filed by Barclays Global Investors, NA., Barclays Global Fund Advisors, Barclays Global Investors, LTD, Barclays Global Investors Japan Trust and Banking Company Limited, Barclays Global Investors Japan Limited, Barclays Global Investors Canada Limited, Barclays Global Investors Australia Limited, and Barclays Global Investors (Deutschland) AG. As of December 31, 2007, Barclays Global Investors, NA had sole voting power over 10,776,228 shares and sole dispositive power over 12,856,483 shares; Barclays Global Fund Advisors had sole voting and sole dispositive power over 2,735,896 shares; Barclays Global Investors, LTD had sole voting power over 1,839,404 shares and sole dispositive power over 2,175,390 shares; Barclays Global Investors Japan Trust and Banking Company Limited had sole voting and sole dispositive power over 0 shares; Barclays Global Investors Japan Limited had sole voting and sole dispositive power over 658,973 shares; Barclays Global Investors Canada Limited had sole voting and sole dispositive power over 218,861 shares; Barclays Global Investors Australia Limited had sole voting and sole dispositive power over 0 shares; and Barclays Global Investors (Deutschland) AG had sole voting and sole dispositive power over 0 shares.

(6)	Shares which may be acquired pursuant to options and 1,250 shares of stock are held by a revocable trust of which Dr. Keller is the trustee.

(7)	Includes 148,960 shares held in trusts of which Mr. Mullen is the trustee.

(8)	Stelios Papadopoulas has been nominated for election to our Board of Directors at the 2008 Annual Meeting of Stockholders.

(9)	Includes 3,250 shares held in a trust of which Ms. Schenk is the trustee.

(10)	Includes 153,920 shares held indirectly (by spouse or through trust, or otherwise); and 26,000 shares subject to RSUs.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act requires our executive officers, directors and greater-than-ten-percent stockholders to file initial reports of ownership and changes of ownership. As a practical matter, we assist our directors and executive officers by monitoring transactions and completing and filing Section 16 forms on their behalf. Based solely on information provided to us by our directors and executive officers, we believe that, during 2007, all such parties complied with all applicable filing requirements except for Forms 5 required to be filed on February 14, 2005 and February 14, 2006 to report shares that were gifted to the Burt A. Adelman Irrevocable Insurance Trust by Burt Adelman’s Grantor Retained Annuity Trusts. The gifts, made in 2004 and 2005, were reported on a Form 5 filed on February 14, 2008.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

COMPENSATION DISCUSSION AND ANALYSIS

Introduction and Corporate Governance

Our Compensation and Management Development Committee (which is referred to in this section of the proxy statement as the “Committee” or as the “Compensation Committee”) oversees and administers our executive compensation programs. The Committee’s complete roles and responsibilities are set forth in the written charter adopted by the Board of Directors, which can be found at www.biogenidec.com under “Corporate Governance.” The Board of Directors selected the following directors to serve on the Committee until the 2007 Annual Meeting: Bruce R. Ross (Chair), Alan Belzer, Alan B. Glassberg and Mary L. Good. Each of these individuals satisfied the independence requirements of NASDAQ. After Alan Belzer and Mary L. Good retired from board service on May 31, 2007, the Board of Directors selected the following directors to serve on the Committee beginning June 1, 2007: William D. Young (Chair), Marijn E. Dekkers, Alan B. Glassberg and Lynn Schenk. Each of these individuals satisfies the independence requirements of NASDAQ.

The Committee meets at regularly scheduled times during the year and on an ad hoc basis as business needs necessitate. In 2007, the Committee met for five regularly scheduled meetings and held five ad hoc meetings. As part of his duties, the Committee Chair reports on Committee actions and recommendations to the Board of Directors. In addition to the assistance provided by Biogen Idec’s internal Compensation and Benefits group, the Committee has retained Watson Wyatt Worldwide (“Watson Wyatt”) as outside advisors to the Committee. Watson Wyatt reports directly to the Committee and provides guidance on matters including trends in executive and non-employee director compensation, the development of specific executive compensation programs and other matters as directed by the Committee. During 2007, a Watson Wyatt affiliate provided actuarial services with respect to our pension plan in Germany; this service was a continuation of a pre-existing business relationship between our German affiliate and a company that was acquired by Watson Wyatt. Other than this matter, Watson Wyatt does not provide any other services to Biogen Idec. Biogen Idec does not retain the services of another consultant to advise management on executive compensation matters.

Executive Compensation Philosophy and Objectives

Our compensation program for the named executive officers (the individuals named in the Summary Compensation Table) is designed and implemented based on our pay-for-performance compensation philosophy. We place significant emphasis in all of our compensation programs on performance-based pay and on highly differentiated awards based on individual performance and potential to contribute to the long-term success of the Company. We want and need the best people to be excited and motivated to work at Biogen Idec and we believe our compensation program is a key factor in attracting and retaining this talent.

Our compensation, benefits and other workplace programs (our “total compensation framework”) have been selected and designed in the context of the following objectives:

•	to offer a competitive total compensation opportunity relative to organizations with which we compete for executive talent,

•	to allow us to attract and retain superior talent that can effectively perform and succeed in our demanding business environment,

•	to support our meritocracy by ensuring that our top performers receive rewards that are substantially greater than those received by average performers at the same position level, and

•	to deliver pay in a cost and tax efficient manner that aligns employees’ rewards with stockholders’ long-term interests.

What is our compensation program designed to reward?

The compensation program rewards financial, strategic and operational performance that is achieved in a manner consistent with the Company’s policies and values. Our success in meeting our compensation objectives depends heavily on our performance management system.

How do goal-setting and performance assessment influence our compensation decisions?

Establishing clear goals is critical to ensuring that our compensation program rewards each executive based on his or her success relative to specific objectives. Our goal-setting process involves first setting Company goals that are linked to our Board-approved business plan, and then setting individual goals that are designed to support achievement of those Company goals. The Company and individual goals that we set and measure performance against each year can be grouped into the following categories:

•	Financial — targets linked to Company financial performance, including revenue, earnings per share and other financial measures such as expense management.

•	Strategic — metrics focused on driving the executives’ role in furthering the long-term success of the Company. For example, depending on the executive’s role, this could be through developing the Company’s product pipeline or developing new opportunities for business expansion.

•	Operational — measures of operational performance, including our production capacity and capability, the quality of our leadership development program and effective recruitment and retention of talented employees.

The goals we set are consistent with the objectives and milestones of our long range plan and reflect the expected degree of difficulty of attainment of those goals and our competitive business environment. In determining the objectives for our long range plan and annual goals, we consider the following factors: analyst projections for our Company’s performance; analyst projections for our peers’ performance; the broader economic picture; our past variance to targeted performance; our peers’ past performance on key financial and operational metrics; and our Board of Directors’ expectations. We set challenging goals for the Company and our executives. For example, our 2007 revenue goal exceeded analyst consensus and our 2008 revenue and earnings per share (EPS) goals both exceeded the analyst consensus for Biogen Idec at the time we set those goals.

We have a rigorous performance management system that integrates goal-setting, self-assessment and manager-based assessment of performance and leadership competencies. We believe that results and how those results are attained are critically important. We assess our executive officers based on their demonstrated results relative to their goals and the competencies and behavioral attributes they demonstrate, such as overall leadership effectiveness, impact across the organization and performance and impact relative to the Company’s other executive officers. The output of our performance management process is a relative ranking of our executives and the assignment of overall performance ratings that are used for compensation decision-making. Because we significantly differentiate compensation based on the rankings and overall performance ratings of executives, we ensure that the highest rewards are delivered to our highest performers.

Compensation Program Elements and Pay Level Determination

What factors are considered in determining the amounts of compensation?

Each year, the Committee reviews and determines base salaries, annual incentive targets and payments, and long-term incentive targets and grants for all executive officers. The base salary, annual cash incentive and long-term incentive grant determinations for the Chief Executive Officer (CEO) are approved by all independent (non-employee) directors.

As a key input to this process, the CEO prepares and discusses with the Committee a detailed assessment of each executive officer’s performance over the prior year, as described above, and the recommended compensation actions for each executive officer.

To understand external competitiveness, the CEO and the Committee review a comprehensive report jointly prepared by Biogen Idec’s Compensation and Benefits group and Watson Wyatt, comparing the level and mix of compensation of each executive officer other than the CEO relative to comparable positions at our peers. The data for comparable positions is drawn from compensation surveys and an analysis of the executive compensation disclosures found in proxy statements of our peers (listed in the next section). Separately, Watson Wyatt provides the Committee with a competitive analysis of CEO pay; a CEO compensation tally sheet and employment agreement analysis; and a CEO pay-for-performance analysis that compares actual payments relative to performance at our Company and at each of our peers. Each of these analyses are considered by the Committee in recommending the CEO’s compensation to the Board of Directors.

In 2007, Biogen Idec targeted cash compensation (base salary and target bonus opportunity) at the median of our peers. Our employee benefit programs (such as our medical, dental and savings plans) provide value that, in total, is between the median and 75th percentile of our peers and our target long-term incentive grant values for 2007 were also between the median and 75th percentile of our peers. The actual compensation for each executive officer may be above or below the targeted position relative to our peers depending on factors such as Company performance, individual performance, criticality of position, skills/capabilities, overall impact/contribution, experience in position, premiums initially required to attract the executive and internal equity. Our guidelines set targets for at-goal individual and Company performance, and have ranges that scale rewards above and below target for individual and/or Company performance that exceeds or falls below our goals and expectations. The CEO considers these guidelines, external competitiveness, internal equity and individual and Company performance in recommending to the Committee the compensation actions for the executive officers.

The Committee considers all of these factors as part of the information presented, including external competitiveness, the individual performance assessments, Company performance, progress towards strategic objectives and internal equity, discusses the CEO’s recommendations with the CEO and Watson Wyatt and applies its knowledge and discretion to determine the compensation for each executive officer.

What external market peer group is used for compensation comparisons, and how is it established?

Biogen Idec obtains and analyzes peer group information from public filings and executive compensation data reported by peer companies to benchmark compensation surveys.

At the request of the Committee, Watson Wyatt annually reviews our peer group and reports its findings and recommendations. The Committee reviews the recommended peer group for appropriateness, considering such factors as size (e.g., revenue and market capitalization), business comparability (e.g., research-based with multiple marketed products) and geographic scope of operations (e.g., global versus domestic-only presence). Our peer group includes biotechnology and pharmaceutical companies, as we compete in each of these sectors to hire and retain our executives. Based on the 2007 peer group review, the Committee added two companies to the peer group (Celgene and Cephalon). These changes improved the balance of the peer group relative to our criteria. The peer group adopted in May 2007 includes:

Allergan	Cephalon	Genzyme	Schering-Plough
Amgen	Eli Lilly	Gilead	Sepracor
Bristol-Myers Squibb	Forest Laboratories	MedImmune	Wyeth
Celgene	Genentech	Millennium

Our compensation decisions during 2007 were based on the peer group before the addition of Celgene and Cephalon. Beginning in 2008, MedImmune will no longer be part of our peer group as a result of its acquisition by AstraZeneca in 2007.

For each of our peers, we analyze the Compensation Discussion and Analysis and other data filed during the prior year to identify those named executive officers whose positions are comparable to those held by our executive officers. We then compile and analyze the data and information for each comparable position relative to that for our executive officers. Our analysis includes the rewards program structure and design, as well as the value of the compensation.

We also use the Towers Perrin U.S. CDB Pharmaceutical Executive Compensation Database (“Towers Perrin”) and the SIRS Executive Compensation Survey (“SIRS”) in analyzing the competitiveness of executives’ compensation. All of our peers except Sepracor participated in the Towers Perrin survey and all of our peers except Bristol-Myers Squibb, Cephalon and Eli Lilly participated in the SIRS survey. Benchmark compensation surveys are critical to assessing competitive practices and levels of compensation, as the data available in our peers’ public filings addresses only a limited number of our executive positions. We carefully selected these two benchmark compensation surveys based on the number of our peers who participate in the surveys, the number of positions reported by the surveys that are comparable to our executive positions and the standards under which the surveys are conducted, including methodologies, provisions to ensure confidentiality and quality assurance practices.

While the Towers Perrin and SIRS benchmark compensation surveys report long-term incentive data, differences between the surveys in methodology and reporting result in long-term incentive data that is not comparable between the sources. To overcome these methodology differences, we separately benchmark long-term incentive practices and values via a custom survey conducted on behalf of Biogen Idec by Watson Wyatt. This custom survey provides us with robust data regarding long-term incentive practices and grant values throughout our peers and allows us to overcome the methodological differences between the Towers Perrin and SIRS surveys. All of our peers except Celgene, Bristol-Myers Squibb, Forest Laboratories and MedImmune participated in this custom survey in 2007.

What is each element of compensation and why is it paid?

The Committee determines the elements of our executive compensation program and has selected the following elements (discussed in detail below) to promote our pay-for-performance philosophy and compensation program objectives:

Element	Role and Purpose

Base Salary	• Attract executives and recognize their skills and contributions in the day-to-day management of our business.
Annual Cash Incentives	• Motivate the attainment of annual financial, strategic, operational and individual goals that are aligned with and supportive of long-term value creation.
Long-term Incentives	• Align executive interests with those of our stockholders.
• Promote long-term retention and stock ownership, and hold executives accountable for enhancing stockholder value.
• Enable the delivery of competitive compensation opportunities in a manner that balances cost and tax efficiency with perceived value by executives.
Benefits	• Promote health, wellness and financial security.

Each year, the Committee reviews the compensation program design for its alignment with and support of our pay-for-performance objectives, its overall efficiency and cost-effectiveness and its design and overall value relative to our peers’ practices and general trends. The Committee also discusses program design recommendations and alternatives, and approves the overall program design and specific compensation targets and guidelines for the coming year.

While the general mix of the elements is considered in the design of our compensation program, the Committee does not target a specific mix of pay in either its program design or compensation determinations. By design, our executive officers have more variability than non-executives in their compensation to more closely tie their compensation to the Company’s overall performance.

Our performance-driven approach creates a motivational aspect to our compensation programs, since base salary increases, annual incentive payments and long-term incentive grants are performance-differentiated based on each executive officer’s overall performance rating and relative rank. We establish and use performance-differentiated guidelines for making these individual compensation recommendations.

Base Salary

We pay our executive officers base salaries to provide a baseline level of compensation that is both competitive with the external market and commensurate with each employee’s past performance, experience, responsibilities and potential to contribute to our future success. We generally target our base salary structure around the median of our peers. In recommending and determining individual base salaries, the CEO and Committee consider the internal and external factors described above. Base salary increases from 2006 to 2007 for our named executive officers averaged 4.5% and ranged from 2% to 9%. These increases were approved by the Committee in February 2007 as part of our annual compensation planning process. At the end of 2007, the base salaries for our named executive officers were below the market median, except for Dr. Pickett, whose base salary is between the median and 75th percentile, consistent with the criticality of his role, his depth of experience and the competitive requirements to originally attract him to the Company.

Annual Cash Incentives

We maintain an annual cash incentive program as part of our performance-based compensation. Our annual incentive opportunities, which are expressed as a percentage of base salary, are targeted near the median of our peers. The Committee reviews our annual target incentive opportunities each year to ensure they are appropriately competitive. For 2007 and 2008, our target incentive opportunities remained unchanged as a percent of base salary. Our annual target incentive opportunities are shown in the following table:

		President,	Executive
	CEO	Research & Development	Vice Presidents

Annual Target Incentive Opportunity	125%	75%	50%

Actual incentives can range from 0% to 225% of targeted levels, as described further below, depending on the degree of Company and each individual’s performance attainment relative to pre-established goals for that year. Based on Company and individual performance and an executive’s base salary relative to market, an executive’s actual total cash compensation may be above or below market median. At the end of 2007, our named executive officers’ total cash compensation (base salary plus the actual cash incentive paid in 2007 for 2006 performance) was below the market median, except Dr. Pickett, whose total cash compensation was between the median and 75th percentile, and Mr. Mullen, whose total cash compensation was at the median.

The Committee establishes and approves all Company goals for the annual cash incentive plan based on recommendations made by the CEO. Executive officers’ individual performance goals are jointly developed by the executive and the CEO and approved by the Committee. Mr. Mullen’s goals and year-end assessment are also approved by the Committee, with input from the other independent directors.

For the 2007 annual incentive plan, we selected Company goals and assigned weights that reflected the Company’s established financial, strategic and operational objectives. Our assignment of a total of 50% weight to financial goals and 50% to strategic and operational goals reflect the importance of linking reward opportunities to both near-term and longer-term results. We believe that this set of goals and their weights effectively aligned management incentives with enhancement of long-term stockholder value. For 2007, the Committee approved the following Company goals, weighting and degree of attainment.

2007 Annual Cash Incentive Plan Company Targets and Results

						Payout
						Factor for
		Target Performance Range				2007 Plan
Company Goals	Weight	Threshold	Target	Maximum	Results	Year

Revenue(1)	25%	$2,951M	$3,116M	$3,221M	$3,181M	131%
Earnings Per Share(2)	25%	$2.40	$2.53	$2.70	$2.56	108%
Business Development	7.5%	Target: Source three new molecular entities and/or new chemical entities in Phase 2 and/or launching before 2012. Results: Sourced two new molecular entities that met the requirements of the goal.				67%
Long-term Strategic Plans for China and India	7.5%	Target: Develop long-term strategic plans for China and India by June 1, 2007 and successfully execute plan milestones during 2007. Results: Exceeded goals for China and India with all milestones met ahead of or on schedule.				120%
Portfolio Maturation — Organic Pipeline	20%	Target: Achieve 90% of critical milestones for five named priority programs on a timely and quality basis. Results: Achieved 67% of the critical milestones on a timely basis; quality standards were met.				67%
Operational	5%	Target: Meet commercial and clinical demand for each product within budget and achieve 2007 milestones for Tysabri High Titer approval and International Large Scale operations. Results: Slightly exceeded goals for meeting demand for products. Achieved 2007 High Titer and International Large Scale operations goals.				101%
Employee Turnover	5%	Target: Reduce Corporate-wide voluntary turnover to 11% annualized rate for full year 2007. Results: Voluntary turnover rate was 7.8%.				135%
Employee Recruitment	5%	Target: Fill all senior positions within the Company within 120 days of opening requisition. Results: Met goal for filling senior positions on a timely basis.				100%
Weighted Company Performance (Company Multiplier)						104%

Notes to table:

(1)	For purposes of annual cash incentives, this performance metric is based on non-GAAP revenue, which we increased by $9.5 million to reflect the reclassification of an expense during 2007.

(2)	For purposes of annual cash incentives, this performance metric is based on non-GAAP Earnings Per Share (EPS), with further adjustments made as described below. The reconciliation from GAAP to non-GAAP EPS is comprised of adjustments related to the impact of: charges related to stock options that began to be recognized during 2006 in connection with the adoption of SFAS 123(R); charges for in-process research and development associated with our acquisition of Syntonix and our collaborations with Cardiokine Biopharma LLC and Neurimmune SubOne AG, which we consolidated under FASB Interpretation No. 46, Consolidation of Variable Interest Entities (FIN 46(R)) and was offset by an equal amount of minority interest resulting in no net impact to the results of operations; gains on the sale of assets; certain other acquisition and restructuring related items such as amortization of acquired intangible assets and impairment of long-lived assets; and the tax effect of these adjustments. Our reported non-GAAP EPS were $2.74. For annual cash incentives, we reduced non-GAAP EPS by the following amounts: (1) by $0.03 per share to reflect the fact that we underspent amounts budgeted in connection with our external growth initiatives; (2) by $0.04 per share to reflect a favorable tax settlement with the IRS; (3) by $0.03 per share to reflect the reversal of an overseas tax assessment; and (4) by $0.08 per share to reflect the net benefit to EPS of the share repurchase we announced and completed during 2007.

We determine the individual cash incentive payments using the following calculation:

Company Multiplier x Individual Multiplier x Incentive Target (%) x Annual Base Salary

The plan provides for a range of payout from 0% to 150% for each Company goal and the Company Multiplier as a whole, and from 0% to 150% for the Individual Multiplier. If maximum performance were achieved on both the Company Multiplier and an Individual Multiplier, a payout of 225% of target (150% x 150% = 225%) would be made. If either the Company Multiplier or the Individual Multiplier is 0%, there is no payout. The Individual Multiplier reflects the assessment of the individual performance goals approved by the Committee; each executive’s Individual Multiplier thus reflects his or her overall performance rating and ranking as part of our performance assessment process, as discussed earlier in this section.

Based on the results described in the 2007 Annual Cash Incentive Plan Targets and Results table, a 104% Company Multiplier was approved by the Committee for the year ended December 31, 2007. Based on performance against their individual goals (which determines the Individual Multiplier) and the 104% Company Multiplier, our named executive officers received incentive awards for 2007 that ranged from 94% to 135% of target. The actual incentive payments are included in the Summary Compensation Table.

For 2008, in addition to our annual cash incentive plan, the Committee approved a special performance-based cash retention incentive program to assist the Company in retaining key employees through the current period of business uncertainty arising from activist stockholder activity. Other than Mr. Mullen, who declined to participate in this special bonus, each of our executive officers (including the named executive officers other than Messrs. Adelman and Kellogg) is a participant in this program. The program provides an additional bonus opportunity based on the Company’s performance in 2008 relative to our revenue and EPS goals, which are given equal weight. The named executive officers participating in this program have a target bonus opportunity equal to their annual base salary. The actual amount of the bonus may range from 0% if the Company does not achieve threshold results for revenue and EPS to 150% if the maximum performance level is achieved or exceeded on both goals. If the Company achieves only the threshold level of results on both goals, the bonus paid to these individuals will equal 50% of their target bonus opportunity. Bonus payments are contingent upon continued employment through the payment date in March 2009 or sooner if the executive officer experiences an involuntary employment action following a corporate transaction or corporate change in control, or is terminated as a result of death or disability. Adopting a retention bonus for executive officers is common in similar situations and our target bonus opportunity reflects competitive practice for this type of program.

Long-term Incentives

Our long-term incentive (LTI) program provides performance-based reward opportunities that further align compensation with stockholder interests and reinforce our goal to retain top talent. Each year, the Committee determines the types of awards to be used for delivering long-term incentives. In doing so, the Committee considers the effectiveness of each award type in achieving our compensation objectives (such as employee performance, retention, motivation and attraction), the needs of the business, competitive market practices, dilution and expense constraints, and tax and accounting implications.

During 2006, the Committee evaluated various program designs for 2007 that were jointly developed by the Company’s Compensation and Benefits group and Watson Wyatt. Based on the review of these detailed recommendations, including competitive practice among our peers, the Committee approved a program that awarded stock options and restricted stock units to our executive officers. In this program, the total grant date value of each annual merit award and each promotional award is divided evenly between stock options and restricted stock units. During 2007, certain other grants were made fully in restricted stock units, including special grants to Messrs. Clancy and Hamm as part of our initiative to retain key and high-performing employees, and our performance-based grants to Dr. Pickett, which are described below. Stock options promote alignment with our stockholders and qualify as performance-based pay under Section 162(m). Our stock option grants vest annually over the four-year period following grant. We grant restricted stock units to reflect competitive practices and to promote retention by providing some level of value to recipients based on the stock price at any point in time. Restricted stock units granted in conjunction with our annual merit process vest annually over the three years following grant. In addition to their strong retention value, we feel that restricted stock units support an ownership mentality, encouraging our executives to act in a manner consistent with the long-term interests of the Company and our stockholders.

To help in assessing the external market, Biogen Idec sponsored (and Watson Wyatt administered) a custom survey of LTI in which most of our peers participated. To augment this data, the Committee reviewed publicly available data for our LTI compensation expense and aggregate share usage among Biogen Idec’s peers. Based on these external factors, as well as Company performance and analyses of accounting cost implications and employee retention, the Committee approved target LTI grant values for 2007 that were between the median and 75th percentile of our peers in terms of dollar value.

The Committee approved targeting 2008 LTI grant values at the 60th percentile of our peers. This decision reflects the importance of LTI as an element of our total compensation framework and our decision to not maintain a pension plan or a defined benefit plan.

We significantly differentiate LTI grants based on individual performance and position level through our use of LTI grant guidelines. The 2007 LTI grant guidelines approved by the Committee were segmented by overall performance rating, ensuring that top performing employees receive noticeably larger grants than those with average performance. Specifically, our 2007 LTI grant guidelines for our middle-performing employees ranged from 70% to 130% of the target grant value, the guidelines for our highest-performing employees ranged from 130% to 210% of the target grant value, and LTI grant guidelines for our lower-performing employees ranged from 0% to 70% of the target grant value. This approach, which we have continued in 2008, allows us to meaningfully reward and effectively retain those employees who have the potential to make the greatest contributions to our long-term success and to differentiate their rewards from those received by other employees. The value realized from these LTI grants is furthered leveraged by the Company’s performance and its effect on the price of our stock.

Establishing a consistent annual grant pattern has allowed us to develop a schedule of events for setting our annual grant date and grant price. These events include incorporating the results of our internal performance reviews and ranking, as well as our external analyses that include a review of peer equity practices and the results of the LTI custom survey described earlier. Since 2004, we have made our annual merit equity grant in February of each year. The date of each annual merit grant is the date upon which the Committee approves the individual grants, with the exception of grants to the CEO, for whom grants require Board of Directors approval and are thus granted on the date of that approval. Our stock options have an exercise price equal to the closing price of Biogen Idec stock on the date of grant.

We employ performance-vested LTI when we believe it is the most appropriate approach for achieving strategic objectives. At present, we employ performance-vested restricted stock units as a key component of Dr. Pickett’s total equity awards, consistent with his specific goals of advancing our pipeline and research and development (R&D) efforts during the time from his hire through 2010. Dr. Pickett was granted the opportunity to earn up to 30,000 performance-based restricted stock units for the 2007 calendar year, and three separate grants to earn up to 30,000 performance-based restricted stock units (RSUs) in each of 2008, 2009 and 2010. Each year’s plan provides for a maximum vested award of 30,000 restricted stock units, with any unearned RSUs in a given year forfeited.

Based on the CEO’s recommendations, in 2007 the Committee approved goals for Dr. Pickett’s performance grant which included pipeline goals and R&D organizational objectives. His results relative to these goals were approved by the Committee in 2008.

Target	Results

Gain approval of certain biologic or small molecule candidates for development by December 31, 2007.	Partial attainment, with three qualifying candidates approved for development.
Advance pre-defined candidates into first-in-human studies.	Partial attainment, with all candidates moved into studies or entering that phase in the first half of 2008.
Advance at least three of a defined set of development candidates into proof-of-concept studies during 2007.	Full attainment, with all required candidates entered into this phase during 2007.
Meet or beat 80% of 2007 site operation and patient recruitment timelines for defined programs.	Partial attainment, with timelines for three programs achieved, but delayed enrollment and site initiation for two programs.
Establishment and execution of the small molecule strategy.	Full attainment, with strategy approved on time and implementation underway during 2007
Establish and implement organizational strategy, design and business process improvements.	Full attainment, with organizational plans developed and in place and business process improvements implemented.
Effective recruitment and development of staff within the R&D organization.	Full attainment, with significant hiring goals met, including key senior-level managers; and development plans in place for certain employees.

Based on complete attainment of some goals and partial attainment of other goals, the CEO recommended, and the Committee approved, that Dr. Pickett receive 90% of the 30,000 (that is, 27,000) restricted stock units for the 2007 performance period. These 27,000 units vested on February 12, 2008, which was the date of Committee approval. The balance of 3,000 units was forfeited.

Benefits

In addition to participating in the benefit programs provided to all employees (for example, our employee stock purchase plan and medical, dental, vision, life and disability insurance), we provide some supplemental benefits to executives. These benefits include:

•	Life Insurance. Our named executive officers receive Company-paid term life insurance equal to three times annual base salary, up to a maximum benefit of $1,500,000; this cap does not apply to the life insurance benefit provided to the CEO. As a comparison, other executives also receive Company-paid term life insurance equal to three times annual base salary up to a maximum of $1,500,000 and employees who are not executives receive Company-paid term life insurance equal to two times their annual base salary. The cost of Company-paid life insurance in excess of a $50,000 insurance level is taxable income to employees.

•	Tax Preparation, Financial and Estate Planning. Our named executive officers are eligible for reimbursement of expenses incurred for tax preparation, financial and/or estate planning services, as well as the purchase of tax preparation and/or financial planning software. Such reimbursements are considered taxable income to the executives.

Retirement Plans

The Company does not maintain a pension plan or a defined benefit plan.

The Company maintains a Supplemental Savings Plan, or SSP, which covers executive officers and certain other highly compensated and/or management employees. The SSP replaced our prior deferred compensation plan, as well as the Biogen, Inc. Voluntary Executive Supplemental Savings Plan. Employees whose base salary and annual cash incentive for the year exceed a specified limit under Section 401(a)(17) of the Internal Revenue Code ($225,000 in 2007) receive a Company-paid “restoration match” on the portion of their base salary and annual cash incentive that exceeds this limit; the restoration match equals six percent of this excess compensation. This feature is intended to replace the amount of matching employer contributions that the participant would otherwise have been eligible to receive under our 401(k) plan but for this limit. In addition, participants in the SSP who are senior director level or higher, or who are designated as eligible by the Committee, may make voluntary contributions of up to 80% of their base salary and 100% of their annual cash incentives to the SSP, and thereby defer income taxes on such amounts until distribution is made from the SSP.

Prior to December 31, 2007, our SSP provided that participants became vested in the restoration match at a rate of 25% per year, until fully vested after four years of service. On December 31, 2007, concurrent with adopting immediate vesting under our 401(k) plan, we accelerated vesting for all SSP participants, so that all current participants are fully vested and all new participants are immediately vested in the restoration match. We made this change to immediate vesting based on our review of peer practices, which indicated an increasing trend toward this plan design.

SSP accounts are maintained for each participant. Accounts include employee and employer contributions and reflect performance of notional investments selected by the employee, or on a default investment if the employee does not make a selection. The notional investment options include the mutual funds available under the 401(k) plan, as well as a fixed rate option, which earns a rate of return determined each year by the Company’s Retirement Committee. In 2007, this rate of return was 8%. The excess of the interest rate paid on the fixed rate option above 120% of the applicable federal long-term rate (compounded quarterly) earned by our named executive officers under the SSP during 2007 is set forth in the Summary Compensation Table.

Post-termination Compensation and Benefits

We have a program in place under which all of our executives receive severance benefits if they are terminated without cause (and, in the case of Messrs. Mullen and Pickett, if they terminate for good reason) or following a corporate transaction or a change in control. The benefits they receive depend on their position (or, in the case of Messrs. Mullen and Pickett, are included in their employment agreements). We provide these arrangements because we believe that some severance arrangements, as well as protection in the event of a corporate transaction or change in control, are necessary in a competitive market for talent to attract and retain high quality executives. In addition, this benefit allows the executives to maintain their focus on the business during a period when they otherwise might be distracted. The terms of these arrangements and the amounts payable under them are described below under “Potential Payments Upon Termination or Change in Control.”

Tax-Deductibility of Compensation

Section 162(m) of the Internal Revenue Code limits to $1 million the amount a company may deduct for compensation paid to its CEO or any of its other three named executive officers (excluding the Chief Financial Officer). This limitation does not, however, apply to compensation meeting the definition of “qualifying performance-based compensation.”

Management works with the Committee to assess alternatives to preserve the tax deductibility under Section 162(m) of compensation payments to the extent reasonably practicable, consistent with our compensation policies and as determined to be in the best interests of Biogen Idec and its stockholders. For 2007, all stock option grants, our annual cash incentive plan and Dr. Pickett’s performance-based restricted stock unit grant were designed to meet the requirements for tax-deductible compensation under Section 162(m).

Beginning in 2007, the Company adopted changes to our annual cash incentive plan that enable us to maximize tax deductibility of plan-based awards paid to our named executive officers. Maximum cash incentive awards under the 2007 plan year were determined for each named executive officer based on our non-GAAP net income for the year. The actual award to each executive was less than this maximum amount based on the degree of attainment of Company and individual performance goals set in the annual cash incentive plan described above. Dr. Pickett’s performance-vested restricted stock unit plan was similarly structured to ensure a maximum funded value that was based on objectively determined measures.

Under the management incentive plan approved by the Company’s stockholders in 2003, we limit tax deductible performance-based incentive payments to a total of $3,500,000 per executive per year. We are proposing in this proxy statement for stockholder approval of a new management incentive plan that will permit us to continue to structure and provide performance-based awards that are tax-deductible.

Compensation and Management Development Committee Report

The Compensation and Management Development Committee (the “Committee”) furnishes the following report:

The Committee has reviewed and discussed the Compensation Discussion and Analysis with Biogen Idec management. Based on this review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Submitted by,

William D. Young, Chairman
Marijn E. Dekkers
Alan B. Glassberg
Lynn Schenk

Summary Compensation Table

The following table shows the compensation paid to or earned by the named executive officers during the fiscal years ended December 31, 2006 and December 31, 2007.

							Change in
							Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name and		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Principal Position	Year	($)	($)	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

James C. Mullen	2007	$1,142,308		$2,735,728	$2,922,003	$1,943,500	$67,817	$159,625	$8,970,981
President and CEO	2006	$1,084,616		$5,784,401	$3,209,365	$2,000,000	$54,063	$69,131	$12,201,576
Paul J. Clancy	2007	$373,822		$442,994	$240,913	$280,800		$24,543	$1,363,072
EVP and CFO
Peter N. Kellogg	2007	$440,662		$96,270	$26,868		$7,614	$60,928	$632,342
Former EVP, Finance and CFO	2006	$568,387		$1,937,727	$591,905	$271,256	$5,102	$37,838	$3,412,215
Cecil B. Pickett	2007	$796,154		$5,566,577		$561,600	$14,043	$130,691	$7,069,065
President, Research and Development
Robert A. Hamm	2007	$432,769		$1,649,137	$961,342	$238,056	$15,886	$37,744	$3,334,934
EVP, Pharmaceutical Operations and Technology	2006	$408,396		$1,680,588	$781,011	$230,325	$13,243	$27,712	$3,141,275
Burt A. Adelman	2007	$512,692		$908,231	$924,731	$267,800	$21,685	$48,924	$2,684,063
Former EVP, Portfolio Strategy	2006	$490,318		$1,915,685	$770,504	$277,500	$13,137	$33,321	$3,500,465

Notes to Summary Compensation Table

(1)	The amounts in column (e) reflect the dollar amounts recognized for financial statement reporting purposes in accordance with SFAS 123(R) during 2006 and 2007 for unvested restricted stock and restricted stock units held by each executive officer. These amounts are attributable to awards granted in and prior to 2006 and 2007. Assumptions used in the calculation of these amounts are included in footnote 5 on page F-28 of the Company’s Form 10-K for 2006, and footnote 5 on page F-30 of the Company’s Form 10-K for 2007. The amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(2)	The amounts in column (f) reflect the dollar amounts recognized for financial statement reporting purposes in accordance with SFAS 123(R) during 2006 and 2007 for unvested stock options held by each executive officer. These amounts are attributable to stock options granted in and prior to 2006 and 2007. Assumptions used in the calculation of these amounts are included in footnote 5 on page F-28 of the Company’s Form 10-K for 2006, and footnote 5 on page F-30 of the Company’s Form 10-K for 2007. The amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(3)	The amounts in column (g) reflect actual bonuses awarded to each executive officer for the 2006 and 2007 plan years under the Company’s Annual Cash Incentive Plan, which is discussed on page 30 in the section “Annual Cash Incentives.”

(4)	The amounts in column (h) represent earnings in the Supplemental Savings Plan (SSP) fixed rate option that are in excess of 120% of the average applicable federal long-term rate. The federal long-term rates for 2006 applied in this calculation were 5.52% in the first quarter, 6.25% in the second quarter, 6.12% in the third quarter and 5.77% in the fourth quarter. The federal long-term rates for 2007 applied in this calculation were 5.90% in the first quarter, 5.78% in the second quarter, 6.00% in the third quarter and 5.56% in the fourth quarter. The SSP is discussed on page 34 in the section “Retirement Plans.” We do not maintain a pension plan or a defined benefit plan.

(5)	The amounts in column (i) for 2007 reflect the following:

	Company			Value of
	Matching	Company	Personal	Company
	Contribution	Contribution	Financial and	-Paid Life
	to 401(k)	to SSP	Tax Planning	Insurance
Name	Plan Account	Account	Reimbursement	Premiums	Other	Description of Other

Mr. Mullen	$13,500	$123,877	$19,138	$3,110
Mr. Clancy	$13,500	$10,004	$425	$614
Mr. Kellogg	$13,500	$38,524	$6,875	$647	$1,382	Tax reimbursement
Dr. Pickett	$13,500	$929	$7,500	$990	$107,772	Relocation assistance
Mr. Hamm	$13,500	$20,922	$2,500	$822
Dr. Adelman	$13,500	$28,034	$6,400	$990

2007 Grants of Plan-Based Awards Table

The following table shows additional information regarding all grants of plan-based awards made to our named executive officers for the year ended December 31, 2007.

									All Other	All Other
									Stock	Option
									Awards:	Awards:		Grant Date
									Number of	Number of	Exercise	Fair
			Estimated Future Payouts Under			Estimated Future Payouts Under			Shares of	Securities	Price of	Value of
			Non-Equity Incentive Plan Awards(1)			Equity Incentive Plan Awards			Stock or	Underlying	Option	Stock and
			Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards	Option
Name	Grant Date		($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	Awards(2)
(a)	(b)	Notes	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)

James C. Mullen	02/13/07	(3)							70,000			$3,441,900
	02/13/07	(4)								210,000	$49.17	$3,790,983
	02/13/07		$718,750	$1,437,500	$2,156,250
Paul J. Clancy	02/12/07	(3)							7,000			$345,170
	02/12/07	(4)								18,100	$49.31	$327,677
	02/12/07		$112,500	$225,000	$337,500
	06/01/07	(5)							9,000			$470,610
	09/04/07	(6)							8,000			$508,400
	09/04/07	(7)								20,000	$63.55	$460,216
Peter N. Kellogg	02/12/07	(3)							11,500			$567,065
	02/12/07	(4)								29,800	$49.31	$539,490
	02/12/07		$146,750	$293,500	$440,250
Cecil B. Pickett	01/03/07	(8)				30,000	30,000					$1,479,900
	02/12/07		$300,000	$600,000	$900,000
	06/01/07	(8)				90,000	90,000					$4,706,100
Robert A. Hamm	02/12/07	(3)							15,000			$739,650
	02/12/07	(4)								38,900	$49.31	$704,234
	02/12/07		$109,000	$218,000	$327,000
	11/01/07	(5)							12,000			$874,440
	11/01/07	(6)							2,700			$196,749
	11/01/07	(7)								6,900	$72.87	$177,075
Burt A. Adelman	02/12/07	(3)							12,500			$616,375
	02/12/07	(4)								32,400	$49.31	$586,560
	02/12/07		$128,750	$257,500	$386,250

Notes to 2007 Grants of Plan-Based Awards Table

(1)	Annual Cash Incentive Plan. The amounts shown in column (d) represent the 2007 target payout amount based on the target incentive percentage applied to each executive’s base salary as of December 31, 2007 (with the exception of Mr. Kellogg, for whom the percentage is applied to his base salary as of his termination date of August 13, 2007). For 2007, the bonus targets were 125% of salary for Mr. Mullen, 75% of salary for Dr. Pickett and 50% of salary for each of the other named executive officers. The amounts in columns (c), (d) and (e) assume that the executive’s individual multiplier is 100%. Column (c) represents a payment assuming the company multiplier is 50%. Column (d) represents a payment assuming the company multiplier is 100%. Column (e) represents a payment assuming the company multiplier is 150%. This plan is described on page 30 in the section “Annual Cash Incentives.”

(2)	The amounts in this column represent the full grant date fair value as determined under SFAS 123(R). The value of stock options granted is based on grant date present value as calculated using a Black-Scholes option pricing model.

(3)	Annual grant of restricted stock units (RSUs). These RSUs are scheduled to vest 33.3% ratably on the first three anniversaries of the grant date.

(4)	Annual grant of stock options. These options have a ten-year term and are scheduled to vest 25% ratably on the first four anniversaries of the grant date.

(5)	Award of RSUs made under the 2007 special LTI grant authorized by the Committee. These RSUs are scheduled to vest 33.3% ratably on the first three anniversaries of the grant date.

(6)	Promotion grant of RSUs. These RSUs are scheduled to vest 33.3% ratably on the first three anniversaries of the grant date.

(7)	Promotion grant of stock options. These options have a ten-year term and are scheduled to vest 25% ratably on the first four anniversaries of the grant date.

(8)	RSUs granted to Dr. Pickett under a performance share award approved by the Committee, subject to performance goals during 2007, 2008, 2009 and 2010. It is possible that in a given year, Dr. Pickett could earn no shares under the performance goals; therefore, no threshold is shown. This arrangement is discussed on page 33 in the section “Long-term Incentives.”

Outstanding Equity Awards At 2007 Fiscal Year-End Table

The following table summarizes the equity awards that were outstanding as of December 31, 2007 for each of the named executive officers.

			Option Awards					Stock Awards
											Equity
											Incentive
										Equity	Plan
										Incentive	Awards:
					Equity					Plan	Market
					Incentive					Awards:	Value of
					Plan			Number	Market	Number	Unearned
					Awards:			of	Value of	of Unearned	Shares,
			Number of	Number of	Number of			Shares or	Shares or	Shares,	Units or
			Securities	Securities	Securities			Units of	Units of	Units or	Other
			Underlying	Underlying	Underlying			Stock	Stock	Other	Rights
			Unexercised	Unexercised	Unexercised	Option		That	That	Rights	That
			Options	Options	Unearned	Exercise	Option	Have Not	Have Not	That Have	Have Not
			(#)	(#)	Options	Price	Expiration	Vested	Vested	Not Vested	Vested
Name	Grant Date(1)		Exercisable	Unexercisable	(#)	($)	Date	(#)	($)(2)	(#)	($)
(a)	(b)	Notes	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)

James C. Mullen	12/09/99		172,500			$62.28	12/08/09
	06/16/00		287,500			$51.85	06/15/10
	12/15/00		143,750			$45.46	12/14/10
	12/14/01		402,500			$49.03	12/13/11
	12/06/02		345,000			$37.45	12/05/12
	02/06/04		150,000			$43.50	02/05/14
	02/17/05	(3)	325,000			$67.57	02/16/15
	02/07/06		60,000	180,000		$44.59	02/06/16
	02/07/06							53,333	$3,035,714
	02/13/07							70,000	$3,984,400
	02/13/07			210,000		$49.17	02/12/17
Paul J. Clancy	03/05/01	(3)	28,750			$58.99	03/04/11
	12/14/01		4,761			$49.03	12/13/11
	12/06/02		10,005			$37.45	12/05/12
	02/06/04		13,000			$43.50	02/05/14
	02/17/05	(3)	8,400			$67.57	02/16/15
	02/17/05							3,200	$182,144
	02/06/06		2,747	8,243		$44.24	02/05/16
	02/06/06							2,960	$168,483
	08/01/06							1,666	$94,829
	08/01/06		1,500	4,500		$41.03	07/31/16
	02/12/07			18,100		$49.31	02/11/17
	02/12/07							7,000	$398,440
	06/01/07	(10)						9,000	$512,280
	09/04/07							8,000	$455,360
	09/04/07			20,000		$63.55	09/03/17
Peter N. Kellogg(4)
Cecil B. Pickett	10/02/06	(5)						90,000	$5,122,800
	10/02/06	(6)						29,600	$1,684,832
	01/03/07									30,000	$1,707,600
	06/01/07	(11)								90,000	$5,122,800
Robert A. Hamm	12/09/99		28,750			$62.28	12/08/09
	12/15/00		5,750			$45.46	12/14/10
	12/14/01		10,062			$49.03	12/13/11
	12/06/02		20,124			$37.45	12/05/12
	02/06/04		27,475			$43.50	02/05/14
	02/17/05	(3)	45,000			$67.57	02/16/15
	02/06/06		10,225	30,675		$44.24	02/05/16
	02/06/06							10,933	$622,306
	02/12/07			38,900		$49.31	02/11/17
	02/12/07							15,000	$853,800
	11/01/07							12,000	$683,040
	11/01/07			6,900		$72.87	10/31/17
	11/01/07							2,700	$153,684
Burt A. Adelman(7)	02/06/04		8,750			$43.50	02/05/14
	02/17/05	(3)	37,500			$67.57	02/16/15
	02/06/06		30,675			$44.24	02/05/16
	02/12/07		32,400			$49.31	02/11/17

Notes to Outstanding Equity Awards At 2007 Fiscal Year-End Table

(1)	Vest schedules for the equity grants are as follows:

		Award								Option
Grant Date	Notes	Type	Vesting Schedule and Dates							Expiration

12/09/99		NQ	20% on 12/09/2000	20% on 12/09/2001	20% on 12/09/2002	20% on 12/09/2003	20% on 12/09/2004			12/08/09
06/16/00		NQ	14.29% on 06/16/2001	14.29% on 06/16/2002	14.29% on 06/16/2003	14.28% on 06/16/2004	14.28% on 06/16/2005	14.28% on 06/16/2006	14.28% on 06/16/2007	06/15/10
12/15/00	(8)	NQ	14.29% on 12/15/2001	14.29% on 12/15/2002	14.29% on 12/15/2003	14.29% on 12/15/2004	14.28% on 12/15/2005	14.28% on 12/15/2006	14.28% on 12/15/2007	12/14/10
12/15/00	(9)	NQ	20% on 12/15/2001	20% on 12/15/2002	20% on 12/15/2003	20% on 12/15/2004	20% on 12/15/2005			12/14/10
03/05/01	(3)	NQ	20% on 03/05/2002	20% on 03/05/2003	20% on 03/05/2004	20% on 03/05/2005	20% on 03/05/2006			03/04/11
12/14/01		NQ	25% on 12/14/2002	25% on 12/14/2003	25% on 12/14/2004	25% on 12/14/2005				12/13/11
12/06/02		NQ	25% on 12/06/2003	25% on 12/06/2004	25% on 12/06/2005	25% on 12/06/2006				12/05/12
02/06/04		NQ	25% on 12/31/2004	25% on 12/31/2005	25% on 12/31/2006	25% on 12/31/2007				02/05/14
02/17/05	(3)	NQ	25% on 02/17/2006	25% on 02/17/2007	25% on 02/17/2008	25% on 02/17/2009				02/16/15
02/17/05		RSA	100% on 02/17/2008
02/06/06		NQ	25% on 02/06/2007	25% on 02/06/2008	25% on 02/06/2009	25% on 02/06/2010				02/05/16
02/06/06		RSU	33.3% on 02/06/2007	33.3% on 02/06/2008	33.3% on 02/06/2009
02/07/06		NQ	25% on 02/07/2007	25% on 02/07/2008	25% on 02/07/2009	25% on 02/07/2010				02/06/16
02/07/06		RSU	33.3% on 02/07/2007	33.3% on 02/07/2008	33.3% on 02/07/2009
08/01/06		RSU	33.3% on 08/01/2007	33.3% on 08/01/2008	33.3% on 08/01/2009
08/01/06		NQ	25% on 08/01/2007	25% on 08/01/2008	25% on 08/01/2009	25% on 08/01/2010				07/31/16
10/02/06	(5)	RSU	25% on 10/02/2007	25% on 10/02/2008	25% on 10/02/2009	25% on 10/02/2010
10/02/06	(6)	RSU	33.3% on 10/02/2007	33.3% on 10/02/2008	33.3% on 10/02/2009
01/03/07		RSU	100% on 02/12/2008
02/12/07		NQ	25% on 02/12/2008	25% on 02/12/2009	25% on 02/12/2010	25% on 02/12/2011				02/11/17
02/12/07		RSU	33.3% on 02/12/2008	33.3% on 02/12/2009	33.3% on 02/12/2010
02/13/07		RSU	33.3% on 02/13/2008	33.3% on 02/13/2009	33.3% on 02/13/2010
02/13/07		NQ	25% on 02/13/2008	25% on 02/13/2009	25% on 02/13/2010	25% on 02/13/2011				02/12/17
06/01/07	(10)	RSU	33.3% on 06/01/2008	33.3% on 06/01/2009	33.3% on 06/01/2010
06/01/07	(11)	RSU	33.3% on 02/15/2009	33.3% on 02/15/2010	33.3% on 10/09/2010
09/04/07		RSU	33.3% on 09/04/2008	33.3% on 09/04/2009	33.3% on 09/04/2010
09/04/07		NQ	25% on 09/04/2008	25% on 09/04/2009	25% on 09/04/2010	25% on 09/04/2011				09/03/17
11/01/07		RSU	33.3% on 11/01/2008	33.3% on 11/01/2009	33.3% on 11/01/2010
11/01/07		NQ	25% on 11/01/2008	25% on 11/01/2009	25% on 11/01/2010	25% on 11/01/2011				10/31/17

(2)	Market value of awards is based on the closing price of our common stock as of December 31, 2007 ($56.92) as reported by NASDAQ.

(3)	In December of 2005, all unvested options with exercise prices of $55.00 or higher were accelerated (fully vested) to avoid the associated expense under SFAS 123(R). The sale of these options by executive officers was restricted before which time as vesting would otherwise have taken place (or, if earlier, an executive officer’s last day of employment). Mr. Clancy was not subject to this sale restriction as he was not an executive officer at the time of the acceleration.

(4)	Mr. Kellogg resigned his employment with the Company effective August 13, 2007 and was eligible to exercise vested stock options for 3 months following his last date of employment, after which time any unexercised options were forfeited.

(5)	This grant to Dr. Pickett is scheduled to vest over four years on the anniversary of the grant date.

(6)	This grant to Dr. Pickett is scheduled to vest over three years on the anniversary of the grant date.

(7)	Dr. Adelman retired from the Company effective December 31, 2007. Based on his age and years of service with the Company, Dr. Adelman received full acceleration of his then-unvested equity grants.

(8)	Grant to Mr. Mullen on December 15, 2000 vested over seven years.

(9)	Grants to other executives on December 15, 2000 vested over five years.

(10)	Grant to Mr. Clancy on June 1, 2007 vests over three years on the anniversary of the grant date.

(11)	Grant to Dr. Pickett on June 1, 2007 of performance-based RSUs vests over three years on the dates corresponding to the assessment of results for the applicable performance period.

2007 Options Exercised and Stock Vested Table

The following table shows information regarding option exercises and vesting of stock awards for each named executive officer during the year ended December 31, 2007.

	Option Awards		Stock Awards
	Number of Shares	Value Realized Upon	Number of Shares	Value Realized
	Acquired on Exercise	Exercise	Acquired on Vesting	on Vesting
Name	(#)	(#)(1)	(#)(2)	($)(3)
(a)	(b)	(c)	(d)	(e)

James C. Mullen			176,667	$8,679,216
Paul J. Clancy			12,539	$589,171
Peter N. Kellogg	492,775	$12,200,577	35,984	$1,700,923
Cecil B. Pickett			44,800	$2,941,568
Robert A. Hamm			23,340	$1,100,166
Burt A. Adelman	298,225	$4,035,698	52,105	$2,682,894

Notes to 2007 Options Exercised and Stock Vested Table

(1)	The value realized is the difference between the closing price of the common stock of the Company at the time of exercise and the option exercise price, times the number of shares acquired on each exercise.

(2)	Upon vesting, Restricted Stock Awards and Restricted Stock Units were settled in shares. Number of shares acquired on vesting includes shares withheld by us at the election of Messrs. Mullen (71,959 shares), Clancy (4,061), Kellogg (13,151), Pickett (23,781), Hamm (4,706) and Adelman (17,716) to pay the minimum withholding of taxes due upon vesting.

(3)	The value realized is calculated as the closing price of the common stock of the Company at the time of vesting times the total number of shares vested.

2007 Non-Qualified Deferred Compensation Table

The following table shows a summary of all contributions to, earnings on and distributions received from the non-qualified deferred compensation plan for each of the named executive officers for the year ended December 31, 2007. The account balances as of year-end include all contributions and amounts earned by the executives prior to 2007.

					Aggregate
			Aggregate	Aggregate	Balance
	Executive	Company	Earnings	Distributions in	at Last Fiscal
	Contributions in	Contributions in	in Last	Last Fiscal Year	Year-End
Name	Last Fiscal Year($)(1)	Last Fiscal Year($)(2)	Fiscal Year($)(3)	($)	($)(4)
(a)	(b)	(c)	(d)	(e)	(f)

James C. Mullen		$123,877	$263,526		$3,640,559
Paul J. Clancy		$10,004	$3,651		$81,447
Peter N. Kellogg	$67,814	$38,524	$94,197		$1,033,681
Cecil B. Pickett	$198,315	$929	$53,844		$765,576
Robert A. Hamm		$20,922	$61,550		$844,837
Burt A. Adelman	$262,376	$28,034	$106,513		$1,609,769

Notes to 2007 Non-Qualified Deferred Compensation Table

(1)	The amounts in this column are also included in columns (c) and (g) of the Summary Compensation Table as non-qualified deferral of salary and non-qualified deferral of payments under the Annual Cash Incentive Plan, respectively.

(2)	The amounts in this column are also included in column (i) of the Summary Compensation Table as Company contributions to the Supplemental Savings Plan.

(3)	Earnings on the fixed rate option that are in excess of 120% of the applicable Federal long-term rate are reported in column (h) of the Summary Compensation Table for Messrs. Mullen ($67,817), Kellogg ($7,614), Pickett ($14,043), Hamm ($15,886) and Adelman ($21,685).

(4)	The following table lists the compensation deferrals during 2006 by each of the named executive officers, as reported in our 2007 proxy. Messrs. Clancy and Pickett were not named executive officers in our 2007 proxy, and Messrs. Mullen and Hamm did not defer any compensation during 2006.

Amounts Previously Reported as
Name	Deferred During 2006

Peter N. Kellogg	$146,836
Burt A. Adelman	$98,456

Potential Payments Upon Termination or Change in Control

Executive Severance Policy

Our named executive officers (other than Messrs. Mullen and Pickett, who have individual arrangements) participate in executive severance arrangements that provide benefits payable upon a termination of employment other than “for cause” (as defined in our 2005 Omnibus Equity Plan), retirement, death or disability. Following their terminations of employment, neither Mr. Kellogg nor Dr. Adelman was eligible for these severance arrangements on December 31, 2007. Under the executive severance plan for executive vice presidents, Messrs. Clancy and Hamm are eligible to receive the following benefits:

•	In the event of a termination other than for cause, retirement, death or disability, a lump sum severance payment equal to a minimum of nine months of the executive’s then annual base salary and target annual cash incentive, with an additional two and one-half months for each full year of service, to a maximum benefit of 21 months;

•	If, following a corporate transaction or a corporate change in control, the executive experiences an Involuntary Employment Action (as defined in our 2005 Omnibus Equity Plan), a lump sum severance payment equal to 24 months of the executive’s then annual base salary and target annual cash incentive. An Involuntary Employment Action is, in summary, a termination by Biogen Idec or the surviving corporation other than for cause or a termination by the executive for specified reasons.

Our annual cash incentive plan provides for a prorated target bonus payment for terminations due to the death or disability of the participant, and for terminations arising from an Involuntary Employment Action. As the annual cash incentive plan provides for payment of a full bonus to any participant remaining employed on the last day of the plan year, this amount is not included in the Potential Post-Termination Payments table.

The special performance-based cash retention incentive bonus for 2008 discussed in the section “Annual Cash Incentives” would also be payable to executive officers (other than Mr. Mullen, who is not participating in this bonus) experiencing an Involuntary Employment Action. The target bonus opportunity, which is equal to one times the executive officer’s annual base salary, would be paid if an executive officer experiences an Involuntary Employment Action before December 31, 2008. The target bonus opportunity multiplied by the performance multiplier would be paid if an executive officer experiences an Involuntary Employment Action on or after December 31, 2008. As this plan was adopted after December 31, 2007, these amounts are not included in the table in this section.

In any case where severance is payable under the plan, these executive officers will also receive continuation of medical and dental insurance benefits until the earlier of the last date of the severance payment period or the date the executive becomes eligible to participate in medical and dental insurance plans through another employer. These executive officers are also provided up to nine months of executive-level outplacement services at our cost.

If payments to these executive officers, other than Mr. Mullen, under the plan are subject to excise tax under Internal Revenue Code Section 4999, we will pay the executive officer an additional amount that equals the amount of the excise tax, plus the income and other payroll taxes arising from our payment of the excise tax amount, so that the executive officer realizes the full intended benefit.

Awards Under Equity Plans

A change in control, in brief, is the acquisition by one or more persons of more than 50% of our outstanding stock, other than in connection with a merger or consolidation, or a change in a majority of our directors other than as approved by a majority of our current incumbent directors and directors they have approved. If a change in control occurs, all outstanding options and stock awards under our 2003 and 2005 Equity Plans become fully exercisable or vested, as the case may be, and options will remain exercisable until the original option expiration date.

In the event of a corporate transaction, which is, in brief, a merger or consolidation in which our stockholders acquire or retain less than 50% of the voting power of the surviving corporation, or a liquidation, dissolution or sale of all or substantially all of the assets of Biogen Idec, we can either cause the surviving corporation to assume all equity awards or accelerate their vesting and exercisability immediately before the corporate transaction. If the equity awards are assumed, and an executive officer’s employment is terminated in an Involuntary Employment Action, the equity awards that are assumed will become fully vested and exercisable. Under the 1985, 2003 and 2005 Equity Plans, any assumed awards that become vested will remain exercisable through the earlier of twelve months from the termination date or the original option expiration date. Under our 1988 Equity Plan, any assumed awards that become vested will remain exercisable through the earlier of 36 months from the termination date or the original option expiration date.

If the holder of an equity award retires, which is defined under our equity plans as leaving the employment of Biogen Idec after reaching age 55 with at least ten years of service, each then outstanding equity award not yet vested or exercisable would become immediately vested or exercisable upon such termination at a rate of 50% of the shares unvested at the time of retirement plus an additional 10% of the shares for each full year of service beyond ten years of service. These vested options remain exercisable for 36 months or until the original option expiration date, if sooner. Under this provision and based on Dr. Adelman’s age and years of service, 100% of his unvested awards were accelerated upon his retirement on December 31, 2007.

Each of our equity plans define corporate transaction, change in control, Involuntary Employment Action, acceleration of equity upon termination and post-termination exercise periods.

Dr. Pickett’s Arrangements

Under Dr. Pickett’s employment agreement, he would be entitled to a lump sum severance payment in the event his employment is terminated by Biogen Idec other than For Cause (as defined in his Employment Agreement, which we filed with the SEC on November 9, 2006), or if he terminates his employment as a result of: (A) any material diminution in his duties, position, authority or reporting relationship that occurs within two years of his effective date of employment; (B) he ceases to be a member of the Board of Directors due to not being nominated for election or re-election; (C) any reduction in his base salary or target bonus opportunity; (D) any relocation of the Company’s principal executive offices which increases his daily commute by more than 100 miles on a round trip basis; or (E) breach of any material obligation of the Company under the offer letter which is not promptly cured after written notice. The lump sum severance payment would be the lesser of 21 months and the number of months (prorated) between the effective date of termination and date on which he reaches age 65, of his annual base salary and target annual cash incentive at the time of his termination.

If, following a corporate transaction or a corporate change in control, Dr. Pickett experiences an Involuntary Employment Action (as defined in our 2005 Equity Plan), he would be entitled to a lump sum severance payment equal to 24 months of his annual base salary and target annual cash incentive at the time of his termination.

In any case where severance is payable to Dr. Pickett, he will also receive continuation of medical and dental insurance benefits until the earlier of the last date of the severance payment term or the date upon which he becomes eligible to participate in medical or dental plans through another employer.

If payments to Dr. Pickett under these arrangements are subject to excise tax under Internal Revenue Code Section 4999, we will pay him an additional amount that equals the amount of the excise tax, plus the income and other payroll taxes arising from our payment of the excise amount, so that Dr. Pickett realizes the full intended benefit.

Mr. Mullen’s Arrangements

Under Mr. Mullen’s employment agreement, if he is terminated by us other than for Cause (as defined in his amended Employment Agreement, which we filed with the SEC on July 16, 2003 (initial agreement) and February 10, 2006 (first amendment)) or if he terminates his employment for good reason, or in the event Mr. Mullen is terminated or terminates his employment for reasons specified in his employment agreement, he would be entitled to a lump sum severance payment in an amount equal to three times the sum of his annual base salary and target annual cash incentive at the time of termination. Mr. Mullen would also receive continuation of medical, dental and supplemental life insurance benefits until the earlier of 36 months or the date upon which he becomes eligible to receive substantially comparable benefits through another employer, and a supplemental payment to cover the employment-related taxes on these benefits and the tax on the amount of the supplemental payment. In addition, all of Mr. Mullen’s then outstanding equity awards which were not yet vested or exercisable would become immediately vested or exercisable upon such termination in accordance with the provisions of the equity plan under which they were granted.

In the event of Mr. Mullen’s termination of employment by us due to his disability, he would receive a lump sum payment in an amount equal to his annual base salary and his target annual cash incentive for the year of termination. In the event of his death or termination due to disability, all of Mr. Mullen’s then outstanding unvested equity awards would immediately vest or become exercisable upon such termination in accordance with the provisions of the equity plan under which they were granted.

If payments in an amount greater than $100,000 made to Mr. Mullen under the agreement (or any other plan or agreement) are subject to excise tax under Internal Revenue Code Section 4999, the employment agreement provides that we will pay him an additional amount that equals the amount of the excise tax, plus the income and other payroll taxes arising from our payment of the excise tax amount, so that he realizes the full intended benefit.

Potential Post-Termination Payments Table

The following table summarizes the potential payments to each named executive officer under various termination events. The table assumes that the event occurred on December 31, 2007 and the calculations use the closing price of our common stock on December 31, 2007 (the last trading day of 2007) as reported by NASDAQ, which was $56.92 per share.

Mr. Kellogg resigned his employment with the Company effective August 13, 2007. Based on Mr. Kellogg’s voluntary resignation and combination of age and years of service, he was not eligible for any acceleration of unvested equity grants, nor was he eligible for any post-termination payments. Dr. Adelman retired from the Company effective December 31, 2007. Based on his age and years of service with the Company, Dr. Adelman received full acceleration of his then-unvested equity grants. The Company entered into a consulting agreement with Dr. Adelman for a six-month period beginning January 1, 2008. Dr. Adelman received no other payments or benefits in connection with his retirement.

			Involuntary
	Voluntary		Termination
	Termination for		Not for	Involuntary
	Good Reason		Cause and Not	Termination
	Unrelated to		Following a	Following a
	Corporate		Corporate	Corporate
	Transaction or		Transaction or	Transaction or
	Change in		Change in	Change in
Name and Payment Elements(1)	Control(2)	Retirement	Control	Control
(a)	(b)	(c)	(d)	(e)

James C. Mullen
Cash Compensation
Severance	$7,762,500		$7,762,500	$7,762,500
Equity Awards
Options	$3,846,900		$3,846,900	$3,846,900
Restricted Stock	$7,020,114		$7,020,114	$7,020,114
Benefits and Perquisites
Medical, Dental and Supplemental Life	$55,656		$55,656	$55,656
Outplacement
280G Tax Gross-Up
Total	$18,685,170		$18,685,170	$18,685,170

Paul J. Clancy
Cash Compensation
Severance			$1,181,250	$1,350,000
Equity Awards
Options				$313,767
Restricted Stock				$1,811,536
Benefits and Perquisites
Medical and Dental			$27,472	$31,397
Outplacement			$14,000	$14,000
280G Tax Gross-Up				$882,946
Total			$1,222,722	$4,403,646

Peter N. Kellogg(3)

Cecil B. Pickett
Cash Compensation
Severance	$2,450,000		$2,450,000	$2,800,000
Equity Awards
Options
Restricted Stock				$13,638,032
Benefits and Perquisites
Medical and Dental	$18,772		$18,772	$21,453
Outplacement
280G Tax Gross-Up				$5,401,845
Total	$2,468,772		$2,468,772	$21,861,330

			Involuntary
	Voluntary		Termination
	Termination for		Not for	Involuntary
	Good Reason		Cause and Not	Termination
	Unrelated to		Following a	Following a
	Corporate		Corporate	Corporate
	Transaction or		Transaction or	Transaction or
	Change in		Change in	Change in
Name and Payment Elements(1)	Control(2)	Retirement	Control	Control
(a)	(b)	(c)	(d)	(e)

Robert A. Hamm(4)
Cash Compensation
Severance			$1,144,500	$1,308,000
Equity Awards
Options		$547,990	$547,990	$684,988
Restricted Stock		$1,850,264	$1,850,264	$2,312,830
Benefits and Perquisites
Medical and Dental			$18,772	$21,453
Outplacement			$14,000	$14,000
280G Tax Gross-Up
Total		$2,398,254	$3,575,526	$4,341,271

Burt A. Adelman(5)
Cash Compensation
Severance
Equity Awards
Options		$635,523
Restricted Stock		$1,333,806
Benefits and Perquisites
Medical and Dental
Outplacement
280G Tax Gross-Up
Total		$1,969,329

Notes to Post-Termination Payments Table

(1)	This table excludes payments under our Annual Cash Incentive Plan, which would have been earned based on employment on December 31, 2007. Also excluded are payments under our Retention Bonus Program, as this program had not yet been adopted on December 31, 2007.

(2)	Only Messrs. Mullen and Pickett are eligible to receive benefits upon termination for Good Reason unrelated to a Corporate Transaction or a Change in Control.

(3)	Mr. Kellogg resigned his employment with the Company effective August 13, 2007. Based on Mr. Kellogg’s voluntary resignation and combination of age and years of service, he was not eligible for any acceleration of unvested equity grants, nor was he eligible for any post-termination payments.

(4)	As of December 31, 2007, Mr. Hamm meets the eligibility definition for retirement, which is at least 55 years of age with at least 10 full years of completed service with the Company. If Mr. Hamm retired as of December 31, 2007, 80% of his unvested stock options and restricted stock awards and units would accelerate and vest.

(5)	Dr. Adelman retired from the Company effective December 31, 2007. Based on his age and years of service with the Company, Dr. Adelman received full acceleration of his then-unvested equity grants. The Company entered into a consulting agreement with Dr. Adelman for a six-month period beginning January 1, 2008, under which he received a $400,000 payment. Dr. Adelman received no other payments or benefits in connection with his retirement.

Director Compensation

This section describes the compensation of our non-employee directors and presents actual compensation in tabular form for those directors who served during 2007. Of the directors included in our discussion and tables, Alan Belzer and Mary L. Good retired effective May 31, 2007, consistent with our retirement requirements for directors, and Marijn E. Dekkers was elected at the 2007 Annual Meeting of Stockholders and commenced his service on that date. All other directors served throughout all of 2007.

Employee members of our Board of Directors (Messrs. Mullen and Pickett) receive no extra compensation for their service on the Board of Directors. The standard cash compensation package for all non-employee members of our Board of Directors is as follows:

•	An annual retainer of $25,000;

•	$2,500 for each meeting day of the Board of Directors attended in person;

•	$1,250 for each meeting day of the Board of Directors attended by telephone; and

•	$1,000 for each committee meeting attended in person or by telephone;

•	Additional retainer for serving as committee chair as follows:

-	Finance and Audit Committee — $20,000

-	Compensation and Management Development Committee — $10,000

-	Corporate Governance Committee — $10,000

-	Transaction Committee — $10,000

•	Additional retainer of $5,000 for service on the Finance and Audit Committee (other than the chair)

Our non-employee directors are paid a fee of $1,000 for each full day of service other than in connection with meetings of our Board of Directors or its committees. Bruce R. Ross, our Non-Executive Chairman, receives an additional annual cash retainer of $60,000 in recognition of the duties and responsibilities specific to the role of non-executive Chairman.

Our directors may defer all or part of their cash compensation under our Voluntary Board of Directors Savings Plan. If directors choose to defer their compensation under our Voluntary Board of Directors Savings Plan, the plan periodically will credit their accounts with amounts of “deemed investment results” as if their deferred compensation was deposited into investment funds available under our employee 401(k) plan. Alternatively, directors can choose a fixed rate option under this plan whereby the “deemed investment results” earn a rate of return specified annually (8% in 2007) by the committee that administers the plan (the Company’s Retirement Committee). These deferral options are consistent with competitive practices among our peers and provide a convenient option for those directors who elect to defer the retainers or fees they earn. The offering of this program is at nominal expense to the Company.

Directors are also reimbursed for actual expenses incurred in attending meetings of our Board of Directors and its committees, as well as service to the Board unrelated to meetings of the Board of Directors or its committees.

The 2006 Non-Employee Directors Equity Plan was approved by stockholders at the 2006 Annual Stockholders Meeting. Under the plan, upon initial election to the Board, non-employee directors receive an initial award, the amount and type of which shall be determined by the Compensation and Corporate Governance Committees, of up to a maximum of 35,000 shares of our common stock (or 50,000 for the non-executive Chairman of the Board). Initial grants vest ratably in equal annual installments over three years from the date of grant. In addition, non-employee directors receive annual grants effective with the date of each annual stockholders meeting (or a pro rata grant upon election to the Board other than at an annual stockholders meeting), the amount and type of which shall be determined by these Committees, up to 17,500 shares of our common stock (or 30,000 for the non-executive Chairman of the Board). Annual grants vest on the one-year anniversary of the date of grant.

On May 31, 2007, each director received a grant of 5,950 stock options and a grant of 2,300 restricted stock units. The May 31, 2007 grants represented the annual equity grants to the directors, consistent with our adoption in 2006 of the practice to make annual grants of equity to directors on the date of our annual stockholders meeting.

On May 31, 2007, the non-executive Chairman also received an annual equity grant of 5,950 stock options and a grant of 2,300 restricted stock units. These grants were in addition to those grants described in the preceding paragraph.

On May 31, 2007, Dr. Dekkers also received an equity grant of 35,000 stock options, consistent with the initial election grant guideline described above. This grant was in addition to the grants described above for the annual grants of equity to directors.

Grants to directors are recommended by both the Compensation Committee and the Corporate Governance Committee and approved by the Board of Directors, with the non-executive Chairman recused from discussion and voting upon his awards. The number of stock options and restricted stock units granted to our directors is based on an assessment of competitive practices among Biogen Idec’s peers. This analysis was prepared and presented by Watson Wyatt to the Compensation Committee. The approved grant date fair value of $240,000 for each director was between the median ($215,000) and 75th percentile ($353,000) of our peers and was divided evenly between stock options and restricted stock units.

Awards granted under the 2006 Equity Plan will be subject to accelerated vesting upon termination of Board service by reason of death, disability, retirement and change in control (as such terms are defined in the plan). In addition, director awards will become fully vested upon an involuntary termination of Board service within two years following certain mergers or other corporate transactions, as defined in the plan.

On May 30, 2007, our directors adopted share ownership guidelines for our non-employee directors. These guidelines provide that each director other than the non-executive Chairman is to own 5,000 shares of Biogen Idec stock outright within five years following May 30, 2007, or within five years following initial election for directors elected after May 30, 2007. Under the guidelines, the non-executive Chairman is to own 10,000 shares of Biogen Idec stock outright within five years following May 30, 2007.

2007 Director Compensation Table

					Change in
					Pension
					Value and
					Nonqualified
	Fees Earned			Non-Equity	Deferred
	or Paid	Stock	Option	Incentive Plan	Compensation	All Other
	in Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)	($)(1)	($)(2)	($)	($)(3)	($)(4)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

Alan Belzer(5)	$36,500	$23,527	$22,500		$18,292		$100,819
Lawrence C. Best	$74,500	$93,753	$91,236				$259,489
Marijn E. Dekkers(6)	$44,750	$70,226	$203,512				$318,488
Alan B. Glassberg	$72,000	$93,753	$91,236				$256,989
Mary L. Good(5)	$32,750	$23,527	$22,500				$78,777
Thomas F. Keller(7)	$86,500	$143,633	$140,058		$15,489		$385,680
Robert W. Pangia	$88,000	$93,753	$91,236				$272,989
Bruce R. Ross	$147,500	$211,033	$204,972				$563,505
Phillip A. Sharp	$63,500	$93,753	$91,236				$248,489
Lynn Schenk	$79,250	$93,753	$91,236				$264,239
William D. Young	$82,750	$93,753	$91,236				$267,739

Notes to 2007 Director Compensation Table

(1)	The amounts in column (c) reflect the dollar amounts recognized for financial statement reporting purposes in accordance with SFAS 123(R) during 2007 for unvested restricted stock units held by each director. These amounts are attributable to awards granted in and prior to 2007. Assumptions used in the calculation of these amounts are included in footnote 5 on page F-30 of the Company’s Form 10-K for 2007. The amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(2)	The amounts in column (d) reflect the dollar amounts recognized for financial statement reporting purposes in accordance with SFAS 123(R) during 2007 for unvested stock options held by each director. These amounts are attributable to stock options granted in and prior to 2007. Assumptions used in the calculation of these amounts are included in footnote 5 on page F-30 of the Company’s Form 10-K for 2007. The amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(3)	The amounts in column (f) represent earnings in the Voluntary Board of Directors Savings Plan fixed rate option that are in excess of 120% of the average applicable federal long-term rate. The federal long-term rates for 2007 applied in this calculation were 5.90% in the first quarter, 5.78% in the second quarter, 6.00% in the third quarter and 5.56% in the fourth quarter.

(4)	No disclosure is required in this column because the values of other compensation, such as perquisites or other personal benefits provided to each director, does not exceed $10,000.

(5)	Mr. Belzer and Ms. Good retired from our Board of Directors effective May 31, 2007.

(6)	Dr. Dekkers was elected to our Board of Directors at the 2007 Annual Meeting of Stockholders on May 31, 2007.

(7)	As Dr. Keller has reached the age of 75 (mandatory retirement age of non-employee directors), Biogen Idec has recognized the full compensation expense associated with his 2007 grants.

	Grant Date Value of Equity Awarded in 2007
	Stock Award Grant Date Value	Stock Option Grant Date Value
Name	($)(1)	($)(2)

Alan Belzer(3)
Lawrence C. Best	$120,106	$117,558
Marijn E. Dekkers(4)	$120,106	$809,074
Alan B. Glassberg	$120,106	$117,558
Mary L. Good(3)
Thomas F. Keller	$120,106	$117,558
Robert W. Pangia	$120,106	$117,558
Bruce R. Ross	$240,212	$235,115
Phillip A. Sharp	$120,106	$117,558
Lynn Schenk	$120,106	$117,558
William D. Young	$120,106	$117,558

(1)	Grant date fair value of 2007 annual grants of restricted stock units (RSUs) to non-employee directors, as described in the narrative preceding this table. These RSUs are scheduled to vest in full and be settled in shares on the first anniversary of the grant date.

(2)	Grant date fair value of 2007 annual grants of stock options to non-employee directors, as described in the narrative preceding this table. These stock options are scheduled to vest in full on the first anniversary of the grant date.

(3)	Mr. Belzer and Ms. Good retired from our Board of Directors effective May 31, 2007.

(4)	Dr. Dekkers was elected to our Board of Directors at the 2007 Annual Meeting of Stockholders on May 31, 2007. In addition to the annual grants of stock options described in note (2) above and in accordance with the 2006 Non-Employee Directors Equity Plan, he received an initial grant of 35,000 stock options on May 31, 2007. These stock options are scheduled to vest 33.3% ratably on the first three anniversaries of the grant date.

Director Equity Outstanding at 2007 Fiscal Year-End

	Option Awards(1)		Stock Awards(2)
	Number of Securities	Number of Securities	Number of Shares or
	Underlying Unexercised	Underlying Unexercised	Units of Stock That
	Options (#)	Options (#)	Have Not Vested
Name	Exercisable	Unexercisable	(#)
(a)	(b)	(c)	(d)

Alan Belzer(3)	83,625
Lawrence C. Best	63,625	5,950	2,300
Marijn E. Dekkers		40,950	2,300
Alan B. Glassberg	85,625	5,950	2,300
Mary L. Good(3)	49,125
Thomas F. Keller	100,425	5,950	2,300
Robert W. Pangia	135,625	5,950	2,300
Bruce R. Ross	59,375	11,900	4,600
Phillip A. Sharp	264,875	5,950	2,300
Lynn Schenk	40,625	5,950	2,300
William D. Young	75,625	5,950	2,300

Notes to Director Equity Outstanding at 2007 Fiscal Year-End Table

(1)	All stock options were granted with a ten-year term. Stock options granted to non-employee Directors as part of the annual grant vest in full on the first anniversary of grant. Stock options granted to Dr. Dekkers in connection with his initial election to the Board vest in equal thirds on the first three anniversaries of the grant.

(2)	Restricted stock units granted to non-employee Directors as part of the annual grant vest in full on the first anniversary of grant.

(3)	The post-retirement exercise period for each grant is governed by the terms of the equity plan under which the options were granted.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Our Code of Business Conduct and Corporate Governance Principles, both of which are posted on our corporate website, www.biogenidec.com under “Corporate Governance”, together with our Conflict of Interest Policy, set forth our policies and procedures for the review and approval of transactions with related persons, including transactions that would be required to be disclosed in this proxy statement in accordance with SEC rules. In circumstances where one of our directors or officers, or a family member, has a direct or indirect material interest in a transaction involving the Company, the Finance and Audit Committee must review and approve all such proposed transactions or courses of dealing. There are no such relationships or transactions that are required to be disclosed in this proxy statement under SEC rules. Indeed, our Code of Business Conduct, which sets forth legal and ethical guidelines for all of our directors and employees, states that directors, executive officers and employees must avoid relationships or activities that might impair that persons ability to make objective and fair decisions while acting in their Company roles, and our Corporate Governance Principles state that our Board of Directors will not permit any waiver of any ethics policy for any director or officer.

Other

In accordance with the indemnification provisions of our bylaws, we pay the expenses incurred by our directors and, except in certain circumstances, officers (including our executive officers) in defending actions, suits or proceedings brought against them due to the fact that they are one of our directors or officers in advance of the final disposition of such actions, suits or proceedings upon receipt of an undertaking by them to repay the advanced expenses if it is ultimately determined that they are not entitled to be indemnified under the General Corporation Law of the State of Delaware.

DISCLOSURE WITH RESPECT TO OUR EQUITY COMPENSATION PLANS

Equity Compensation Plan Table

The following table provides information as of December 31, 2007 about:

•	the number of shares of common stock to be issued upon exercise of outstanding options and vesting of restricted stock units under plans adopted and assumed by us as described in the Compensation Discussion and Analysis;

•	the weighted-average exercise price of outstanding options under plans adopted and assumed by us; and

•	the number of shares of common stock available for future issuance under our active plans — the 2006 Non-Employee Directors Equity Plan, the 2005 Omnibus Equity Plan and the 1995 Employee Stock Purchase Plan.

Equity Compensation Plan Information

	(a)	(b)		(c)
Number of Securities
	Number of			Remaining Available for
	Securities			Future Issuance Under
	to be Issued Upon	Weighted-average		Equity Compensation
	Exercise of	Exercise Price of		Plans (excluding
	Outstanding Options	Outstanding		securities reflected in
Plan Category	and Rights	Options and Rights		column(a)

Equity compensation plans approved by stockholders	19,607,724	$50.03	(2)	15,314,699	(3)
Equity compensation plans not approved by stockholders(1)	—	—		—
Total	19,607,724	$50.03	(2)	15,314,699

(1)	In connection with the merger of Biogen, Inc. with a subsidiary of IDEC Pharmaceuticals Corporation, we assumed all of Biogen, Inc.’s then outstanding options. On an as-converted basis, the options that we assumed from Biogen, Inc. are categorized as follows: (a) as of December 31, 2007, outstanding options to purchase 357,000 shares of common stock under the Biogen Inc. 1987 Scientific Board Stock Option Plan with a weighted average exercise price of $36.35; and, (b) as of December 31, 2007, outstanding options to purchase 4,527,859 shares of common stock under the Biogen, Inc. 1985 Stock Option Plan with a weighted average exercise price of $47.80.

(2)	The weighted-average exercise price includes all outstanding stock options, other than the as-converted Biogen, Inc. options described in footnote (1), but does not include restricted stock units, which do not have an exercise price. If the restricted stock units were included in this calculation, the weighted average exercise price would be $38.01. The total number of restricted stock units included in column (a) is 4,709,472.

(3)	Of these shares, (1) 4,904,642 remain available for future issuance under our 1995 Employee Stock Purchase Plan, (2) 9,749,057 remain available for future issuance under our 2005 Omnibus Equity Plan and (3) 661,000 remain available under our 2006 Non-Employee Directors Equity Plan. In addition to shares issuable upon the exercise of options or rights, the shares under the 2005 Omnibus Equity Plan and the 2006 Non-Employee Directors Equity Plan may also be issued other than upon such exercise.

MISCELLANEOUS

Stockholder Proposals

Stockholder proposals submitted pursuant to Securities Exchange Act Rule 14a-8 and intended to be presented at our 2009 Annual Meeting of Stockholders must be received by our Secretary no later than [          ], 2009 to be eligible for inclusion in our proxy statement and form of proxy relating to that meeting.

A stockholder proposal not included in our proxy statement for the 2009 Annual Meeting of Stockholders will be ineligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to our Secretary at our principal executive offices and otherwise complies with the provisions of our Bylaws. To be timely, our Bylaws provide that we must have received the stockholder’s notice not less than 90 days nor more than 120 days in advance of the anniversary of the date this proxy statement was released to stockholders in connection with our 2008 Annual Meeting of Stockholders. However, if the date of the 2009 Annual Meeting of Stockholders is changed by more than 30 days from the date contemplated at the time of this proxy statement, we must receive the stockholder’s notice not later than the close of business on the later of (i) the 90th day prior to such annual meeting and (ii) the 7th day following the day on which public announcement of the date of such meeting is first made.

All stockholder proposals should be sent to our executive offices at 14 Cambridge Center, Cambridge, Massachusetts, 02142, Attention: Corporate Secretary.

Incorporation by Reference

Notwithstanding anything to the contrary set forth in any of our previous filings under the securities laws that might incorporate future filings, including this proxy statement, in whole or in part, the Compensation and Management Development Committee Report, the Finance and Audit Committee Report, the content of www.biogenidec.com, including the charters of the committees of our Board of Directors, our Corporate Governance Principles, our Finance and Audit Committee Practices and our Code of Business Conduct, included or referenced in this proxy statement shall not be incorporated by reference into any such filings.

Manner and Cost of Proxy Solicitation

The Company pays the cost of soliciting proxies. The Company estimates that the total expenditures relating to the Company’s current proxy solicitation (other than salaries and wages of officers and employees, but including costs of litigation related to the solicitation) will be approximately $11,000,000, of which approximately $3,000,000 has been incurred as of the date hereof. In addition to solicitation by mail, our directors and the executive officers and employee identified in Appendix C may, without additional compensation, solicit proxies by mail, in person or by telephone or other electronic means.

The Company has retained Innisfree M&A Incorporated as proxy solicitors, at an estimated fee of $750,000 plus reasonable out-of-pocket expenses, to assist in the proxy solicitation. The Company will reimburse brokerage houses, banks, custodians and other nominees and fiduciaries for out-of-pocket expenses incurred in forwarding the Company’s proxy solicitation materials to, and obtaining instructions relating to such materials from, beneficial owners of the Company’s common stock. Innisfree has advised the Company that approximately up to 125 of its employees will be involved in the proxy solicitation by Innisfree on behalf of the Company. In addition, Innisfree and certain related persons will be indemnified against certain liabilities arising out of or in connection with the engagement.

The Company has retained Kekst and Company as its public relations adviser in connection with the proxy solicitation. The Company has agreed to pay customary compensation for such services and to reimburse Kekst and Company for its out-of-pocket expenses arising out of or in connection with the engagement. The Company has also agreed to indemnify Kekst and Company against certain liabilities arising out of or in connection with the engagement.

Other Matters

Our Board of Directors knows of no other business which will be presented at the Annual Meeting. If other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, YOU ARE URGED TO SIGN, DATE AND RETURN THE ENCLOSED WHITE PROXY CARD AT YOUR EARLIEST CONVENIENCE.

By order of our Board of Directors:

Susan H. Alexander
Secretary

Cambridge, Massachusetts
[          ]  , 2008

APPENDIX A

BIOGEN IDEC INC.

2008 OMNIBUS EQUITY PLAN

1.	Defined Terms

Exhibit A, which is incorporated by reference, defines certain capitalized terms used in the Plan and sets forth certain operational rules related to those terms.

2.  Purpose; Term

This Biogen Idec Inc. 2008 Omnibus Equity Plan (the “Plan”) provides for the grant of equity awards consisting of or based on the Common Stock of the Company. The purpose of the Plan is to attract and retain employees of the Company and its Affiliates, to provide an incentive for them to generate stockholder value by contributing to the appreciation of the Company’s stock price and to enable them to participate in the growth of the Company by granting Awards with respect to the Company’s Common Stock. No Awards may be granted under the Plan more than ten years after the effective date of the Plan, but Awards granted prior to that date may continue in accordance with their terms.

3.	Administration

The Plan shall be administered by the Committee. Except to the extent action by the Committee is required under Section 162(m) in the case of Awards intended to qualify for the performance-based compensation exception thereto, the Board may in any instance perform any of the functions of the Committee hereunder.

The Committee shall select the Participants to receive Awards and shall determine the terms and conditions of the Awards. The Committee has discretionary authority, subject only to the express provisions of the Plan, to interpret the Plan; determine eligibility for and grant Awards; determine, modify or waive the terms and conditions of any Award; prescribe forms, rules and procedures and otherwise do all things necessary to carry out the purposes of the Plan. In the case of any Award intended to be eligible for the performance-based compensation exception under Section 162(m), the Committee will exercise its discretion consistent with qualifying the Award for that exception. Determinations of the Committee made under the Plan will be conclusive and will bind all parties.

Notwithstanding anything else, transactions under this Plan, to the extent they would otherwise be subject to Section 16 of the Exchange Act, are intended to comply with all applicable conditions of Rule 16b-3 or its successors under Section 16 of the Exchange Act (“Rule 16b-3”). To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

In the case of an Award intended to be eligible for the performance-based compensation exception under Section 162(m), the Plan and such Award shall be construed to the maximum extent permitted by law in a manner consistent with qualifying the Award for such exception. Consistent with the above requirements, the Committee may delegate such of its duties, powers and responsibilities as it may determine (and in the event of any such delegation, references herein to the Committee shall include the person or persons so delegated to the extent of such delegation).

In the case of an Award intended to be eligible for the performance-based compensation exception under Section 162(m), to the extent necessary, the Committee shall establish in writing Performance Criteria no later than the latest time permitted by Section 162(m) of the Code (generally, for performance periods of one year or more, no later than 90 days after the commencement of the performance period; and, for periods of less than one year, before twenty-five percent (25%) of the performance period has elapsed); provided, however, that the goals so established by the Committee may be adjusted by the Committee after the initial determination only to the extent permitted under Section 162(m).

4.	Eligibility

All employees of the Company (or of any Affiliate) are eligible to be Participants in the Plan.

5.	Stock Available for Awards

A. Amount.  Subject to the other subsections of this Section 5 and to Section 10, no more than 15,000,000 shares of Common Stock in the aggregate may be delivered under or in satisfaction of Awards, plus the amount of shares of Common Stock: (i) that, as of the effective date of the Plan, remain available for grant under the Company’s 2005 Omnibus Equity Plan (including shares available under such plan by reason of a predecessor plan) and (ii) that are, as of the effective date, subject to awards under the Company’s 2005 Omnibus Equity Plan but which remain unvested upon the cancellation, surrender, exchange or termination of such award for any reason whatsoever. Shares issued under the Plan may consist of authorized but unissued shares or treasury shares. No fractional shares will be issued under the Plan.

B. Fungible Share Plan.  Each share of Stock subject to an Award consisting of Options and/or Stock Appreciation Rights (“SARs”) shall be counted against the limits set forth in Section 5.A as one (1) share. Each share of Stock subject to any Award other than Awards consisting of Options and/or SARs shall be counted against the limits set forth in Section 5.A as one and one-half (1.5) shares.

C. Reversion to the Plan.  For the avoidance of doubt, if an outstanding Award for any reason expires or is terminated or canceled without having been exercised or settled in full, or if shares of Stock acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company for an amount not greater than the Participant’s purchase price, the shares of Stock allocable to the terminated portion of such Award or such forfeited or repurchased shares of Stock shall again be available for issuance under the Plan in an amount determined in accordance with Section 5.B. Shares of Stock shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash or other property (other than shares of Stock) and shall be treated as forfeited and shall again be available for issuance under the Plan. Upon payment in shares of Stock pursuant to the exercise of an SAR, the number of shares available for issuance under the Plan shall be reduced as provided in Section 7.C. Shares of Stock withheld from an Award in satisfaction of withholding taxes as described in Section 9.I. or in payment of the exercise price of any Award requiring exercise shall not again be available for issuance under the Plan.

D. Certain Other Company Awards.  Common Stock issued under awards granted by another company (“other company awards”) and assumed by the Company in connection with a merger, consolidation, stock purchase or similar transaction, or issued by the Company under awards substituted for other company awards in connection with a merger, consolidation, stock purchase or similar transaction, shall not reduce the shares available for Awards under the Plan; provided, that the maximum number of shares that may be issued pursuant to Incentive Stock Options (as defined below) shall be determined in a manner consistent with Section 422 and the rules thereunder.

E. Limit on Individual Grants.  The following limits on individual Awards shall apply:

(1) The maximum number of shares of Common Stock subject to Options granted to any Participant, and that may be granted as SARs, Restricted Stock Units (“RSUs”), Restricted Stock Awards (“RSAs”) and Other Awards pursuant to Section 8 to any Participant, shall not exceed an aggregate of 1,500,000 in any calendar year, subject in each case to adjustment under Section 10.

(2) No more than $12,000,000 may be paid to the Chief Executive Officer and no more than $5,000,000 may be paid to any other individual in any calendar year with respect to any Performance Awards settled in cash.

6.	Stock Options

A. Grant of Options.  Subject to the provisions of the Plan, the Committee may grant both (i) Options to purchase up to a maximum of 1,000,000 shares of Common Stock that are intended to comply with the requirements of Section 422 (“Incentive Stock Options” or “ISOs”) and (ii) Options that are not intended to comply with such requirements (“Nonqualified Stock Options” or “NQSOs”). Each Option shall be clearly identified in the applicable Award agreement as either an ISO or an NQSO, but if no such identification is made, the Option shall be treated as an NQSO. The Committee shall determine the number of shares subject to each Option and the exercise price therefor, which shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant. An ISO granted to an employee described in Section 422(b)(6) of the Code must have an exercise price that is not less than 110% of such fair market value.

B. Terms and Conditions.  Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may specify in the Award agreement or thereafter. An ISO may not be exercised after the period provided in Treas. Reg. Section 1.422-2(a)(2)(iii) and Treas. Reg. Section 1.422-2(d). The Committee may impose such conditions with respect to the exercise of Options, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. At the time of the grant of an Option, the Committee may impose such restrictions or conditions to the vesting of such Option as it, in its absolute discretion, deems appropriate, including requiring the achievement of Performance Criteria. To the extent that a grant of an Option is to vest based solely upon the continued employment of the Participant, such Option shall vest pursuant to a schedule that provides for vesting in three equal increments on each of the first three anniversaries of the date of grant, or over a longer period as the Committee may determine. The Expiration Date of each Option shall be ten (10) years from the date of grant thereof, or at such earlier time as the Committee shall state in the Award agreement.

C. Payment.  No shares shall be delivered pursuant to any exercise of an Option until payment in full of the exercise price therefor is received by the Company. Such payment may be made in whole or in part in cash or, to the extent legally permissible and expressly permitted by the Committee at or after the grant of the Option, by delivery of other property such as shares of Common Stock (for which the Committee may require a holding period), valued at their Fair Market Value on the date of delivery or such other lawful consideration, including in accordance with a cashless exercise, as the Committee may determine; or any combination of the foregoing permitted forms of payment.

7.	Stock Appreciation Rights

A. Grant of SARs.  Subject to the provisions of the Plan, the Committee may grant rights to receive any excess in value of shares of Common Stock over the base value of the rights (“SARs”). The Committee shall determine at the time of grant or thereafter whether SARs are settled in cash, Common Stock or other securities of the Company, Awards or other property, and may define the manner of determining the excess in value of the shares of Common Stock. The Committee shall fix the base value of each SAR, which shall not be less than 100% of the Fair Market Value of the Common Stock at the date of grant.

B. Terms and Conditions.  Each SAR shall be exercisable at such times and subject to such terms and conditions as the Committee may specify in the Award agreement or thereafter. The Committee may impose such conditions with respect to the exercise of SARs, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. At the time of the grant of an SAR, the Committee may impose such restrictions or conditions to the vesting of such SAR as it, in its absolute discretion, deems appropriate, including requiring the achievement of Performance Criteria. To the extent that a grant of an SAR is to vest based solely upon the continued employment of the Participant, such SAR shall vest pursuant to a schedule that provides for vesting in three equal increments on each of the first three anniversaries of the date of grant, or over a longer period as the Committee may determine. The Expiration Date of each SAR shall be ten (10) years from the date of grant thereof, or at such earlier time as the Committee shall state in the Award agreement.

C. No Net Share Counting.  SARs to be settled in shares of Common Stock shall be counted in full against the number of shares available for award under the Plan under Section 5.A, regardless of the number of shares of Common Stock issued upon settlement of the SAR.

8.  Restricted Stock Units, Restricted Stock Awards and Other Awards

A. Restricted Stock Units.  The Committee may grant Awards consisting of units representing shares of Common Stock (“RSUs”). Each RSU shall represent the unfunded and unsecured commitment of the Company to deliver to the Participant at a specified future date or dates one or more shares of Common Stock or, if specified in the Award, cash equal to the Fair Market Value of the Award, in any case subject to the satisfaction of any vesting or other terms and conditions established with respect to the Award as the Committee may determine. No Participant or Designated Beneficiary holding RSUs shall be treated as a stockholder with respect to the shares of Common Stock subject to the Award unless and until such shares are actually delivered under the Award. RSUs may not be sold, assigned, transferred, pledged or otherwise encumbered. The Committee may make Awards of RSUs that are subject to restrictions or forfeiture on such terms and conditions as the Committee may determine from time to time.

B. Restricted Stock Awards.  The Committee may grant Awards of shares of Common Stock subject to forfeiture (“RSAs”) and determine the duration of the period (the “Restricted Period”) during which, and the conditions under which, the shares may be forfeited to the Company and the other terms and conditions of such Awards. Shares of RSAs may not be sold, assigned, transferred, pledged or otherwise encumbered during the Restricted Period. Shares of RSAs shall be evidenced in such manner as the Committee may determine. Any certificates issued in respect of shares of RSAs shall be registered in the name of the Participant and unless otherwise determined by the Committee, deposited by the Participant, together with a stock power endorsed in blank, with the Company. At the expiration of the Restricted Period, the Company shall deliver such shares, along with any certificates, to the Participant or if the Participant has died, to the Participant’s Designated Beneficiary.

C. Other Awards.  The Committee may grant Awards (including Performance Awards) other than Options, SARs, RSUs or RSAs. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Awards shall be granted, the number of shares of Common Stock to be granted pursuant to such Other Awards, whether such Awards are to be settled in cash or stock and all other conditions of such Other Awards.

D. Terms and Conditions.  At the time of the grant of RSUs, RSAs or Other Awards, the Committee shall determine the price, if any, to be paid by the Participant for each share subject to the Award. At the time of the grant of RSUs, RSAs or Other Awards, the Committee may impose such restrictions or conditions to the vesting of such shares as it, in its absolute discretion, deems appropriate, including requiring the achievement of Performance Criteria. To the extent that a grant of RSUs, RSAs or Other Awards is to vest based solely upon the continued employment of the Participant, such Award shall vest pursuant to a schedule that provides for vesting in three equal increments on each of the first three anniversaries of the date of grant, or such longer period as the Committee may determine, provided, however that a total of not more than 500,000 shares of Common Stock may be made subject to such Awards with a time-based vesting schedule which provides for vesting sooner than the default schedule set forth above.

9.	General Provisions Applicable to Awards

A. Documentation and Legal Conditions on Delivery of Stock.  Each Award shall be evidenced by a written document delivered to the Participant or agreement executed by the Participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or to comply with applicable tax and regulatory laws and accounting principles. The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares of Stock previously delivered under the Plan until: (i) the Company’s counsel has approved all legal matters in connection with the issuance and delivery of such shares; (ii) if the outstanding Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and (iii) all conditions of the Award have been satisfied or waived. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, or if the Company determines that the registration statement covering the sale of Stock is not available, the Company may defer the sale until such time as it determines that the registration statement is available and may delay the applicability of any provisions of the Award during any period of unavailability. The Company may require that certificates evidencing Stock issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Stock.

B. Performance Criteria.  The Committee may establish Performance Criteria on which the granting of Performance Awards, or the vesting of Performance Awards, will be subject. The Committee shall determine whether any Performance Criteria so established have been achieved, and if so to what extent, and its determination shall be binding on all persons.

C. Application of Code Section 409A.  Awards under the Plan are intended either to be exempt from the rules of Section 409A or to satisfy those rules, and shall be construed accordingly. Granted Awards may be modified at any time, in the Committee’s discretion, so as to increase the likelihood of exemption from or compliance with the rules of Section 409A. In the event that a Participant is prohibited from executing market trades by reason of the application of the federal securities laws or for any other reason determined by the Committee, the Committee may extend the exercise period of an Award to the extent permitted by Section 409A.

D. Committee Discretion.  Awards may be made alone or in combination with other Awards, including Awards of other types. The terms of Awards of the same type need not be identical, and the Committee need not treat Participants uniformly (subject to the requirements of applicable law). Except as otherwise expressly provided by the Plan or a particular Award, any determination with respect to an Award may be made by the Committee at the time of grant or at any time thereafter.

E. Dividends and Cash Awards.  In the discretion of the Committee, any Award under the Plan may provide the Participant with (i) dividends or dividend equivalents payable (in cash or in the form of Awards under the Plan) currently or deferred with or without interest and (ii) cash payments in lieu of or in addition to an Award.

F. Leaves of Absence.  Awards held by a Participant on an approved leave of absence shall continue to vest in accordance with their terms during the leave of absence as if the Participant was an active employee unless otherwise agreed to in writing between the Company and the Participant or otherwise set forth in the Award agreement; provided, however, in the event of an ISO, such leave of absence shall not exceed ninety (90) days unless reemployment is guaranteed by law or contract.

G. Termination of Employment.  Unless the Committee expressly provides otherwise, the following rules shall apply in connection with the cessation of a Participant’s employment with the Company and its Affiliates. Immediately upon the cessation of the Participant’s employment with the Company and its Affiliates, an Award requiring exercise will cease to be exercisable and all Awards to the extent not already fully vested will be forfeited, except that:

(1) All Options and SARs held by a Participant immediately prior to his or her death or termination as a result of Disability shall, to the extent not vested previously, become fully vested, and all vested Options and SARs will remain exercisable by the Participant or such Participant’s executor or administrator or the person or persons to whom the Option or SAR is transferred by will or the applicable laws of descent and distribution, in each case for the lesser of: (i) the one-year period ending with the first anniversary of the Participant’s death or Disability or (ii) the period ending on the latest date on which such Option or SAR could have been exercised without regard to this subsection G, and shall thereupon terminate;

(2) All Options and SARs held by a Participant immediately prior to Retirement shall, to the extent not vested previously, become fully vested for fifty percent (50%) of the number of shares covered by such unvested Options and SARs and for an additional ten percent (10%) of the number of shares covered by such unvested Options and SARs for every full year of employment by the Company or any of its Affiliates beyond ten (10) years, up to the remaining amount of the unvested Options and SARs, and all vested Options and SARs will remain exercisable for the lesser of: (i) the three-year period ending with the third anniversary of the Participant’s Retirement or (ii) the period ending on the latest date on which such Option or SAR could have been exercised without regard to this subsection G, and shall thereupon terminate;

(3) All Options and SARs held by a Participant immediately prior to the cessation of the Participant’s employment for reasons other than death, Disability or Retirement, except as provided in (4) below, to the extent then exercisable, will remain exercisable for the lesser of: (i) the period ending six (6) months from the Participant’s termination date or (ii) the period ending on the latest date on which such Option or SAR could have been exercised without regard to this subsection G, and shall thereupon terminate;

(4) All Options and SARs held by a Participant or a Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s employment For Cause (including any portion of the Award that is then exercisable) shall terminate at the commencement of business on the date of such termination;

(5) All RSUs, RSAs and Other Awards, in each case held by a Participant immediately prior to the Participant’s death or termination as a result of Disability, to the extent not previously vested, shall vest and become non-forfeitable; provided, however, that the applicable grants with respect to such Awards shall provide for payment terms that comply with, or are exempt from, the requirements of Section 409A;

(6) All RSUs, RSAs and Other Awards, in each case held by a Participant immediately prior to the Participant’s Retirement shall, to the extent not vested previously, become fully vested for fifty percent (50%) of the number of shares covered by such Awards and for an additional ten percent (10%) of the number of shares covered by such unvested Awards for every full year of employment by the Company or any of its Affiliates beyond ten (10) years, up to the remaining amount of the unvested Awards; provided, however, that: (i) the applicable grants with respect to such Awards shall provide for payment terms that comply with, or are exempt from, the requirements of Section 409A; and (ii) Awards subject to Performance Criteria intended to comply with Section 162(m) will vest according to the schedule contemplated in this Section 9.G.(6) only to the extent consistent with the requirements of Section 162(m).

(7) All RSUs, RSAs and Other Awards held by a Participant immediately prior to the cessation of the Participant’s employment for reasons other than death, Disability or Retirement (except as provided in (8) below), shall terminate at the close of business on the date of such termination; and

(8) All RSUs, RSAs and Other Awards held by a Participant or a Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s employment For Cause shall terminate at the commencement of business on the date of such termination.

Unless the Committee expressly provides otherwise, a Participant’s employment with the Company and its Affiliates will be deemed to have ceased upon termination of the Participant’s employment with the Company and its Affiliates (whether or not the Participant continues in the service of the Company or its Affiliates in some capacity other than that of an employee of the Company or its Affiliates).

H. Transferability.  No Award may be transferred other than by will or the laws of descent and distribution and may be exercised during the life of a Participant only by the Participant, except that, as to Options other than ISOs, the Committee may in its sole discretion permit certain transfers to the Participant’s family members or to certain entities controlled by the Participant or his or her family members.

I. Withholding Taxes.  The Participant shall pay to the Company, or make provision satisfactory to the Committee for payment of, any taxes or social insurance contributions required by law to be withheld with respect to Awards under the Plan no later than the date of the event creating the tax liability. The Company and its Affiliates will, to the extent permitted by law, deduct any such tax or social insurance obligations from any payment of any kind due to the Participant hereunder or otherwise. In the Committee’s discretion, the minimum tax or social insurance obligations required by law to be withheld in respect of Awards may be paid in whole or in part in shares of Common Stock, including shares retained by the Company from the Award creating the obligation, valued at their Fair Market Value on the date of retention or delivery. In particular, but not in limitation of the foregoing, with respect to Awards of RSUs, RSAs and Other Awards, the Company shall withhold from the payment of an Award and shall retain that number of Shares the Fair Market Value of which is equal to the amount of tax required to be withheld and paid on the date of retention or delivery.

J. Option or SAR Repricing.  Without the affirmative vote of holders of a majority of the shares of Stock cast in person or by proxy at a meeting of the stockholders of the Company at which a quorum representing a majority of all outstanding shares of Stock is present or represented by proxy, neither the Board nor the Committee shall approve either (a) the cancellation of outstanding Options or SARs and the grant in substitution therefor of new Options or SARs having a lower exercise price or base value, as the case may be, or (b) the amendment of outstanding Options or SARs to reduce the exercise price or base value, as the case may be, thereof. This paragraph shall not be construed to apply to: (i) “issuing or assuming a stock option in a transaction to which Section 424(a) applies” within the meaning of Section 424 of the Code; or (ii) adjustments made pursuant to Section 10.

K. Amendment of Award.  Except as otherwise expressly provided in the Plan, the Committee may amend, modify or terminate any outstanding Award, including substituting therefor another Award of the same or a different type, changing the date of exercise or realization and converting an ISO to an NQSO; provided, however, that if stockholder approval is required by law or the rules of the applicable exchange on which common stock of the Company is then publicly traded, such amendment shall not become effective until such stockholder approval is obtained. Any such action shall require the Participant’s consent unless the Committee determines that the action would not materially and adversely affect the Participant.

L. Cancellation and Rescission of Awards.  Unless the Award agreement specifies otherwise, the Committee may cancel, rescind, withhold or otherwise limit or restrict any unexpired or unpaid Award at any time if the Participant is not in compliance with all applicable provisions of the Award agreement and the Plan, or if the Participant engages in any “Detrimental Activity.”

M. Foreign Nationals.  The Committee may take any action consistent with the terms of the Plan, either before or after an Award has been granted, which the Committee deems necessary or advisable to comply with government laws or regulatory requirements of any foreign jurisdiction, including but not limited to modifying or amending the terms and conditions governing any Awards, establishing sub-plans under the Plan or adopting such procedures as the Committee may determine to be appropriate in response to differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employment, accounting or other matters.

N. Deemed Exercise of Awards.  On the Expiration Date on which a vested Award requiring exercise is scheduled to terminate in accordance with the Plan and the terms of the Award, if the per share exercise price or base value, as the case may be, of the Award is less than the closing price of the Common Stock on that date, the vested Award will be deemed to have been exercised at the close of business on that date. As promptly as practicable thereafter, the Company will deliver to the Participant the shares of Common Stock subject to the vested Award less that number of shares with a value that is equal to the aggregate Fair Market Value of: (1) the aggregate exercise price or base value, as the case may be, of the vested Award and (2) the amount necessary to satisfy any federal, state and local withholding of taxes or social insurance contributions related to the exercise.

10.	Effect of Certain Transactions

A. Covered Transactions

Except as otherwise expressly provided in an Award:

(1) If the Covered Transaction is one in which there is an acquiring or surviving entity other than the Company or its Affiliate, the Committee shall provide for the assumption of some or all outstanding Awards or for the grant of new Awards in substitution therefor or the continuation of some or all of the Awards by the acquiror or survivor or an affiliate of the acquiror or survivor, except to the extent that the Committee pays out the Award pursuant to the provisions of Section 10.A.(2).

(2) If the Covered Transaction is one in which holders of Stock will receive upon consummation a payment (whether cash, non-cash or a combination of the foregoing), the Committee may provide for payment (a cash-out), with respect to some or all Awards or any portion thereof (whether or not vested), equal in the case of each affected Award or portion thereof to the excess, if any, of (a) the Fair Market Value of one share of Stock times the number of shares of Stock subject to the Award or such portion, over (b) the aggregate exercise or purchase price, if any, under the Award or such portion (in the case of an SAR, the aggregate base value above which appreciation is measured), in each case on such payment terms (which need not be the same as the terms of payment to holders of Stock) and other terms, and subject to such conditions, as the Committee determines; provided, that the Committee shall not exercise its discretion under this Section 10.A.(2) with respect to an Award or portion thereof providing for “nonqualified deferred compensation” subject to Section 409A in a manner that would constitute an extension or acceleration of, or other change in, payment terms if such change would be inconsistent with the applicable requirements of Section 409A. For avoidance of doubt, in the event that the aggregate exercise or purchase price of the Award exceeds the aggregate Fair Market Value, the Award will be deemed to be cashed out for a payment of zero.

(3) Each Award will terminate upon consummation of the Covered Transaction, other than Awards assumed, substituted or continued pursuant to Section 10.A.(1) above. For avoidance of doubt, in the event that the Awards are not cashed out (or deemed cashed out) as provided in 10.A.(2), such Awards shall be assumed, substituted or continued as provided in Section 10.A.(1) above.

B. Corporate Transaction.  Except as otherwise provided in the Award agreement, if at any time within two (2) years after the effective date of a Corporate Transaction there is an Involuntary Employment Action with respect to any Designated Employee, each then outstanding Award assumed, substituted or continued under Section 10.A.(1) and held by such Designated Employee (or a permitted transferee of such person) shall, upon the occurrence of such Involuntary Employment Action, automatically accelerate so that each such Award shall become fully vested or exercisable, as applicable, immediately prior to such Involuntary Employment Action. Upon the occurrence of an Involuntary Employment Action with respect to a Designated Employee, any outstanding Options or SARs held by such Designated Employee (and a permitted transferee of such person) shall be exercisable for one (1) year following the Involuntary Employment Action or, if earlier, within the originally prescribed term of the Option or SAR.

C. Corporate Change in Control.  Unless otherwise determined by the Committee at the time of grant and set forth in the Award agreement, in the event of a Corporate Change in Control, the exercisability or vesting of each Award outstanding under the Plan shall be automatically accelerated so that each such Award shall immediately prior to such Corporate Change in Control become fully vested or exercisable for the full number of shares of the Common Stock purchasable or cash payable under an Award to the extent not previously exercised and may be exercised for all or any portion of such shares or cash within the originally prescribed term of such Award. The Committee shall, in its discretion, determine the timing and mechanics required to implement the foregoing sentence.

D. Changes In, Distributions With Respect To and Redemptions of the Stock.

(1) In the event of any stock dividend or other similar distribution of stock or other securities of the Company, stock split or combination of shares (including a reverse stock split), recapitalization, conversion, reorganization, consolidation, split-up, spin-off, combination, merger, exchange of stock, redemption or repurchase of all or part of the shares of any class of stock or any change in the capital structure of the Company or an Affiliate or other transaction or event, the following shall be equitably adjusted (a) the number of shares that may be delivered as per Section 5, (b) the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, (c) exercise prices or base values, as the case may be, relating to outstanding Awards, and (d) any other provision of Awards affected by such change shall be adjusted by the Company to the extent the Committee shall determine, in good faith, that such an adjustment is appropriate.

(2) The Committee shall also make equitable or proportionate adjustments of the type described in Section 10.D.(1) above to take into account distributions to stockholders other than stock dividends or normal cash dividends, material changes in accounting practices or principles, extraordinary dividends, mergers, consolidations, acquisitions, dispositions or similar transactions involving Stock, or any other event, if the Committee determines that adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve the value and equity of Awards made hereunder, having due regard for: (i) the qualification of ISOs under Section 422; (ii) the continued exemption of the Awards from (or satisfaction by the Awards of the rules of) Section 409A, where applicable and (iii) in the case of Awards intended to qualify for the performance-based compensation exception Section 162(m), having due regard for continued qualification for that exception.

(3) References in the Plan to shares of Stock will be construed to include any stock or securities resulting from an adjustment pursuant to this Section 10.

11.	Miscellaneous

A. No Right to Employment.  No person shall have any claim or right to be granted an Award. Neither the adoption, maintenance, nor operation of the Plan nor any Award hereunder shall constitute a contract of employment or confer upon any employee of the Company or of any Affiliate any right with respect to the continuance of his/her employment by or other service with the Company or any such Affiliate nor shall it or they be construed as affecting the rights of the Company (or Affiliate) to terminate the service of any person at any time or otherwise change the terms of such service, including, without limitation, the right to promote, demote or otherwise re-assign any employee from one position to another within the Company or any Affiliate.

B. No Rights as a Stockholder.  Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be issued under the Plan until he or she becomes the holder thereof. A Participant to whom an RSA is awarded shall be considered a stockholder of the Company at the time of the Award except as otherwise expressly provided in the applicable Award agreement.

C. Effective Date.  The Plan shall be effective on the date it is approved by the stockholders of the Company.

D. Amendment of the Plan.  The Committee may amend, suspend or terminate the Plan or any portion thereof at any time, subject to such stockholder approval as the Committee determines to be necessary or advisable. Further, under all circumstances, the Committee may, but shall not be required to, make non-substantive administrative changes to the Plan in order to conform with or take advantage of governmental requirements, statutes or regulations. Except as provided in Section 9.L, no such amendment, modification or termination will adversely affect the rights of any Participant (without his or her consent) under any Award previously granted and no amendment will, without the approval of the stockholders of the Company, effectuate a change for which stockholder approval is required in order for the Plan to qualify or to continue to qualify under Section 422 or for Awards intended to be eligible for the performance-based exception under Section 162(m) to qualify as such or continue such eligibility.

E. Governing Law.  The provisions of the Plan shall be governed by and interpreted in accordance with the laws of the State of Delaware.

EXHIBIT A

Definition of Terms

The following terms, when used in the Plan, will have the meanings and be subject to the provisions set forth below:

“Affiliate” means any corporation or other entity that stands in a relationship to the Company that would result in the Company and such corporation or other entity being treated as a single employer under Sections 414(b) or 414(c) of the Code, except that such Sections shall be applied by substituting “at least 50%” for “at least 80%” wherever applicable; provided, however, that in determining eligibility for the grant of an Option or SAR by reason of service for an Affiliate, “Affiliate” shall mean any corporation or other entity in a chain of corporations all of which have a controlling interest in another corporation or other entity in the chain, beginning with the parent entity and ending with the entity for which the Award recipient was providing services on the grant date of the Award (defining the term “controlling interest” based on “at least 50%” rather than “at least 80%”). The Company may at any time by amendment provide that different ownership thresholds apply (consistent with Section 409A, where applicable).

“Award” means any Option, SAR, RSA, RSU and any Other Award convertible into or otherwise based on Common Stock (including a Performance Award payable in cash), granted under the Plan.

“Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act, except that a Person who is properly reporting on Schedule 13G shall not be treated as a Beneficial Owner for purposes of the Plan.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor law.

“Committee” means a committee of the Board of Directors, which shall consist of two or more persons, each of whom, unless otherwise determined by the Board of Directors, is: (i) an “outside director” within the meaning of Section 162(m); (ii) a “nonemployee director” within the meaning of Rule 16b-3 under the Exchange Act and (iii) an “independent director” as defined in The NASDAQ Stock Market Rule 4200.

“Common Stock” or “Stock” means the Common Stock, $0.0005 par value, of the Company.

“Company” means Biogen Idec Inc., a Delaware corporation.

“Competitive Activity” shall include: (i) the rendering of services for any organization or engaging directly or indirectly in any business which is or becomes competitive with the Company, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company; (ii) the disclosure to anyone outside the Company, or the use in other than the Company’s business, without prior written authorization from the Company, of any confidential information or material relating to the business of the Company, acquired by the Participant either during or after employment with the Company or (iii) any attempt directly or indirectly to induce any employee of the Company to be employed or perform services elsewhere or any attempt directly or indirectly to solicit the trade or business of any current or prospective customer, supplier or partner of the Company.

“Corporate Change in Control” shall be deemed to have occurred upon the first of the following events:

(1) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its subsidiaries) representing 50% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction which is a merger or consolidation;

(2) the election to the Board, without the recommendation or approval of a majority of the incumbent Board (as of the date of approval of the Plan by the Board of Directors), of directors constituting a majority of the number of directors of the Company then in office, provided, however, that directors whose election or appointment following the effective date of the Plan is approved by a majority of the members of the incumbent Board shall be deemed to be members of the incumbent Board for purposes hereof, provided further that directors whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Company will not be considered as members of the incumbent Board for purposes of this paragraph (2); or the occurrence of any other event which a majority of the incumbent Board in its sole discretion determines should be considered a Corporate Change in Control.

“Corporate Transaction” means any of: (i) a consolidation, merger or similar transaction or series of related transactions, including a sale or other disposition of stock, in which the Company (or an Affiliate) is not the surviving corporation or which results in the acquisition of all or substantially all of the then outstanding Common Stock by a single person or entity or by a group of persons and/or entities acting in concert; (ii) a sale or transfer of all or substantially all of the Company’s assets or (iii) a dissolution or liquidation of the Company. Where a Corporate Transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (i) as determined by the Committee, the Corporate Transaction shall be deemed to have occurred upon consummation of the tender offer.

“Covered Employee” means a “covered employee” as set forth in Section 162(m).

“Covered Transaction” means a Corporate Change in Control or a Corporate Transaction.

“Designated Beneficiary” means the Participant’s estate.

“Designated Employee” means an employee designated by the Committee, in its sole discretion, as a “Designated Employee” for purposes of the Plan at any time prior to the effective date of a Corporate Transaction.

“Detrimental Activity” shall include any action or failure to act that, in the sole determination of the Committee: (i)(a) constitutes financial malfeasance that is materially injurious to the Company, (b) violates the Company’s Code of Conduct, (c) results in the Company’s restatement of its earnings, financial results or financial statements or (d) results in a violation or breach of law or contract that is materially injurious to the Company or (ii) violates any non-competition, non-disclosure or non-solicitation agreement with the Company, or in the event that the Participant has not entered into any such agreement with the Company, the Participant engages in any “Competitive Activity”.

“Disability” shall exist for purposes of the Plan if the Company determines in its sole discretion that the Participant has been terminated as a result of the employee having become totally and permanently disabled. For this purpose, totally and permanently disabled means that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor law.

“Expiration Date” means the latest date on which an Option, SAR or Other Award requiring exercise may be exercised pursuant to the Award agreement.

“Fair Market Value” means, (i) with respect to Stock, (a) for so long as such Stock is readily tradable on an established securities market (within the meaning of Section 409A), the closing price on the day of the grant or measurement or, if the applicable date is not a trading day, on the most recent trading day immediately prior to the applicable date, and (b) otherwise, the fair market value of such Stock determined by the Committee by a reasonable application of a reasonable valuation method (within the meaning of Section 409A); and, (ii) with respect to any other property, the fair market value of such property as determined by the Committee in good faith in the manner established by the Committee from time to time.

“For Cause” shall be deemed to include, but is not limited to, dishonesty with respect to the Company or any Affiliate, insubordination, substantial malfeasance or non-feasance of duty, unauthorized disclosure of confidential information, breach by a Participant of any provision of any employment, nondisclosure, non-

competition or similar agreement between the Participant and the Company or any Affiliate, and conduct substantially prejudicial to the business of the Company or an Affiliate. The determination of the Committee as to the existence of circumstances warranting a termination For Cause shall be conclusive. Notwithstanding the foregoing, in the event that the Participant is a party to an effective employment or similar agreement with the Company or an Affiliate which contains a “cause” definition, such definition shall be controlling for purposes of the Plan.

“Incentive Stock Option” or “ISO” has the meaning set forth in Section 6.A.

“Involuntary Employment Action” as to a Participant means the involuntary termination of a Participant’s employment with the Company following a Covered Transaction, other than For Cause, upon the occurrence of any of the following circumstances: (i) any adverse and/or material alteration and diminution in the Participant’s authority, duties or responsibilities (other than a mere change in title or reporting relationship) as they existed immediately prior to the Covered Transaction or as the same may be increased from time to time thereafter, (ii) a reduction of the Participant’s base salary or a reduction in targeted bonus opportunity, in each case as in effect on the date prior to the Covered Transaction or as the same may be increased from time to time thereafter or (iii) relocation of the offices at which the Participant is employed which increases his or her daily commute by more than 100 miles on a round trip basis; provided, however, that in any case the Participant notifies the Chief Legal Officer or the Head of Human Resources of the Company in writing of the basis for his or her involuntary termination within one (1) year of the occurrence of the circumstances and the Company does not cure such circumstance within thirty (30) days thereafter.

“Nonqualified Stock Option” or “NQSO” has the meaning set forth in Section 6.A.

“Option” means the right to purchase shares of Common Stock of the Company for a specified period of time at a specified price.

“Other Award” has the meaning set forth in Section 8.C.

“Participant” means a person selected by the Committee to receive an Award under the Plan.

“Performance Award” means an Award subject to Performance Criteria. The Committee in its discretion may grant Performance Awards that are intended to qualify for the performance-based compensation exception under Section 162(m) and Performance Awards that are not intended to so qualify.

“Performance Criteria” means specified criteria the satisfaction of which is a condition to the grant, exercisability, vesting, payment or full enjoyment of an Award. For purposes of Performance Awards that are intended to qualify for the performance-based compensation exception under Section 162(m), a Performance Criterion shall be based on objectively determinable measures of performance relating to any of or to any combination of the following (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, functional, subsidiary, line of business, project or geographical basis or in combinations thereof): sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization or other items, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; sales of particular products or services; customer acquisition, expansion or retention; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings; or achievement of clinical trials or measurable research objectives. A Performance Criterion and any targets with respect thereto determined by the Committee shall be based on achievement of an objectively determinable performance goal. To the extent consistent with the requirements for satisfying the performance-based compensation exception under Section 162(m), the Committee may provide in the case of any Award intended to qualify for such exception that one or more of the Performance Criteria applicable to such Award will be adjusted in an objectively determinable manner to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the performance period that affect the applicable Performance Criterion or Criteria. Prior to the grant, exercisability, vesting, payment or full enjoyment of the Performance Award, as the case may be, the

Committee will determine whether the Performance Criteria have been attained and such determination will be conclusive. If the Performance Criteria are not attained, no other Award will be provided in substitution of the Performance Award with respect to which such Performance Criteria have not been met.

“Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include: (i) the Company or any of its Affiliates; (ii) a trustee or other fiduciary holding securities under an employee benefits plan of the Company or any of its Affiliates; (iii) an underwriter temporarily holding securities pursuant to an offering of such securities or (iv) a corporation or other business entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

“Restricted Period” has the meaning set forth in Section 8.B.

“Restricted Stock Award” or “RSA” has the meaning set forth in Section 8.B.

“Restricted Stock Unit” or “RSU” has the meaning set forth in Section 8.A.

“Retirement” as to any employee of the Company or any of its Affiliates shall mean such person’s leaving the employment of the Company and its Affiliates after reaching age 55 with ten (10) years of service with the Company or its Affiliates, but not including pursuant to any termination For Cause or pursuant to any termination for insufficient performance, as determined by the Company.

“Section 162(m)” means Section 162(m) of the Code, including the Treasury Regulations thereunder and other applicable Internal Revenue Service guidance.

“Section 409A” means Section 409A of the Code, including the Treasury Regulations thereunder and other applicable Internal Revenue Service guidance.

“Section 422” means Section 422 of the Code, including the Treasury Regulations thereunder and other applicable Internal Revenue Service guidance.

“Stock Appreciation Right” or “SAR” has the meaning set forth in Section 7.A.

APPENDIX B

BIOGEN IDEC INC.
2008 PERFORMANCE-BASED MANAGEMENT INCENTIVE PLAN

1.	Purpose

This 2008 Performance-Based Management Incentive Plan (the “Plan”) is established by Biogen Idec Inc. (the “Company”) to attract and retain persons of outstanding abilities and to stimulate efforts to bring about exceptional operating performance and reward the individuals who contribute to this performance. This Plan supersedes and replaces any performance-based management incentive plan previously adopted by the Company or its predecessors.

The Plan is intended to support establishment of goals and objectives by management and generally should be aligned with the goals reflected in the approved annual or longer range plans of the Company.

Incentive awards paid under the Plan are intended to qualify for the performance-based compensation exception under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

2.	Basic Concepts

Award programs under the Plan shall be developed under the following basic concepts:

A. The identification in advance of performance periods, which may be a minimum of six (6) and a maximum of sixty (60) consecutive months in length. Because multiple awards may be granted to an employee under the Plan, performance periods need not be sequential and may occur simultaneously.

B. With respect to each performance period, the determination in advance of (i) eligible Participants, (ii) target incentive awards, (iii) one or more applicable objective performance goals, based on the Performance Criteria listed in Section 4.B below and (iv) the extent to which performance relative to each such goal shall determine the amount of the award payable to a Participant.

C. With respect to each performance period, the determination of individual performance goals, if any, which may be based on nonobjective, discretionary criteria, and which may be used to reduce, but not increase, the award otherwise payable to a Participant.

3.	Eligibility

A. Participation in the Plan shall be limited to executive officers of the Company and its subsidiaries and affiliates and certain other key employees of the Company and its subsidiaries nominated by the Chief Executive Officer (the “CEO”) and approved by the Compensation and Management Development Committee of the Company’s Board of Directors (the “Committee”). Each employee participating in the Plan is referred to as a “Participant.”

B. Unless otherwise authorized by the Committee, Participants shall be excluded from participation in any other cash bonus or incentive program of the Company or its subsidiaries and affiliates; provided, however, that Participants shall not be excluded from participation in any equity incentive plan adopted by the Company (whether or not such awards are settled in stock or in cash).

4.	Determination of Awards; Code Section 162(m) Requirements

A. Except as provided otherwise in this Section 4, awards under the Plan shall be paid solely on account of the attainment of one or more objective performance goals which: (i) are pre-established by the Committee; (ii) are based on one or more of the criteria listed below in Section 4.B and (iii) state, in terms of an objective formula or standard, the method for computing the amount of compensation payable to a Participant if the goal is attained. Award formulas shall be adopted in each performance period by the Committee no later than the latest time permitted by Section 162(m) of the Code (generally, for performance periods of one year or more, no later than 90 days after the commencement of the performance period; and, for periods of less than one year, before twenty-five percent (25%) of the performance period has elapsed). The Committee may not waive the achievement of the applicable performance goals, except in the case of the death or disability of the Participant or under such other conditions where such waiver will not jeopardize the treatment of other awards under the Plan as “performance-

based compensation” under Section 162(m) of the Code. The Committee may provide that if certain specified goals are not met, no awards will be made for the performance period to which such formula applies.

B. Performance goals shall be based on objectively determinable measures of performance relating to any of or to any combination of the following (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, functional, subsidiary, line of business, project or geographical basis or in combinations thereof) (“Performance Criteria”): sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization or other items, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; sales of particular products or services; customer acquisition, expansion or retention; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings; or achievement of clinical trial or measurable research objectives. A Performance Criterion and any targets with respect thereto determined by the Committee shall be based on achievement of an objectively determinable performance goal. To the extent consistent with the requirements for satisfying the performance-based compensation exception under Section 162(m) of the Code, the Committee may provide in the case of any Award intended to qualify for such exception that one or more of the Performance Criteria applicable to such Award will be adjusted in an objectively determinable manner to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the performance period that affect the applicable Performance Criterion or Criteria.

C. Except as provided in 8.B below (with respect to death or disability), no incentive awards shall be paid to Participants unless and until the Committee certifies in writing whether the applicable Performance Criteria have been attained, and such determination will be final and conclusive. No award may be granted under the Plan after the first meeting of the stockholders of the Company held in 2013 until the listed performance measures set forth in the definition of “Performance Criteria” above (as originally approved or as subsequently amended) have been resubmitted to and reapproved by the stockholders of the Company in accordance with the requirements of Section 162(m) of the Code, unless such grant is made contingent upon such approval.

D. A Participant may receive an incentive award that is less than, equal to or greater than his or her target incentive award. The Committee shall have no discretion to increase the amount of a Participant’s incentive award as determined under the applicable formula; provided, however, the Committee may in its sole discretion reduce an incentive award otherwise payable to a Participant, on the basis of Company and/or specific individual goals, which may be based on nonobjective factors related to the performance of the Company and/or the Participant, as the case may be. The purpose of such goals is to emphasize significant activities of the Company that may require special attention during the performance period.

5.	Basis of Participation in Award Programs

A. Participants may receive awards under the Plan for a performance period of a minimum of six (6) and a maximum of sixty (60) consecutive months. Multiple awards for overlapping periods may be granted under the Plan. Awards may, but are not required to, be denominated in (i.e., valued by reference to) the Common Stock of the Company or units of Common Stock of the Company; provided, however, that any awards denominated in cash will be paid in cash as provided in Section 8.A below. Awards denominated in cash may be expressed as a percentage of the annual base pay of the Participant or as a specified dollar amount.

B. Target incentive awards shall be recommended by the CEO for approval by the Committee, or established by the Committee based upon such factors as may be determined by the Committee in its discretion.

C. In addition to any other terms and conditions set forth in the Plan, all or part of the grant, vesting and/or payment of an award may be made subject to future service and such other restrictions and conditions as may be established by the Committee, and as may be set forth in an award agreement.

6.	Administration

A. The overall administration of the Plan shall be under the direction of the Committee. The Committee shall consist solely of two or more members of the Company’s Board of Directors who qualify as “outside directors” for purposes of Section 162(m) of the Code. The Committee has discretionary authority, subject only to the express provisions of the Plan, to interpret the Plan; determine eligibility for and grant awards; determine, modify or waive the terms and conditions of any award; prescribe forms, rules and procedures; and otherwise do all things necessary to carry out the purposes of the Plan. Notwithstanding the above, the Committee will exercise its discretion consistent with qualifying awards for the performance-based compensation exception under Section 162(m) of the Code. Determinations of the Committee made under the Plan will be conclusive and will bind all parties. The Committee may delegate: (i) to one or more of its members such of its duties, powers and responsibilities as it may determine and (ii) to such employees or other persons as it determines such ministerial tasks as it deems appropriate.

B. Responsibility for the administration of the Plan shall be under the direction of the Company’s Head of Human Resources.

7.	Determination of Incentive Awards; Limitations on Awards

A. The maximum amount payable under the Plan to any employee during any calendar year may not exceed $6,000,000 for the Chief Executive Officer and $3,000,000 for any other employee. The provisions of this Section 7 will be construed in a manner consistent with Section 162(m) of the Code.

B. The final determination of the extent to which the performance goals were achieved for an award (in terms of percentage achievement, subject to a maximum percentage established by the Committee, which in no event shall be more than 225%) will be made by the Committee promptly following the availability of all necessary performance results.

C. Following the close of a performance period, the respective managers shall determine the extent to which individual goals, if any, were achieved (in terms of percentage achievement, subject to a maximum percentage established by the Committee, which in no event shall be more than 225%) and forward a report to the Committee for determination of a downward adjustment, if any (pursuant to Section 4.D), in the amount of the award otherwise payable.

D. For the avoidance of doubt, in no event will any payment of an Award exceed 225% of the Participant’s target incentive award.

8.	Payments; Effect of Termination of Employment

A. All payments of awards hereunder shall be made in cash within the sooner of 90 days following the end of the performance period or March 15 of the year following the calendar year in which the award was earned.

B. If a Participant’s employment terminates during a performance period due to death or disability, a determination of any amount payable to the Participant or his or her estate will be made as soon as practicable. The amount to be awarded under these circumstances shall be determined by multiplying the Participant’s target incentive award by a fraction, the numerator of which is the number of days completed during the performance period before termination of employment, and the denominator of which is the original length of the performance period. Payment of all awards under this Section 8.B will be made within the sooner of 90 days of the termination of employment or March 15 of the year following the calendar year in which employment terminated.

9.	General Conditions

A. While it is the intent of the Company to continue the Plan indefinitely, the Company reserves the right to amend, modify or terminate the Plan, any incentive program under the Plan or any Participant’s participation in the Plan at any time or on such conditions as the Committee shall deem appropriate; provided, however, that once the Committee has established the performance goals underlying an incentive award and except as provided for in Section 4.B, the Committee may not change such performance goals, change the formula for computing whether such goals were met or increase the amount of the target incentive award; however, the Committee may decrease the amount of a Participant’s actual incentive award; and, provided, further, that to the extent that stockholder approval is required pursuant to law or by reason of the rules of the applicable exchange on which shares of the Company’s common stock is publicly traded, no such amendment or modification shall be effective until such time as such stockholder approval is obtained. Except as provided in 8.B above (with respect to death and disability), no Participant shall have any right to any incentive award under the Plan until such award and the amount thereof has been finally approved by the Committee and communicated to such Participant after the end of the performance period for which the award is being made.

B. The Plan is not a contract between the Company and any Participant. Neither the establishment of the Plan, nor any action taken hereunder, shall be construed as giving any Participant any right to be retained in the employ of the Company.

C. The Committee may cancel, rescind, withhold or otherwise limit or restrict any unpaid award at any time if the Participant is not in compliance with all applicable provisions of the Plan and award agreement, if any, or if the Participant engages in any “Detrimental Activity.”

In particular, but not in limitation of the foregoing, in the event that a Participant engages or has engaged in Detrimental Activity, any amounts payable to the Participant in the year in which termination of employment occurs under the Plan may be forfeited and the entire amount of any payments made during such year of termination of employment shall be repaid to the Company.

For purposes of the Plan, “Detrimental Activity” shall include any action or failure to act that, in the sole determination of the Committee: (i)(a) constitutes financial malfeasance that is materially injurious to the Company, (b) violates the Company’s Code of Conduct, (c) results in the Company’s restatement of its earnings, financial results or financial statements or (d) results in a violation or breach of law or contract that is materially injurious to the Company or (ii) violates any non-competition, non-disclosure or non-solicitation agreement with the Company, or in the event that the Participant has not entered into any such agreement with the Company, the Participant engages in any “Competitive Activity.”

For purposes of the Plan, “Competitive Activity” shall include: (i) the rendering of services for any organization or engaging directly or indirectly in any business which is or becomes competitive with the Company, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company; (ii) the disclosure to anyone outside the Company, or the use in other than the Company’s business, without prior written authorization from the Company, of any confidential information or material relating to the business of the Company, acquired by the Participant either during or after employment with the Company or (iii) any attempt directly or indirectly to induce any employee of the Company to be employed or perform services elsewhere or any attempt directly or indirectly to solicit the trade or business of any current or prospective customer, supplier or partner of the Company.

D. A Participant’s right and interest under the Plan may not be assigned or transferred, and any attempted assignment or transfer shall be null and void and shall extinguish, in the Company’s sole discretion, the Company’s obligation under the Plan to pay incentive awards with respect to the Participant.

E. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund, or to make any other segregation of assets, to assure payment of awards.

F. The Company shall have the right to deduct from incentive awards paid any taxes or other amounts required by law to be withheld.

G. Awards under the Plan are intended either to be exempt from the rules of Section 409A of the Code or to satisfy those rules, and shall be construed accordingly. Notwithstanding anything to the contrary in the Plan, neither the Company, nor any affiliate, nor the Committee, nor any person acting on behalf of the Company, any affiliate, or the Committee, shall be liable to any Participant or to the estate or beneficiary of any Participant or to any other holder of an award by reason of any acceleration of income, or any additional tax, asserted by reason of the failure of an award to satisfy the requirements of Section 409A of the Code or by reason of Section 4999 of the Code.

H. The validity, construction, interpretation and effect of the Plan shall exclusively be governed by and determined in accordance with the laws of the State of Delaware, without giving effect to its conflict of laws provisions.

APPENDIX C

INFORMATION CONCERNING PARTICIPANTS
IN THE COMPANY’S SOLICITATION OF PROXIES

The following tables (“Directors and Nominees” and “Officers and Employees”) set forth the name, principal business address and the present principal occupation or employment, and the name, principal business and address of any corporation or other organization in which their employment is carried on, of our directors, nominees, officers and employees who, under the rules of the Securities and Exchange Commission, are considered to be “Participants” in our solicitation of proxies from our stockholders in connection with our 2008 Annual Meeting of Stockholders.

Directors and Nominees

The principal occupations of our directors and nominees who are considered “participants” in our solicitation are set forth under the section above titled “Proposal 1: Election of Directors” of this Proxy Statement, with the exception of Thomas F. Keller, who is the R.J. Reynolds Professor Emeritus of Business Administration and Dean Emeritus of the Fuqua School of Business at Duke University. The name and business addresses of the organization of employment of our directors and nominees are as follows:

Name	Business Address

Lawrence C. Best	*
Marijn E. Dekkers, Ph.D.	*
Alan B. Glassberg, M.D.	*
Thomas F. Keller, Ph.D	*
Nancy L. Leaming	*
James C. Mullen	*
Robert W. Pangia	*
Stelios Papadopoulos, Ph.D.	*
Cecil B. Pickett, Ph.D.	*
Bruce R. Ross	*
Lynn Schenk	*
Phillip A. Sharp, Ph.D.	*
William D. Young	*

*	c/o Biogen Idec Inc. 14 Cambridge Center Cambridge, MA 02142.

Officers and Employees

The principal occupations of our executive officers and employees who are considered “participants” in our solicitation of proxies are set forth below. The principal occupation refers to such person’s position with our Company, and the business address is Biogen Idec Inc., 14 Cambridge Center, Cambridge, MA 02142.

Name	Principal Occupation

James C. Mullen	Chief Executive Officer
Paul J. Clancy	Chief Financial Officer
Susan H. Alexander	EVP and General Counsel
Elizabeth F. Woo	VP, Investor Relations

Information Regarding Ownership of the Company’s Securities by Participants

The shares of our common stock beneficially owned or held as of April 10, 2008 by the persons listed above under “Directors and Nominees” and “Officers and Employees” are set forth in the section titled “Stock Ownership” of this Proxy Statement. Shares beneficially owned by Ms. Alexander are included in the “Directors and executive officers as a group (21 persons)” line item under such section.

Ms. Alexander is the beneficial owner, as of April 28, 2008, of 10,599 shares of our common stock, options to purchase 37,450 shares of common stock and no shares of restricted stock.

Ms. Woo is the beneficial owner, as of April 28, 2008, of 865 shares of our common stock, options to purchase 14,971 shares of common stock and no shares of restricted stock.

Information Regarding Transactions in the Company’s Securities by Participants

The following table sets forth all transactions that may be deemed purchases and sales of shares of our common stock by the individuals who are considered “participants” between April 28, 2006 and April 28, 2008. Except as described in this Proxy Statement, shares of our common stock owned of record by each participant are also beneficially owned by such participant. Unless otherwise indicated, all transactions were in the public market and none of the purchase price or market value of those shares is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

			Transaction
Name	Date	# of Shares	Footnote

Lawrence C. Best	5/25/2006	3,125	(1)
	5/25/2006	1,250	(2)
	5/31/2007	2,300	(2)
	5/31/2007	5,950	(1)
Marijn Dekkers	5/31/2007	2,300	(2)
	5/31/2007	35,000	(1)
	5/31/2007	5,950	(1)
Alan B. Glassberg	5/25/2006	3,125	(1)
	5/25/2006	1,250	(2)
	10/2/2006	13,140	(3)
	10/2/2006	(13,140)	(4)
	5/30/2007	20,000	(3)
	5/30/2007	(20,000)	(4)
	5/31/2007	2,300	(2)
	5/31/2007	5,950	(1)
Thomas Keller	5/25/2006	3,125	(1)
	5/25/2006	1,250	(2)
	9/1/2006	6,900	(3)
	9/1/2006	(6,900)	(4)
	11/1/2006	3,450	(3)
	11/1/2006	(3,450)	(4)
	5/31/2007	2,300	(2)
	5/31/2007	5,950	(1)
	8/24/2007	6,900	(3)
	8/24/2007	(6,900)	(4)
	10/15/2007	10,350	(3)
	10/15/2007	(10,350)	(4)

			Transaction
Name	Date	# of Shares	Footnote

Nancy L. Leaming	1/8/2008	850	(2)
	1/8/2008	2,200	(1)
	1/8/2008	35,000	(1)
James C. Mullen	4/28/2006	8,675	(3)
	4/28/2006	(8,675)	(4)
	11/16/2006	300,000	(3)
	11/16/2006	(300,000)	(4)
	11/20/2006	159,000	(3)
	11/20/2006	(159,000)	(4)
	11/27/2006	12,500	(3)
	11/27/2006	(12,500)	(4)
	2/6/2007	(19,075)	(6)
	2/7/2007	(11,134)	(6)
	2/13/2007	210,000	(1)
	2/13/2007	7,000	(2)
	2/13/2007	100,000	(2)
	2/7/2008	(9,725)	(6)
	2/13/2008	(9,742)	(6)
	2/13/2008	59,300	(2)
	2/13/2008	166,100	(1)
	4/11/2008	745,750	(3)
	4/11/2008	(745,750)	(4)
	4/14/2008	200	(3)
	4/14/2008	(200)	(4)
	4/15/2008	12,800	(3)
	4/15/2008	(12,800)	(4)
Robert W. Pangia	5/25/2006	315	(1)
	5/25/2006	1,250	(2)
	5/31/2007	2,300	(2)
	5/31/2007	5,950	(1)
	4/8/2008	30,000	(3)
	4/8/2008	(30,000)	(4)
Stelios Papadopoulos	None
Cecil Pickett	10/2/2006	164,400	(2)
	10/2/2007	(18,704)	(6)
	2/12/2008	27,000	(2)
	2/12/2008	(9,773)	(6)

			Transaction
Name	Date	# of Shares	Footnote

Bruce R. Ross	5/25/2006	3,125	(1)
	5/25/2006	1,250	(2)
	5/25/2006	6,250	(1)
	5/25/2006	2,500	(2)
	11/17/2006	7,500	(3)
	11/17/2006	(7,500)	(4)
	11/22/2006	7,500	(3)
	11/22/2006	(7,500)	(4)
	5/31/2007	4,600	(2)
	5/31/2007	11,900	(1)
	5/31/2007	(1,500)	(4)
	7/24/2007	5,000	(3)
	7/24/2007	(5,000)	(4)
	7/25/2007	5,000	(3)
	7/25/2007	(5,000)	(4)
	8/15/2007	6,250	(3)
	8/15/2007	(6,250)	(4)
	8/24/2007	6,250	(3)
	8/24/2007	(6,250)	(4)
Lynn Schenk	5/25/2006	3,125	(1)
	5/25/2006	1,250	(2)
	5/31/2006	2,300	(2)
	5/31/2006	5,950	(1)
	10/15/2007	63,000	(3)
	10/15/2007	(63,000)	(4)
Phillip A. Sharp	5/25/2006	3,125	(1)
	5/25/2006	1,250	(2)
	5/31/2006	2,300	(2)
	5/31/2006	5,950	(1)
	4/8/2008	100,000	(3)
	4/8/2008	(100,000)	(4)
William D. Young	5/25/2006	3,125	(1)
	5/25/2006	1,250	(2)
	5/31/2006	2,300	(2)
	5/31/2006	5,950	(1)

			Transaction
Name	Date	# of Shares	Footnote

Paul J. Clancy	8/1/2006	2,500	(2)
	8/1/2006	6,000	(1)
	9/14/2006	(5,557)	(6)
	10/23/2006	(11,943)	(4)
	2/6/2007	(470)	(6)
	2/6/2007	(1,349)	(6)
	2/12/2007	18,100	(1)
	2/12/2007	7,000	(2)
	2/13/2007	(3,661)	(4)
	3/14/2007	(1,977)	(6)
	3/20/2007	(4,248)	(4)
	6/1/2007	9,000	(2)
	8/1/2007	(265)	(6)
	9/4/2007	8,000	(2)
	9/4/2007	20,000	(1)
	2/6/2008	(522)	(6)
	2/12/2008	(742)	(6)
	2/12/2008	43,940	(1)
	2/12/2008	15,690	(2)
	2/12/2008	(958)	(4)
	2/17/2008	(1,017)	(6)
	2/21/2008	(2,183)	(4)
Susan Alexander	1/30/2007	(1,142)	(6)
	2/12/2007	11,500	(2)
	2/12/2007	29,800	(1)
	2/15/2007	(847)	(6)
	1/30/2008	(1,129)	(6)
	2/12/2008	(1,271)	(6)
	2/12/2008	14,040	(2)
	2/12/2008	39,320	(1)
	2/15/2008	(847)	(6)

			Transaction
Name	Date	# of Shares	Footnote

Elizabeth F. Woo	6/30/2006	202	(5)
	9/14/2006	(1,223)	(6)
	9/16/2006	(2,627)	(4)
	9/29/2006	173	(5)
	12/29/2006	202	(5)
	2/6/2007	(2,560)	(6)
	2/12/2007	6,160	(1)
	2/12/2007	2,380	(2)
	2/13/2007	(999)	(4)
	3/14/2007	(435)	(6)
	3/20/2007	(935)	(4)
	3/30/2007	452	(5)
	6/29/2007	211	(5)
	12/27/2007	(655)	(4)
	12/27/2007	(2,296)	(4)
	2/4/2008	1,700	(3)
	2/4/2008	(1,700)	(4)
	2/4/2008	8,240	(3)
	2/4/2008	(8,240)	(4)
	2/6/2008	(305)	(6)
	2/12/2008	6,610	(1)
	2/12/2008	2,360	(2)
	2/12/2008	(253)	(6)
	2/12/2008	(655)	(4)
	2/14/2008	3,564	(3)
	2/14/2008	(3,564)	(4)
	2/17/2008	(509)	(6)
	2/19/2008	(541)	(4)
	2/21/2008	1,091	(4)
	4/8/2008	2,156	(3)
	4/8/2008	(2,156)	(4)
	4/8/2008	2,300	(3)
	4/8/2008	(2,300)	(4)
	4/10/2008	3,574	(3)
	4/10/2008	(3,574)	(4)

(1)	Stock option grant.

(2)	Restricted stock unit grant.

(3)	Exercise of stock options pursuant to plans intended to comply with Rule 10b5-1.

(4)	Open market sale of common stock pursuant to plans intended to comply with Rule 10b5-1.

(5)	Purchase of common stock through employee stock purchase plan.

(6)	Payment of tax liability by withholding securities incident to vesting.

Miscellaneous Information Regarding Participants

Except as described in this Appendix C or the Proxy Statement, to our knowledge, none of the participants (i) beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, any shares or other securities of our Company or any of our subsidiaries, (ii) has purchased or sold any of such securities within the past two years or (iii) is, or within the past year was, a party to any contract, arrangement or understanding with any person with respect to any such securities. Except as disclosed in this Appendix C or the Proxy Statement, to the best knowledge of the participants, none of their associates beneficially owns, directly or indirectly, any of our securities. Other than as disclosed in this Appendix C or the Proxy Statement, to our knowledge, neither we nor any of the participants has any substantial interests, direct or indirect, by security holding or otherwise, in any matter to be acted upon at the Annual Meeting or is or has been within the past year a party to any contract, arrangement or understanding with any person with respect to any of our securities, including, but not limited to, joint ventures, loan or option agreements, put or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies. Other than as set forth in this Appendix C or Proxy Statement, to our knowledge, none of us, the participants or any of their associates has had or will have a direct or indirect material interest in any transaction or series of similar transactions since the beginning of our last fiscal year or any currently proposed transactions, or series of similar transactions, to which we or any of our subsidiaries was or is to be a party in which the amount involved exceeds $120,000.

Other than as set forth in this Appendix C or the Proxy Statement, to our knowledge, none of us, any of the participants or any of their associates has any arrangements or understandings with any person with respect to any future employment by us or our affiliates or with respect to any future transactions to which we or any of our affiliates will or may be a party.

NOTICE OF ANNUAL MEETING
AND PROXY STATEMENT

[          ], 2008

Preliminary Proxy Subject to Completion
YOUR VOTE IS IMPORTANT
Please take a moment now to vote your shares of Biogen Idec Inc.
Common Stock for the upcoming Annual Meeting of Stockholders.
PLEASE REVIEW THE PROXY STATEMENT AND VOTE TODAY IN ONE OF THREE WAYS:
1.
Vote by Telephone—Call toll-free in the U.S. or Canada at 1-866-252-6915, on a touch-tone telephone. If outside the U.S. or Canada, call 1-215-521-1345. Please follow the simple instructions. You will be required to provide the unique control number printed below.

OR
2.	Vote by Internet—Access https://www.proxyvotenow.com/biib and follow the simple instructions. Please note, you must type an “s” after http. You will be required to provide the unique control number printed below.

CONTROL NUMBER:

   You may vote by telephone or by Internet 24 hours a day 7 days a week. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned a proxy card.
OR
3.
Vote by Mail—If you do not wish to vote by telephone or by Internet, please complete, sign, date and return the proxy card in the envelope provided, or mail to: Biogen Idec Inc., c/o Innisfree M&A Incorporated, FDR Station, P.O. Box 5155, New York, NY 10150-5155.

▼ TO VOTE BY MAIL PLEASE DETACH PROXY CARD HERE AND SIGN, DATE AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED ▼

The Board of Directors recommends a vote “FOR” all nominees in proposal 1.

1.	Election of directors					INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark the “FOR ALL, WITH EXCEPTIONS” box and write the number of the excepted nominee(s) in the space provided:

		FOR ALL	WITHHOLD FROM ALL	FOR ALL WITH EXCEPTIONS
	01 – Stelios Papadopoulos, 02 – Cecil Pickett, 03 – Lynn Schenk, 04 – Phillip Sharp	☐	☐	☐
The Board of Directors recommends a vote						The Board of Directors recommends a vote
“FOR” proposals 2, 3 and 4.						“AGAINST” proposal 5.
		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN
2.	To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008.	☐	☐	☐	5.	Shareholder Proposal to amend the Company’s Bylaws.	☐	☐	☐
3.	To approve our 2008 Omnibus Equity Plan.	☐	☐	☐		In their discretion, the proxies are also authorized to vote upon such other matters as may properly come before the meeting, and at any adjournment or postponement thereof.
4.	To approve our 2008 Performance-Based Management Incentive Plan.	☐	☐	☐

Date:	, 2008

Signature

Signature (if held jointly)

Title

Please date and sign exactly as the name(s) appear(s) on this card. Joint owners should each sign. Please give full title when signing as executor, administrator, trustee, attorney, guardian for a minor, etc. Signatures for corporations and partnerships should be in the corporate or firm name by an authorized person.

PLEASE VOTE YOUR PROXY TODAY!
SEE REVERSE SIDE
FOR THREE EASY WAYS TO VOTE YOUR PROXY

▼ TO VOTE BY MAIL PLEASE DETACH PROXY CARD HERE AND SIGN, DATE AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED ▼

W
H
I
T
E

P
R
O
X
Y
BIOGEN IDEC INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON           ,       2008
The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of Biogen Idec Inc. (the “Company”), dated                    , 2008, in connection with the Company’s Annual Meeting of Stockholders to be held on                 , 2008 at             at                , and does hereby appoint James C. Mullen, Paul J. Clancy and Susan H. Alexander, and each of them (with full power to act alone), proxies of the undersigned with all the powers the undersigned would possess if personally present and with full power of substitution in each of them, to appear and vote all shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at the 2008 Annual Meeting of Stockholders, and at any adjournment or postponement thereof.
The shares represented hereby will be voted as directed herein. In each case if no direction is indicated, such shares will be voted FOR the election of all of the nominees in Proposal 1 and FOR Proposals 2, 3 and 4 and AGAINST Proposal 5. As to any other matter that may properly come before the meeting or any adjournment or postponement thereof, said proxy holders will vote in accordance with their best judgment.
This proxy may be revoked in writing any time prior to the voting thereof. The undersigned hereby revokes all proxies previously given by the undersigned to vote at the Annual Meeting of Stockholders or any adjournment or postponement thereof.
YOUR VOTE IS VERY IMPORTANT – PLEASE VOTE TODAY.
(Continued and to Be Signed On Reverse Side.)